================================================================================
    As filed with the Securities and Exchange Commission on January 10, 2000


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                        DAEDALUS BUILDING SYSTEMS, INC.

                                 -------------

                Delaware               5039         54-1950671
        (State of Incorporation)      (SIC)      (Employer I.D.#)

                                 -------------

                              8653 RICHMOND HIGHWAY
                           ALEXANDRIA, VA 22309-4206
                              TEL: (703) 360-5700
                   (Address and telephone number of principal
               executive offices and principal place of business)

                              Edward A. McCulloch
                               President and CEO
                             8653 Richmond Highway
                           Alexandria, VA 22309-4206
                                 (703) 360-5700
           (Name, address and telephone number of agent for service)

                                   Copies to:
                             Carl A. Generes, Esq.
                       The Law Office of Carl A. Generes
                             4315 West Lovers Lane
                              Dallas, Texas 75209
                               Tel: 214-352-8674
                               Fax: 214-350-2142

                              Herbert S. Rosenblum
                         Attorney and Counselor at Law
                           526 King Street, Suite 211
                           Alexandria, VA 22313-0058
                               Tel: 703-684-0060
                               Fax: 703-684-0072

                                 -------------

Approximate date of commencement or proposed sale to the public: As soon as practicable after this registration statement becomes effective.

================================================================================

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS
OF SECURITIES               AMOUNT TO BE      PRICE PER   OFFERING  REGISTRATION
TO BE REGISTERED              REGISTERED         SHARE      PRICE        FEE
=======================     ================  ==========  ========  ============
Common stock ($0.01 par
value per share) (1)        1,500,000 shares    $.375(2)   $562,500    $170.45

(1) Shares of common stock of the registrant being distributed to shareholders of Empiric Energy, Inc.

(2) Based upon discounted market value, as of January 4, 2000, of the unregistered common stock of Empiric Energy, Inc., solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         DAEDALUS BUILDING SYSTEMS, INC.
                              CROSS REFERENCE SHEET
              (Pursuant to Rule 404 and Item 501 of Regulation S-B)

    .........................
Item in Form SB-2 ..   Caption or Heading In Prospectus
 Form SB-2
1 .....   Front of the Registration Statement               Outside Front Cover Page
              and Front Outside                             Cover Page of Prospectus

 2 .....   Inside Front and Outside Back                    Outside Front Cover Page; Table of
             Cover Pages of Prospectus                      Contents; Additional Information


 3  ....   Summary Information and Risk Factors             Prospectus Summary;
               Risk Factors

 4  ....   Use of Proceeds                                  Not Applicable

 5  ....   Determination of Offering Price                  The Distribution; Description of
                                                            Securities of Daedalus

 6  ....   Dilution                                         Not Applicable

 7  ....   Selling Security Holder                          Not Applicable

 8  ....   Plan of Distribution                             The Distribution

 9  ....   Legal Proceedings                                Business of Daedalus

10  ....   Directors, Executive Officers, Promoters,        Management of Daedalus
             and Control Persons

11  ....   Security Ownership of Certain Beneficial         Principal Shareholders of Daedalus
             Owners and Management

12  ....   Description of Securities                        Description of Securities of Daedalus

13  ....   Interest of Named Experts and Counsel            Not Applicable

14  ....   Disclosure of Commission Position on             Management of Daedalus, Securities
           Indemnification for Act Liabilities
           Indemnification of Directors and Officers;
           Additional Information

15  ....   Organization Within Last Five Years              Business of Daedalus; The
                                                            Distribution;  Management of Daedalus;
                                                            Principal  Shareholders  of  Daedalus;
                                                            Management's  Discussion  and Analysis
                                                            and Results of  Operations;  Financial
                                                            Statements

16  ....   Description of Business                          Business of Daedalus; Risk Factors;
                                                            Management's  Discussion  and Analysis
                                                            and Results of Operations

17  ....   Management's Discussion and Analysis or Plan
           of Operation Management's Discussion and Analysis
           and Results of Operations

18  ....   Description of Property                          Business of Daedalus

19  ....   Certain Relationships and Related Transactions   Related Transactions; Management of
                                                            Daedalus

20  ....   Market for Common Equity and Related             Risk Factors; The Distribution
            Stockholder Matters

21  ....   Executive Compensation                           Management of Daedalus

22  ....   Financial Statements                             Financial Statements Attached to
                                                            Prospectus

23  ....   Changes In and Disagreements with Accountants on
              Accounting and Financial Disclosure           Not Applicable


                   SUBJECT TO COMPLETION DATED JANUARY 10, 2000

                         DAEDALUS BUILDING SYSTEMS, INC.

                                    DAEDALUS

                                   PROSPECTUS
                            DIVIDEND DISTRIBUTION OF
                           1,500,000 SHARES OF COMMON
                                      STOCK

To the shareholders of Empiric Energy, Inc.

Of record, ______________ 2000     Daedalus is a new company that will
                                   manufacture and sell  innovative,  low cost
                                   housing  with  materials made primarily from
                                   recycled plastics and foam-filled,  metal
                                   panels.  Our target  markets are
                                   principally within developing countries.

On the  basis of one  Daedalus
share  for each  ____  Empiric     This is our initial  public  offering  and no
Common shares and one Daedalus     public market  currently  exists for our
share for each Empiric Series      shares.  We cannot guarantee  that  any
"B" Preferred share                market  will  develop  for our shares.   We
                                   will   apply   for   listing   on  the
                                   over-the-counter  Bulletin  Board  under the
                                   symbol "DBSI".

The Daedalus shares involve a high degree of risk. You should carefully consider the information appearing under the caption "Risk Factors".

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ______________, 2000

                         DAEDALUS BUILDING SYSTEMS, INC.
                                   PROSPECTUS

                                TABLE OF CONTENTS


AVAILABLE INFORMATION

CAUTIONARY STATEMENTS

QUESTIONS AND ANSWERS ABOUT THE
DISTRIBUTION AND DAEDALUS

PROSPECTUS SUMMARY

RISK FACTORS

USE OF PROCEEDS

CAPITALIZATION

DIVIDEND POLICY

INFORMATION CONCERNING EMPIRIC

THE DISTRIBUTION
         Exchange Agreement
         Treatment of Indebtedness; Expenses
         Record date
         Manner of Distribution
         Trading Market

FEDERAL INCOME TAX CONSEQUENCES
OF THE DISTRIBUTION

BUSINESS OF DAEDALUS
         Business Overview
         Products
         Market
         Customers
         Competition
         Raw Materials
         Marketing and Sales
         Facilities
         Employees
         Environmental
         Litigation


MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT OF DAEDALUS
Executive Compensation
1999 Stock Option Plan
Indemnification of Directors and Officers

RELATED TRANSACTIONS

PRINCIPAL SHAREHOLDERS OF DAEDALUS

SELLING SHAREHOLDER

DESCRIPTION OF SECURITIES OF DAEDALUS
Authorized Capital Stock
Description of common stock
Description of Preferred Stock
Defenses Against Hostile Takeovers
Reports to Shareholders
Transfer  and Warrant Agent

LEGAL MATTERS

EXPERTS

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                            WHERE YOU CAN FIND MORE

Daedalus  Building  Systems,   Inc.  filed  with  the  Securities  and  Exchange
Commission a registration statement on Form SB-2 to register the shares of Daedalus common stock to be distributed to the Empiric shareholders.

The registration statement and the exhibits and schedules may be inspected and copied (at prescribed rates) at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. Please call 1-800-SEC-0330 for further information on the public reference rooms in other locations. Also, you can review this information at the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly
available   through  the  Commission's  Web  site   (http://www.sec.gov).

This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. Daedalus will provide without charge to each person who receives this prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference) by contacting Daedalus at 8653 Richmond Highway, Alexandria, VA 22309-4206, Attention: Chief Financial Officer, telephone:
703.360.5700.

Daedalus has not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of December 31, 1999.

                             CAUTIONARY STATEMENTS

This prospectus contains statements relating to future results of Daedalus (including certain projections and business trends) that are "forward-looking statements". Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, regulatory conditions, integration of acquisitions and competitive pricing pressures.

Factors that may cause actual results to differ from projections include, for example:

1. The  success or failure of the  Daedalus  Building  System;

2. Our ability to raise sufficient capital to manufacture and market the Daedalus Building System;

3. Our ability to manufacture the Daedalus Building System in volume;

4. The effect of changing economic  conditions;

5. Changes in government regulations, import/export taxes and similar matters;

6. Competition from other low cost  housings  producers;

7. Our  ability  to attract  and  retain  quality employees;  and

8. Other risks that may be described in our future  filings with the  SEC.

We do not promise to update forward-looking information to reflect actual results or changes in the assumptions or other factors upon which we based these forward looking statements.

                             QUESTIONS AND ANSWERS
                        ABOUT THE DIVIDEND DISTRIBUTION

To avoid confusion, as used in this prospectus, "Empiric" means Empiric Energy, Inc., and "Daedalus" means Daedalus Building Systems, Inc.

Q: What is the purpose of the Distribution?

A: To make Daedalus a public company and to satisfy one of the conditions of the Agreement between Empiric and Daedalus. See "The Distribution".


Q: What do I get in the  Distribution?

A: You will receive one share of Daedalus common stock for every ______ Empiric common shares and one share of Daedalus common stock for every ____ Empiric Series "B" preferred shares you own when the Distribution occurs. Daedalus will not issue any fractional share. The number of Daedalus shares you receive will be rounded up to the nearest whole number by Empiric


Q: When will the Distribution occur?

A: The Distribution is expected to occur on or about  _____________  2000.


Q: What are my shares of Daedalus common stock worth?

A: The actual trading value of the Daedalus common stock and will depend on many factors. Until an orderly trading market develops, the market price for Daedalus common stock may fluctuate significantly. Please obtain current market quotations prior to deciding whether to purchase or sell Daedalus common stock.


Q: Do I have to pay taxes on the Daedalus common stock, which I receive in the Distribution?

A: The Distribution and Daedalus common stock you receive in the Distribution may be taxed to you as ordinary income. To review the tax consequences to you in more detail, see "Federal Income Tax Consequences of the Distribution".


Q: What do I have to do to participate in the Distribution?

A: You do not need to do anything to participate in the  Distribution.


Q: When will I receive my Daedalus common stock?

A: If you are a record owner of Empiric stock at the record date, your Daedalus common stock will be registered in book-entry form in the records of Daedalus' transfer agent. Following the Distribution, Daedalus will deliver certificates to you, upon request. If you own your Empiric stock in street name, your Daedalus common stock should be credited to your brokerage account; contact your broker for more information.


Q: When will I be able to buy and sell Daedalus common stock?

A: You may buy and sell Daedalus common stock once the Distribution occurs. You should consult your broker or financial advisor before you attempt to sell your Daedalus common stock.


Q: Where will the Daedalus  common stock trade?

A: We expect that public trading in the Daedalus common stock to begin on Over-the-counter Bulletin Board shortly following the Distribution, but there can be no assurance that such a market will develop.

Q: Will  Daedalus  pay  dividends  on its shares of Daedalus common stock?

A: We do not intend to pay any cash dividends in the near term. We intend to reinvest available cash in our business.


Q: What will be the relationship between Daedalus and Empiric after the Distribution?

A: Empiric will continue to own _______ shares of Daedalus common stock. The Empiric shares will represent approximately _____% of Daedalus' outstanding shares of common stock.


Q: Who should I call with questions?

A: If you have  questions  about the  Distribution,  you may contact  either
   Daedalus Investor Liaison at (703) 360-5700, or Empiric's Chief Financial Officer at(972)387-4100.

                               PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all the information that is important to you. You should read the entire prospectus carefully, including the risk factors and financial statements.

Daedalus Building Systems, Inc.
===============================

On October 28, 1999, Edward A. McCulloch formed Daedalus Building Systems, Inc. as a Delaware corporation. Mr. McCulloch is Daedalus' principal and controlling shareholder.

Reason for formation
====================

Daedalus was formed to (i) acquire Daedalus Composites, Inc., an Ontario, Canada corporation ("DCI") and (ii) to make the stock exchange agreement with Empiric Energy, Inc. ("Empiric") that provides for the spin-off dividend distribution of at least 1,000,000 shares of the Daedalus common stock (the "Distribution") that is covered by this prospectus, and (iii) to focus efforts upon providing extremely low cost shelter and low cost housing to the vast portion of the worlds population who are homeless or without adequate housing, through the Daedalus Building System.

Daedalus business
=================

Daedalus has not had any material operations or sales as of the date of this prospectus. Daedalus will now begin to manufacture and offer for sale, under a License Agreement, low cost housing, utilizing innovative technology employing recycled plastic composites and other materials. We call our product the Daedalus Building System.

Daedalus Composites, Inc.
=========================

On October 31, 1999, Daedalus acquired all of the stock of Daedalus Composites, Inc. (DCI), a Canadian corporation, as well as the exclusive, nontransferable right to license, manufacture, use, market, and sell and otherwise to commericalize the patents, potential patents, technology, information and processes, and the improvements (the "Technology") throughout the world, related to residential housing units, from a company under common control, The Daedalus Project, Inc., in exchange for a royalty of five percent of gross sales in which the Technology is embedded, and the issuance of 8,500,000 shares of common stock, 250,000 shares of Series "A" preferred stock and 1,000,000 shares of Series "B" preferred stock of Daedalus, to the shareholders of The Daedalus Project, Inc.

Daedalus-Cambridge, Inc. (formerly Cambridge Unique Associates, Inc.)
=====================================================================

On October 30, 1999, Daedalus acquired the assets of Cambridge Unique Associates, Inc., (Cambridge), a Canadian corporation, in exchange for 200,000 shares of common stock of Daedalus and 1,000,000 shares Series "C" preferred stock and 375,000 shares of Series "D" preferred stock in Daedalus. Cambridge has worldwide manufacturing and distribution rights for a metal building system patented under US Patent No. 08/988,697 Load Bearing Prefabricated Building Construction Panel, which is a polyurethane foam filled metal panel building system that will be used to fabricate houses to complement the composite structures of Daedalus Building System at a slightly higher socioeconomic level.

Daedalus Building System
========================

With the acquisition of Daedalus-Cambridge, The Daedalus Building System was expanded to include two components: the original, composite housing system, manufactured principally from recycled plastics, and a foam-filled metal panel system.

License Agreement
=================

The Daedalus Project, Inc., an affiliated Virginia corporation ("TDP"), developed the Daedalus Building System technology. TDP granted Daedalus an exclusive license to manufacture and sell the Daedalus Building System in exchange for a 5% royalty on gross sales of Daedalus. E. A. McCulloch is the principal shareholder and CEO of TDP.

Existing Daedalus shareholders
==============================

When Daedalus was formed, the shareholders of TDP acquired proportionate ownership in Daedalus pursuant their original subscription agreements with TDP, with the exception of E. A. McCulloch, who agreed to take a reduced amount subject to certain "earn-out" provisions

Daedalus' principal shareholders
================================

Mr. McCulloch owns 3,336,982 shares of Daedalus common stock, 250,000 shares of Daedalus Series A preferred stock, and 1,000,000 share of Daedalus Series B preferred stock, each of which has one vote on matters pertaining to preferred shareholders. Additionally, each share of the Series "A" preferred stock has 30 votes on all matters submitted to shareholders of common stock; and, each common share has one vote. Therefore, after the distribution, Mr. McCulloch will own 32.72% of the outstanding common stock, 33.33% of the preferred stock, 61.23% of the common voting rights and 33.33% of the preferred voting rights. Therefore, Mr. McCulloch will have, as a practical matter, control of Daedalus.

                               THE DISTRIBUTION

Securities To be distributed
============================

Empiric will distribute ("Distribution") to the Empiric shareholders of at least 1,000,000 shares of Daedalus common stock.

The Daedalus shares will represent approximately ____% of the outstanding Daedalus common stock. After the Distribution, Empiric will continue to own approximately _______ shares of Daedalus common stock.

No consideration will be paid by shareholders of Empiric nor will they be required to surrender or exchange shares of Empiric common stock or take any other action to receive shares of Daedalus common stock in the Distribution.

Distribution Ratio; Fractional Shares
=====================================

One share of Daedalus common stock for every _____ shares of Empiric common stock and one share of Daedalus common stock for every _____ shares of Empiric Series "B" preferred stock. The number of shares of Daedalus common stock to be distributed to each Empiric shareholder will be rounded to the nearest whole number. No fractional shares of Daedalus common stock will be distributed. Empiric will provide any shares required for purposes of "rounding-up."

Record date
===========

The record date for the Distribution is the close of business on ______, 2000.

Distribution Date
=================

The Distribution is expected to occur at the close of business on the Distribution Date, i.e., on or about __________ 2000. On or about the Distribution Date, the Distribution Agent will commence mailing account statements reflecting ownership of shares of Daedalus common stock to holders of Empiric common stock and Series "B" preferred stock as of the close of business on the record date.

Distribution Agent; Transfer Agent and Registrar; Warrant Agent
===============================================================

Daedalus will initially serve as the: (1) Distribution Agent for the Distribution; and (2) transfer agent and registrar ("Transfer Agent") for the Daedalus common stock. The address of Daedalus Building Systems, Inc. is 8653 Richmond Highway, Alexandria, VA 22309, and its telephone number is (703) 360-5700.

Direct (Book-entry) Registration; Share and Warrant Certificates
================================================================

Empiric shareholders of record will initially have their ownership of Daedalus common stock registered only in book-entry form in which no certificates are issued. On the Distribution Date, each Empiric shareholder as of the close of business on the record date will be credited through book-entry in the records of the Transfer Agent with the number of shares of Daedalus common stock distributed to such shareholder. Each Empiric shareholder will receive an account statement indicating the number of shares of Daedalus common stock that the shareholder owns. Empiric shareholders who hold their Empiric stock in street name will have their Daedalus common stock credited to their brokerage accounts. Following the Distribution Date, any Empiric shareholder may obtain at any time without charge a certificate to represent his Daedalus securities.

Federal Income Tax Consequences
===============================

With respect to the shareholders of Empiric receiving the distribution of Daedalus shares, Section 301 of the Internal Revenue Code provides that the amount of distribution shall be the fair market value of the property distributed. To the extent the distribution is treated as a dividend, the amount distributed shall be included in the gross income of the shareholder as ordinary taxable income. To the extent the distribution is not a dividend, the amount distributed shall be applied to reduce the shareholder's adjusted basis in the shares of Empiric, any excess is treated as gain from the disposition of the Empiric stock.

The status of the  distribution as a dividend cannot be determined at this time.
Section 316 of the Internal Revenue Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since February 28, 1913, or out of earnings and profits for the year of the distribution. Based upon the retained earnings of Empiric, Empiric believes that there are no accumulated earnings and profits in the corporation. However, no detailed computation has yet been performed to ascertain the amount of any earnings and profits for tax purposes. If there are no accumulated earnings and profits, the distribution will be taxable as an ordinary dividend to the extent of earnings and profits for the year of the distribution. The year of distribution will be 2000. Empiric is unable to project, at this time, whether there will be earnings and profits in the year 2000.

Trading Market for the Daedalus common stock
============================================

There is no current public trading market for the Daedalus common stock. We will apply for admission of Daedalus common stock for quotation on the Over-The-Counter Bulletin Board ("OTC Bulletin Board") after the Distribution. We expect trading in the Daedalus common stock to commence shortly after the Distribution Date.

Management Of Daedalus
======================

Edward A. McCulloch, President and CEO David Lightbody, Executive Vice President and Chief Financial Officer Patricia Espino-Nayar, Vice President, Secretary, Treasurer, and Controller Norio Sakai, Vice President, Abbey Nash, Vice President, Production and Engineering

Risk Factors
============

The business of Daedalus and investment in Daedalus common stock are subject to significant risks. Such risks include:

No operating history Unproven, novel product Undercapitalization No firm orders Unstable foreign markets The Daedalus Building System housing has never before been built in any country.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                Daedalus Building Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                October 31, 1999

    ...................................................
                        ASSETS

Current assets
             Total current assets .....................       112,982

Equipment .............................................     1,887,917
Patent ................................................     1,575,000
             Total assets .............................   $ 3,575,899

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
             Total current liabilities                         39,067

Commitments and contingencies (notes 3, 4, and 5)

Stockholders' equity
    Additional paid-in capital ........................       896,959
    Accumulated deficit ...............................       (72,127)
             Total stockholders' equity ...............     3,536,832

             Total liabilities and stockholders' equity   $ 3,575,899

                      CONSOLIDATED STATEMENT OF OPERATIONS
           For the Period May 20, 1999 (Inception) to October 31, 1999

Net Sales                                                        $    38,296

Cost of Goods Sold                                                    23,788

        Gross Profit                                                  14,508

Operating Expenses                                                    86,635

        Net (loss)                                                   (72,127)

Basic (loss) per share                                           $     (0.01)

(Loss) per Common share, assuming ful dilution                   $     (0.01)

Weighted average shares outstanding                                 8,700,000

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           Increase (Decrease) In Cash
           For The Period May 20, 1999 (Inception) to October 31, 1999

Cash flows from operating activities:
    Net (loss) ...............................................   $   (72,127)
      Changes in assets and liabilities (net)
                                                                       1,038
             Net cash (used) by operating activities .........       (71,089)

Cash flows from financing activities:
    Contributed capital.......................................        50,922
    Stock issued for cash.....................................        95,120
             Net cash provided by financing activities .......       146,042

Net change in cash                                                    74,953

Cash at beginning of period                                      -----------

Cash at end of period  ........................................  $    74,953

Assets and  liabilities of subsidiaries  acquired  (assumed), excluding cash,  through issuance of stock ..................... $ 3,462,917

RISK FACTORS
============

Investing in Daedalus shares is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.


We have had insignificant sales revenues and incurred losses since we recently began doing business.
================================================================================

Daedalus was organized in October 1999 and acquired Daedalus Composites, Inc. ("DCI") that operates a plastic waste recycling plant in leased facilities in Ontario, Canada.. Daedalus also acquired an exclusive license to manufacture and sell the Daedalus Building System, which is our principal product. However, we have not produced or delivered any housing to date.

Daedalus and DCI, on a consolidated basis, has incurred losses of $72,127.00 for the period from May 20,1999, DCI's inception, to October 31, 1999


Our limited  operating  history  makes it difficult  to evaluate  our  business.
===============================================================================

We have not received any purchase orders to buy our Daedalus Building System housing under our existing contracts.

Daedalus commenced limited manufacturing of composite panels for the Daedalus Building System during the week of 13 December, 1999. Although we have a contract to sell up to 36,000 units over three years to a private sector company in Lima, Peru, that contract is subject to the creditworthiness of the buyer in order to obtain financing from the Export-Import Bank of the United States and other conditions that may prove difficult to meet.

Because of our limited operating history, it is extremely difficult to evaluate our business and prospects. Our product is novel and unique. Our revenue and income potential are unproven. We cannot be certain that the Daedalus Building System technology will be successful or that we will be able to produce and deliver enough units to make Daedalus profitable.


We need additional capital.
==========================

We need additional capital. We cannot assure you that we will be able to raise any additional funds. If we cannot, Daedalus may not succeed. If we do sell additional shares of equity securities, your ownership of Daedalus may be diluted to the extent of the presently authorized shares of common stock. See "Management's Discussion and Analysis of Results of Operations."


Our business may not succeed because our product is novel and unproven.
======================================================================

As of the date of this prospectus, production has only commenced on a limited basis. None has been employed in the field and used as shelter. We cannot assure you that widespread acceptance of our product will occur.


If we lose Edward A. McCulloch and other key personnel, we may not succeed.
==========================================================================

Our future success depends, in part, on the continued service of our key personnel, particularly Edward A. McCulloch our president and CEO and Dr. David Lightbody, our executive vice-president and chief financial officer. Their loss, or the loss of other key employees, could seriously impair our growth and chances for success.

Daedalus believes that its success also will depend in large part upon Daedalus' ability to attract and retain highly skilled managerial, technical, and sales and marketing personnel, who are in demand. There can be no assurance that Daedalus will be successful in attracting and retaining such personnel.

Mr. McCulloch has, as a practical matter, control of Daedalus.
==============================================================

After the Distribution, Mr. McCulloch will own approximately 61% of Daedalus' common stock voting rights. Accordingly, Mr. McCulloch will continue to be able to elect Daedalus' directors and thereby control the management policies, as well as determine the outcome of the corporate actions requiring shareholder approval by majority action, regardless of how other Daedalus shareholders may vote. This voting control may have the effect of delaying or preventing a change in control of Daedalus and may adversely affect the rights of the shareholders of Daedalus' common stock. See "Principal Shareholders of Daedalus".


We expect competition from other low cost housing companies.
============================================================

If we become successful, we will attract competition from companies that build low-cost housing utilizing other or similar technologies. These other companies will likely have greater financial and human resources than Daedalus.


If low cost housing technology changes, our business may be hurt.
=================================================================

Daedalus' business is dependent upon its innovative composite and foam-filled, metal panel technologies. If significant changes in low cost building technology occur, Daedalus' business growth may be adversely effected.


                  RISKS ASSOCIATED WITH DAEDALUS COMMON STOCK

No foreseeable cash dividends.
=============================

We do not anticipate paying cash dividends in the foreseeable future. We will re-invest any profits in our business.


There has not been a prior market for our common stock. An active trading market may not develop following the Distribution.
================================================================================

There is currently no public trading market for Daedalus common stock and there can be no assurance that such a market will develop after completion of the Distribution. Although Daedalus will attempt to list the stock on the OTC Bulletin Board, Daedalus cannot be certain that the Daedalus stock will be actively traded. In addition, we cannot predict what the market price for the Daedalus common stock might be. Until an orderly trading market develops, the market price for the Daedalus stock may fluctuate significantly. You should not view the current trading price of Empiric shares as a reflection of what the trading price of the Daedalus common stock will be.


We will apply for listing on the OTC Electronic Bulletin Board, which can be a volatile market. We may be subject to "penny stock" regulation.
================================================================================

We will apply for listing our common stock on the OTC Electronic Bulletin Board, a NASD sponsored and operated quotation system for equity securities. It is a more limited trading market than the NASDAQ Smallcap. Timely, accurate quotations of the price of our common stock may not always be available. You should expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share. If our common stock trades below $5.00 per share, our common stock may become subject to rules that impose additional sales practice requirements on broker-dealers who sell lower priced securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. In addition, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell Daedalus shares and may affect the ability of Daedalus' shareholders to sell Daedalus common stock in the secondary market.

In the event that Daedalus is unable to qualify its securities for listing on the OTC Bulletin Board, Daedalus may attempt to have its securities traded in the NQB "pink sheets". In such event, holders of Daedalus common stock may encounter substantially greater difficulty in disposing of their shares and/or in obtaining accurate quotations of the price of Daedalus shares.

Future sales of our common stock may cause our stock price to decline.
======================================================================

Upon completion of the Distribution, there will be 10,200,000 shares of Daedalus common stock outstanding and 19,800,000 shares of authorized but not issued Daedalus common stock available for issuance without further stockholder approval. As a result, any issuance of additional shares of Daedalus common stock may cause the current Daedalus shareholders to suffer significant dilution, which may adversely affect the market.

Our current shareholders own "restricted" Daedalus shares. When they are able to sell their Daedalus shares in the public market - subject to certain restrictions - following the Distribution, the market price of our common stock could decline. We believe that our current shareholders may be able to sell their shares into the market, beginning October 31, 2000, pursuant to and upon compliance with SEC Rule 144, as amended.

Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell every three months a number of shares equal to the greater of (a) one percent of the issued and outstanding shares of Daedalus, or
(b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not affiliated with Daedalus may sell is not so limited, since non-affiliates may sell without regard to any volume limitation if their shares are held for a period of two years. Nonaffiliated persons who hold for the two year period described above may sell unlimited shares upon completion of their holding period.

                                 CAPITALIZATION

The following table sets forth the capitalization of Daedalus (i) as of December 31, 1999, (ii) as adjusted to reflect the issuance of 1,500,000 shares to Empiric and the Distribution of at least 1,000,000 shares of Daedalus common stock to the Empiric shareholders. This table should be read in conjunction with the Financial Statements and notes thereto included elsewhere in this prospectus.

    .............................................................................
                                                                                                       As
                                                                                    Actual           Adjusted

Shareholders' Equity

Preferred Stock, $1.00 par value,
3,000,000 shares authorized,
250,000 Series "A" issued and outstanding ......................................     250,000       250,000
1,000,000 Series "B" issued and outstanding ....................................   1,000,000     1,000,000
1,000,000 Series "C" issued and outstanding ....................................   1,000,000     1,000,000
375,000 Series "D" issued and outstanding ......................................     375,000       375,000

Common stock, $0.01 par value,
30,000,000 shares authorized,
8,700,000 shares issued and outstanding, before the Distribution and ............     87,000
10,200,000 shares issued and outstanding after the Distribution .................                  102,000
Additional paid-in capital ......................................................    896,959     2,396,959
Retained Earnings ...............................................................    (72,127)      (72,127)
         Total capitalization ...................................................  3,536,832     5,051,832


                                 DIVIDEND POLICY

Daedalus has not paid any cash dividends on its common stock and does not expect to pay any dividends for the foreseeable future. Daedalus intends to re-invest any profits that may be earned into Daedalus' business. Any future payments of dividends, and the amount thereof will be dependent upon Daedalus' results of operations, financial condition, cash requirements, future prospects and other factors deemed relevant by the Board of Directors of Daedalus from time to time.

                         INFORMATION CONCERNING EMPIRIC

General
=======

Empiric Energy, Inc., a Delaware corporation, is an independent oil and gas exploration and development company.

Outstanding Securities
======================

On _________ 2000, the record date of the Distribution, Empiric had outstanding _________ shares of its $.01 par value common stock and _____shares of its $0.05 par value preferred stock. The common stock of Empiric is currently traded on the OTC Bulletin Board under the symbol "EMPE". As of the record date, Empiric had _______ and _______record owners, and estimates that it had ______ and ______ beneficial owners of its common stock and Series "B" preferred stock, respectively.

                                THE DISTRIBUTION

Empiric Agreement.
==================

On October 1, 1999, Daedalus entered into an agreement with Empiric Energy, Inc. to exchange securities consisting of 1,500,000 common shares and 750,000 Warrants, (each allowing the purchase of one share of common stock for $2.00 per share for three years) for Empiric securities consisting of 1,500,000 in preferred stock, convertible to 750,000 shares of common and, 750,000 Warrants, each allowing the purchase of one common share at $2.00 per share for three years.

The Agreement provides that Empiric distribute to its shareholders as a dividend, i.e., the Distribution, at least 1,000,000 shares of the 1,500,000 shares of the Daedalus common stock received by Empiric. The number of shares of Daedalus common stock to be distributed to each Empiric common or preferred shareholder will be rounded to the nearest whole number. No fractional shares of Daedalus common stock will be distributed. Empiric will provide any shares required for purposes of "rounding-up."

Record date.
===========

The record date for the Distribution is the close of business on ____________, 2000. The Distribution is expected to occur at the close of business on the Distribution Date, i.e., on or about _______________, 2000. On or about the Distribution Date, _______________________, the Distribution Agent, will commence mailing account statements reflecting ownership of shares of Daedalus common stock to holders of Empiric common stock as of the close of business on the record date.

Manner of Distribution.
======================

Empiric shareholders of record will initially have their ownership of Daedalus common stock registered only in book-entry form in which no certificates are issued. On the Distribution Date, each Empiric shareholder as of the close of business on the record date will be credited through book-entry in the records of the Transfer Agent with the number of shares of Daedalus common stock distributed to such shareholder. Each Empiric shareholder will receive an account statement indicating the number of shares of Daedalus common stock that the shareholder owns. Empiric shareholders that hold their Empiric stock in street name will have their Daedalus common stock credited to their brokerage accounts. Following the Distribution Date, any Empiric shareholder may obtain at any time without charge a certificate to represent his Daedalus stock.

You will not be required to pay any cash or other consideration to receive the Daedalus common stock in the Distribution, nor will you need to surrender your Empiric common stock certificates or take other any action in order to receive such Daedalus common stock. Your ownership of the Daedalus common stock will initially be registered in book entry form only, in which no certificates are issued. You may at any time thereafter obtain a certificate to evidence your Daedalus securities without charge.

               FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION
              =====================================================

The Distribution of Daedalus common stock to the Empiric shareholders may be taxable as a distribution subject to the provisions of Section 301 of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to the shareholders of Empiric receiving the Distribution of Daedalus shares, Section 301 of the Internal Revenue Code provides that the amount of distribution shall be the fair market value of the property distributed. To the extent the Distribution is treated as a dividend, the amount distributed shall be included in the gross income of the shareholder as ordinary taxable income. To the extent the Distribution is not a dividend, the amount distributed shall be applied to reduce the shareholder's adjusted basis in the shares of Empiric, any excess is treated as gain from the disposition of the Empiric stock.

The status of the  Distribution as a dividend cannot be determined at this time.
Section 316 of the Internal Revenue Code provides generally that a corporate distribution will be treated as a dividend to the extent the distribution is paid out of earnings and profits accumulated since February 28, 1913, or out of earnings and profits for the year of the distribution. Based upon the retained earnings of Empiric, Empiric believes that there are no accumulated earnings and profits in the corporation. However, no detailed computation has yet been performed to ascertain the amount of any earnings and profits for tax purposes. If there are no accumulated earnings and profits, the distribution will be taxable as an ordinary dividend to the extent of earnings and profits for the year of the distribution. The year of distribution will be 2000. Empiric is unable to project, at this time, whether there will be earnings and profits in the year 2000.Holders of Empiric common stock will be treated as having received a distribution taxable as ordinary income equal to the fair market value of the Daedalus common stock received in the Distribution, to the extent of Empiric's current and accumulated earnings and profits, computed as of the close of the tax year during which the Distribution occurs, i.e. 2000. Empiric's tax year ends December 31. Empiric does not have any retained earnings. Therefore, if Empiric does not have ordinary income for calendar year 2000, the Distribution will be treated as a liquidating dividend of Empiric.

Empiric has not obtained, nor does it intend to obtain, an advance ruling from the IRS as to the valuation of the Daedalus common stock to be distributed as a dividend by Empiric to its shareholders, and the IRS is not bound by the Empiric Board's determination of fair market value. In the event the Internal Revenue Service determines the Daedalus common stock to have a higher value, then the Empiric shareholders may have to pay income tax on the Distribution based on such higher value.

Corporate holders of Empiric shares (other than S Corporations) may be entitled to the dividends-received deduction, which would generally allow such shareholders a deduction, subject to certain limitations, from their gross income of either 70% or 80% of the amount of the dividend depending upon their ownership percentage in Empiric.

The holding period for the Empiric shareholders for the Daedalus common stock they receive in the Distribution will commence on the date of the Distribution.

The preceding discussion is a general summary of current Federal income tax consequences of the Distribution as presently interpreted, and a shareholder's particular tax consequences may vary depending on his individual circumstances.

You are urged to consult your own tax advisor as to the particular tax consequences to you of the distribution and transactions described herein, including without limitation, the applicability and effect of any state, local or foreign tax laws, and the possible effects of changes of applicable tax laws.

                              BUSINESS OF DAEDALUS

Background. The Daedalus Building System was developed to help alleviate two of the world's intractable and growing population-related problems: the disposal of plastics, particularly in municipal solid waste, and the vast world homeless population for whom there is a critical shortage of adequate shelter and low-cost housing.

The world's population is projected to increase from the current six billion to approximately 10 billion people in the next 35-50 years. Virtually all growth will occur in developing countries where housing requirements are predicted to be more than doubled by the middle of the twenty-first century. This growth in the numbers of housing is going to be greatly complicated by shortages in conventional materials, financial constraints, intensified land competition, and increased poverty.

The United Nations estimates that there are nearly one billion people in the world that are homeless or without adequate shelter. That situation carries with it the potential for dire social and economic consequences. Consistent with those figures is the estimate for housing. Housing requirements for the Asian region alone are predicted to reach 700 million units during the next 35-50 years. Business as usual will not be possible and the use of natural materials and resources simply will not sustain the expansion that is necessary.

Estimates today are that in the United States, the per capita usage of materials of all kinds is approximately 100 kg. per day, or 36.5 tons per year. As the developing world moves toward the increased utilization of materials, consistent with the US or western model, the demand for materials will rise astronomically
- just to meet the requirements of the increase in population. The impact upon the demand for housing materials to construct basic shelters and low-cost house will be similarly increased.

Millions of tons of plastics are produced each year throughout the world. Authoritative estimates are that less than five percent of the amount produced each year is recycled. Most of the recycled plastics are of homogeneous types; only an extremely small fraction of recycled plastics consists of non-homogeneous plastic waste. Even a smaller portion of combined industrial, commercial, and post-consumer plastic waste is recycled to produce such items as speed bumps and plastic wood for livestock stalls, marine applications, and park benches. The majority of plastic waste is committed to landfills, where its non-biodegradable nature complicates its disposal, or it is left lying where its utility ceased.

Neither homelessness nor waste plastic is new; however, we believe this is the first time that any project of this nature has been devised to address both problems. Similarly, the technology to process plastic waste into useful, after-market products has been available for years; however, little attention has been given to providing for the "have-nots" of this world from the excesses of the "haves." Through the innovative combination of proven technologies, novel design, and advanced composite compounding, Daedalus offers the Daedalus
Building  System,   an   environmentally responsible   and   socially conscious
utilization of recycled industrial, commercial and post-consumer plastics, combined with other materials, to produce composite construction material for the fabrication of low-cost structures.

In addition to the foregoing, a foam-filled metal panel system has been incorporated into the business to pursue a slightly higher socioeconomic sector of the world housing market.

Industry definition and description. The international industry for housing, including low-cost housing, is enormous - by any measure. Most of the statistics for housing and construction within developing nations are inadequate. The figures do not adequately address the world market for housing, rather they support the growth of the more conventionally recognized housing industry within developed and developing countries. As illustration, in the case of Central America, the wake of hurricane Mitch left approximately three million homeless. Assuming an occupancy rate of 5 people per house, a requirement was created for 600,000 houses, little of which has been supplied satisfactorily over the last year.

The figures that are more relevant for the industry sector that Daedalus is addressing, i.e., those without adequate housing, or at the very lowest rung on the low-cost housing ladder, are those derived from the respective countries. The following are several examples of the requirements for low-cost housing:

                   Peru - 2.75 million
                   South Africa - 3.0 million
                   Philippines - 3.75 million
                   Sri Lanka - 1.0 million
                   Madagascar - 35,000
                   India - 31-33.0 million

The requirement for the aforementioned countries is approximately 41 million low-cost homes. In each of the foregoing, the low-cost house is roughly the equivalent of Daedalus' three-unit house, or a total of 123 million basic structural units.

Current industry status. Daedalus views its participation in the international housing industry, in most cases, at the lowest level of the socioeconomic spectrum, although the structures are suitable for the conventional construction and building industry throughout the world. That view is likely to alter in the long term as more of Daedalus' structures are assembled and as the building system gains greater acceptance. Generally, the industry - as an organized body focused upon the lowest cost sector of the housing market - is not well organized nor serviced. Most low-cost building systems do not focus on that sector of the housing market.

Future and historical trends. The enormous worldwide demand for housing creates significant opportunity. One of the most factors in that opportunity is to identify replacements fr conventional materials, namely wood. The impact of deforestation upon the environment has already raised public consciousness. As example of the enormity of this opportunity, the projection for houses for the Asian region over the next 35-50 years, is approximately 700 million homes. The amount of wood necessary to contruct even minimal structures to meet that requirement will place further demands upon an already stress environment. Accordingly, without the intervention of other factors, the novel building materials that Daedalus proposes may gain general acceptance as the requirement for alternatives to conventional materials increases. In response, other firms, with greater capital resources, may enter into this field.


PRODUCTS
========

With the acquisition of Daedalus-Cambridge, The Daedalus Building System was expanded to include two components: the original, composite housing system, manufactured principally from recycled plastics, and a foam-filled metal panel system.

COMPOSITE SYSTEM. Daedalus is currently marketing and has commenced limited manufacturing operations of low-cost structures comprised of composite panels. Panels will be fabricated principally from recycled polyolefins, compounded with various additives designed to increase performance parameters and the typical attributes of composites such as strength, flexibility, durability, and permanence.

COMPONENTS. The technology of the composite housing system consists of four principal components: Composites, Structural panels, Structures, Production technologies.

COMPOSITES. Panels will be fabricated principally from recycled polyolefins, primarily polyethylene, with various additives, including glass fiber and talc, to increase performance parameters and the typical attributes of composites such as strength, flexibility, durability, and permanence.

STRUCTURAL PANELS. The structural units are comprised of panels that are formed by various plastic forming technologies. All of the panels can be produced from the same basic mold in which fiber-reinforcement and the use of and naturally-occurring materials, are options.

STRUCTURES. The basic structural unit is the building block of this system. Each basic structural unit will consist of approximately 60 single panels, 1.25 X
1.25 meters square. The panels are assembled three panels in width to form a structure 2.5 meters high by 3.75 meters on each side. The area of the basic structural unit is approximately 14 square meters or 150 square feet. Basic structural units can be combined to achieve various configurations of multiple unit structures.

PRODUCTION TECHNOLOGIES. Panels may be produced using three principal production technologies: compression, injection-compression, and Panelform.(indent)

INJECTION-COMPRESSION TECHNOLOGY. One of the advantages of this system is that allows a significant improvement of the material properties through the introduction of reinforcing long fibers and impact modifiers.

COMPRESSION TECHNOLOGY. Compression technology is labor-intensive and accommodates large-size additives well, permitting a broad array of additives and compounding.

PANELFORM TECHNOLOGY. This production method has the advantage of reducing the requirement for heavy presses and large compression forces while achieving production objectives and reducing capital for production equipment.

METAL BUILDING SYSTEM. Daedalus' acquistion of Cambridge Unique, Inc., of Ontario Canada, and the worldwide rights to to the production and distribution under US Patent No. 08/988, 697, Load Bearing Pre-fabricated Building Construction Panel - a polyurethane foam filled metal panel system - provided a system that will be used to fabricate houses, and other structures complementing those of the composite system at a slightly higher socio-economic level. The metal system is capable of forming multi-story structures to four stories, without additional framework and The metal building system is in compliance with several various testing standards and codes.

FUTURE DEVELOPMENTS. In addition to the constituent plastics, the panels may contain various amounts of other natural or synthetic recyclable or virgin materials such as rubber, glass, fiberglass, paper, fiber, and metal in proportions that may contribute to their structural integrity while remaining compatible with the basic manufacturing processes. For example, Daedalus intends to use additives, such as ground glass, volcanic ash, fly ash, rice husks, sand, and other materials that occur naturally in the countries of interest. Daedalus' compounding techniques are designed to place Daedalus in the forefront of the development of polymer alloys to meet shortages in conventional materials.

Recycled Composites. Although Daedalus Composites Inc. was formed for the purposes of acquiring one of the largest recycling facilities in North America, principally for supplying Daedalus with quality recycled materials, plans for the facility include utilization of material processing capacity and the production of other, value-added products to increase profitability.


MARKET
======

The primary market for Daedalus' composite structures is divided into four parts. These sectors of the primary market can be accommodated without change to the design of the basic construction panels, and thereby do not create a need for an expensive change of mold design. They are:

                   low-cost and socialized housing programs programs for those without adequate housing programs for the homeless disaster relief programs

With the addition of the metal building system, Daedalus is provided with increased access to the worldwide market for housing.

A secondary market for all Daedalus' structures is the commercial market, which is currently being probed by Daedalus throughout the United States and the rest of the world. Of particular interest in the United States is the market for residential outbuildings, such as garden sheds, etc.


CUSTOMERS
=========

Daedalus is actively marketing throughout the international marketplace, communicating with nearly 300 private and public-sector entities in over 100 countries. Currently the firm has two contracts with a private-sector organization in Lima, Peru, the World Business Investors Group(WBIG), Ing. Edgar Espinoza-Chacon, Chairman of the Board, that are subject to WBIG qualifiying for financing by the Export-Import Bank of the United States or other institutions. The first contract is for a minimum of 36,000 basic structural units over three years, utilizing composite material, and a minimum sales value of $67.5 million. The second contract is for the purchase of 22 million square feet of the metal system over one year for a total of $121 million. The Export-Import Bank of the US provided a letter of interest to Daedalus with regard to the first contract and verbally expressed the same interest in the second, noting the same requirements qualification by the foreign buyer for Ex-Im Bank financing. As of the date of this prospectus, Daedalus' contracts to buy its housing products are subject to the conditions noted and there is no certainty that either of these contracts will be consummated.


COMPETITION
===========

The low-cost housing market is, by definition, very price sensitive and Daedalus success in this market, on a competitive basis is not assured. Daedalus has not encountered a competitive product that has the same features and benefits within the same price range as its composite housing, but other firms may enter into this market sector with greater capital resources and the ability to be more competitive. More importantly, where competition exists from any type of low-cost structure, the emphasis of the competition has only been upon the features of the product and not the important components of the Daedalus Building System, which are: humanitarian, environment, material, and most important, economic.

RAW MATERIALS
=============

The primary raw materials used in the manufacture of the composite housing system are recycled polyolefins, primarily polyethylene and polypropylene, with various additives, including glass fiber and talc. The types of material required may be derived from both post-industrial and post-consumer waste streams, both of which are readily available.

Daedalus Composites, Inc., was established - in Ontario, Canada - for the purpose of acquiring and processing approximately 125,000 pounds per day of recycled plastics to meet the material requirements of the composite building system. That facility will have the capacity to provide recycled materials to satisfy the production requirements for the Peruvian contract and beyond. In the case of the metal building system, there is a plentiful supply of light gauge steel for production of the structural panels.


PRODUCTION
==========

Daedalus has commenced limited production of panels for the composite building system. Daedalus plans to produce composite panels at the Canadian facility, which has sufficient space and utility capacity. Panels for the metal building system will be produced initially on a contract basis. Daedalus-Cambridge is currently negotiating with the economic development authority of Prince Edward Island (PEI), in Canada, to establish its manufacturing operations in that location. The projected cost of production equipment and facility at that location approximately $2.0 million (USD). Upon confirmation of financial support for the PEI facility, Daedalus-Cambridge would establish a facility there. If that financial support is not forthcoming, there is no guarantee that the facility could be established at that location.


MARKETING AND SALES
===================

Although to date Daedalus has not successfully delivered any of its building systems, its principal marketing objective is to reach sales of 100,000 shelters per year by the end of the third year of operations and to establish an equivalent production capacity for the metal panels within that period.

Daedalus intends to sell structural panels - composite and metal - through strategic sales partners - organizations and individuals acting in their own interest to market Daedalus' products - in those countries of greatest promise. Daedalus intends to identify and select strategic partners with a strong interest in handling all aspects of the relationship with Daedalus, including all interface with public and private sector individuals and organizations. Daedalus will seek individuals and organizations that are well connected in both the private and public sectors; are experienced in the housing and construction industries; are experienced in contracting with public-sector organizations; and, possess the requisite financial strength to complement Daedalus' performance. Daedalus marketing staff will be expanded and organized to interface with the strategic partners, to service their requirements, and provide demonstrations and practical training regarding the technical aspects of Daedalus' products and applications.


FACILITIES
==========

Daedalus and its subsidiaries operate from the following leased facilities:

    Alexandria, Virginia 4,556 square feet - Office, Marketing, and Sales

    Brantford, Ontario, Canada   55,000 square feet - Office, Marketing, Sales,
        Manufacturing and Warehousing


EMPLOYEES
=========

As of December 31, 1999, Daedalus employs approximately 20 people, with twelve working in Canada. No employee is represented by a labor union or trade council. Daedalus considers its employee relations to be very good.


ENVIRONMENTAL
=============

Daedalus is subject to a wide range of federal, foreign, state, and local law and regulations relating to the pollution and protection of the environment. Among the many the many environmental requirements applicable to Daedalus are laws relating to air emissions, wastewater discharges and the handling, disposal and release of solid and hazardous substances and wastes. Based upon continuing internal review and advice from independent consultants, Daedalus believes that it is currently in substantial compliance with applicable environmental requirements.

Most of Daedalus'  manufacturing  processes  are  mechanical  and are  therefore considered to be environmentally benign. The polyolefin resins used as raw materials are readily recyclable and are typically reclaimed within Daedalus' own operations. As a result, Daedalus does not currently anticipate any adverse effect on its operations, financial condition, or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of Daedalus' business, and there can be no assurance that environmental liabilities will not arise. Future developments in environmental regulation could lead to unanticipated costs of environmental compliance.


LITIGATION
==========

Daedalus is not currently a party to any claim or legal action.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our financial statements including the related notes, which appear elsewhere in this prospectus. The following discussion contains forward-looking-statements that reflect Daedalus' plans, estimates and beliefs. Actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."


LIQUIDITY AND CAPITAL RESOURCES. We need to raise substantial additional capital to begin to manufacture in volume of the Daedalus Building System. Daedalus is presently considering all available options to generate adequate cash to meet its needs. We are unable to predict accurately how much additional capital will be required to reach positive cash flow, or if we will be able to reach positive cash flow. Furthermore, to the extent we produce revenue in the future, we anticipate significant increases in our working capital requirements. We will also need to raise additional capital to fully execute our business plan. If additional funds are raised though the sale of equity or convertible debt securities, your percentage of ownership will be reduced, you may experience additional dilution, and these securities may have rights, preferences or privileges senior to yours. There can be no assurance that additional financing will be available or, if so, will be available on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund expansion, take advantage of unanticipated opportunities, develop or enhance products or otherwise respond to competitive pressures could be significantly limited. Our business may be harmed by these limitations.

RESULTS OF OPERATIONS. We formed Daedalus Building Systems. Inc., on October 28, 1999 and have not yet commenced significant operations. Thus, Daedalus has no operating history. The reported loss on the consolidated balance sheet was generated from the acquired subsidiary as of the date of acquisition, October 31, 1999. Daedalus believes the results of operations of the acquired subsidiary are not indicative of future expectations but rather the results highlight that of a start-up operation and do not adequately represent a facility that shall be fully operational in the near future. Daedalus Composites, Inc., began recycling plastics for certain clients prior to acquisition and it is Daedalus' intention that Daedalus Composite continue providing this service to customers.

Production costs are expected to increase as we commence manufacturing of the composite system in our Canadian facility. Presently we anticipate a cash outlay of approximately $2,500,000 for capital expenditures necessary to manufacture the panels of the composite system and a similar amount for those of the metal system.

General and administrative expenses are expected to increase as we expand our staff and incur additional costs to support the growth of the business.

INCOME TAXES. We were incorporated on October 28, 1999 and have not yet filed a federal income tax return. Our 1999 fiscal year will end on April 30, 2000. We expect to have operating losses for the foreseeable future and do not expect to have any federal, state or foreign income tax liability until we are profitable and have utilized our accumulated net operating loss.

NET LOSS. As a result of the factors discussed above, primarily relating to the general corporate and production expenses expected to be incurred in our start-up activities, we expect to incur net losses for the foreseeable future.

YEAR 2000 DISCLOSURE. Daedalus has assessed the impact of the Year 2000 issue on its operations, including the development and implementation of project plans and cost estimates to make its information systems Year 2000 compliant. Daedalus out sources its financial and evaluation functions and has received written representation from every significant vendor supplying software of services including revenue checks that each vendors information systems is year 2000 compliant. Therefore, we believe that anticipated spending necessary to become Year 2000 compliant will not have a material effect upon the financial position, cash flows, or results of operations of Daedalus. There can be no assurance, however, as to the ultimate effect that the Year 2000 issue may have upon Daedalus.

                             MANAGEMENT OF DAEDALUS

         The following are the officers and directors of Daedalus:

Name                                               Age      Position

Edward A. McCulloch                                 56      President, Chief Executive Officer

David Lightbody                                     43      Executive Vice President and Chief Financial Officer

Patricia L. Espino-Nayar                            30      Vice President, Secretary-Treasurer, and Controller

Abbey Nash                                          72      Vice  President,   Production  and  Engineering  and,
                                                            Director, Daedalus Composites, Inc. (Canada)

Norio Sakai                                         70      Vice President, Design

Directors
James A. Lyons, Jr.                                 72      Chairman
Edward A. McCulloch                                 56
Grant L. Hopkins                                    52
Ralph O. Hutchison                                  76
David Lightbody                                     43
George C. Montgomery                                55
Norio Sakai                                         70
Robert J. Salmon                                    57
Walker A. Williams                                  59

Following are the biographical summaries of the officers and directors.

                                    OFFICERS
                                    ========

EDWARD A. MCCULLOCH, President, CEO, Director, and founder of Daedalus, has a diverse technological background and broad experience in development and management of private and public sector organizations, both foreign and domestic, involving concept and product development, strategic planning, research and development, test and evaluation, and commercialization.

In the private sector, Mr. McCulloch has had broad exposure and experience within the field of international marketing, commercialization industrialization, and business development, with particular emphasis upon those areas requiring a strong scientific and technical background, including joint ventures and strategic partnerships with foreign organizations. In 1985, Mr. McCulloch founded the group of companies that eventually led to the formation of Daedalus Building Systems, Inc. Within the public sector, he has managed a variety of naval and civilian, government organizations with specialized experience in interagency and international programs.

Mr. McCulloch's private sector experience, in non-defense-related, international marketing and business development includes: concept, product, and market development across a broad spectrum of technologies including: immunochemicals, biological raw material; medical diagnostics; contraceptive devices; radioluminescent lighting; magnetohydrodynamics; computerized terrain mapping; commercial applications of multi-sensing satellites; polymers; special coatings; metal ion removal through water-soluble polymers and hollow-fiber membrane technology; absorbent polymer extraction of primary aromatics; low-cost drinking water systems for developing countries; absorbent and super absorbent polymers for the recovery of a variety of hazardous and non-hazardous liquids; and, lasers.

In addition to the development of technical marketing experience, Mr. McCulloch developed extensive marketing plans for small businesses, including: development of a unique business model directly related to population-based, critical, non-discretionary products, processes and technologies for small business participation within the global economy; and, a methodology for the innovative application of existing technologies to user problems. He has maintained a general contracting license for construction and commercial renovation and has recent and relevant experience in disaster response planning in foreign countries.

Within the area of defense-related marketing and business development, Mr. McCulloch represented the interests of defense contractors in the areas of: command, control, communications, and intelligence; electronic warfare; foreign material acquisition and exploitation; foreign weapons systems; specialized communication projects; thermal signature reduction of ships, aircraft, and land-based installations against various sensors; underwater and field radiography equipment; and, the application of deception and psychological operations to the drug interdiction role.

Mr. McCulloch is a former U. S. Navy Commander with an extensive background in strategic planning, naval operations; plans and policy; intelligence; special operations; research and development; master planning and program development in anti-air and anti-submarine warfare; counter-terrorism; technology transfer; covert and clandestine collection operations; vulnerabilities exploitation;
cover and deception; acoustic and electronic warfare; nuclear weapons; underwater and surface demolition; experimental explosive techniques; anti-swimmer technologies; foreign underwater weapons; mine countermeasures and clearance diving. During his naval career, in addition to his operational assignments, he was responsible for conceptual design, management, and development of intelligence programs, including vulnerability exploitation, special operations and technologies, foreign material acquisition and exploitation, requirements generation, collection, analysis, and dissemination of tactical intelligence, scientific intelligence, inter-agency program management, and the application of special intelligence to general war plan review. In his operational assignments, he was designated by the Navy as a sub-specialist in the areas of explosive ordnance disposal, diving, naval tactical data systems-surface missile systems, anti-submarine warfare, politico-military affairs, strategic planning, and naval and joint intelligence.

Mr. McCulloch is an accomplished public speaker with experience in a wide variety of settings including the uniformed services and Department of Defense, intelligence community, Congress, the Executive Office, and diplomatic corps. He was the principal author of master planning documents across a broad range of military and non-military subjects, including the US Navy Anti-Air Warfare and Operational Deception Master plans, intelligence publications in both scientific and technical and operational intelligence.

Mr. McCulloch's career experience includes:
       1985-present            President, The Chesapeake group of companies:
                               The Daedalus Project, Inc.
                               The   Chesapeake   Group,   International
                                  Programs  in  Applied Technology, Inc.
                               Chesapeake Services Corporation
                               Chesapeake BioProducts, Inc.
                               Aquafine Corporation
                               The Daedalus Foundation

       1993-1997               President,  Micro-Set,  Inc.,  Polymer producer
                               and Industrial Partner to Los Alamos National
                               Laboratory.

       1989-1991               President and Director,
                               Sinonewtech Biologic (USA), Inc.,
                               (joint venture sponsored by the
                               Chinese Academy of Sciences)

       1988-1989               Hydrodynamics Corporation, Consultant
                               Vector Microwave Research Corporation, Consultant

       1982-1987               Naval Intelligence Support Center, Director, Navy
                               Foreign Materiel Program; Deputy Director,
                               Technology Directorate

       1967-1982               United States Navy,  various  appointments
                               including: Special Projects Officer under the Director, Naval Warfare; Staff Officer, Office of the Chief of Naval Operations; Surface Warfare
                               Officer,  afloat commands;  Exchange  Officer,
                               Royal Navy, Joint Services Bomb Disposal  School;
                               Surface  Warfare  Officer School Command, ASW
                               School, U.S. Naval Guided Missile School,
                               Underwater Swimmers  School,  Army Chemical
                               School and  Explosive  Ordnance Disposal  School.

Mr. McCulloch has a BS in Finance from California State University, Long Beach, and an MA, in International Relations from the University of Southern California, where he is currently studying Planning and Development with a direct relationship to low-cost housing in the developing world. He is a member of Phi Kappa Phi, National Scholastic Honor Society, the Association of Corporate Growth, the World Future Society, and Toastmasters,International, where he was the 1998 recipient of the Toastmaster of the Year and 1998 Man on the Move awards from Komen Toastmasters, Washington, DC. Mr. McCulloch was the principal organizational recipient of a 1998 Innovation Award from Virginia's Center for Innovative Technology (for the Daedalus World Shelter Project). Under his leadership, Micro-Set, Inc. was selected, through national competition, as the organizational representative and strategic partner to Los Alamos National Laboratory for the commercialization of International R & D, Award-winning technology for the removal of metal ions from aqueous-based waste streams. Mr. McCulloch is credited with patent and product development in: specialized non-woven fabrics and superabsorbent polymers; absorbent, thermoplastic elastomers; blood treatment technologies; and, polymer composite building materials

DR. DAVID LIGHTBODY, Executive Vice President, Chief Financial Officer, and Director is a Polymer Chemist who participated, along with Mr. McCulloch, in the development of Daedalus' composite housing concept nearly from its inception.

Dr. Lightbody completed his Ph.D. in 1981 at the University of Strathclyde in Scotland and Riso National laboratory in Denmark. That was followed by a four-year period as a polymer technologist with British Petroleum, during which time he led a product development team working with a range of plastic products and processes. In particular, he was part of the team that developed polyethylene pipe systems for use in gas and water distribution.

With sponsorship from the Scottish Development Agency, Dr. Lightbody took the opportunity to obtain an MBA from Strathclyde Graduate Business School, graduating in 1987. He then relocated to the United States to become the Vice President of the Scottish Development Agency. After three years in that position, he went on to successfully establish and develop U.S. manufacturing/sales operations on behalf of two U.K. clients - a semi-conductor packaging business, Reel Service Inc. in San Jose, California, and a thermal transfer labeling company, Donprint, Inc., in Chicago. Subsequently, Donprint was sold to a group of investors for over $90 million.

In 1993, Dr. Lightbody began work as Chief Scientist with Micro-Set, Inc., an environmental start-up company. Micro-Set brought to market an innovative polymer technology for use in the treatment of pollution spills and the remediation of contaminated land. Micro-Set had three products approved and listed on the EPA National Contingency Product List. Additionally, he was instrumental in the company being selected as the Industrial Partner to Los Alamos National Laboratory. When that company was purchased by Polymer Group, the second largest manufacturer of absorbent fabrics, he was retained to manage and implement the product development program. Polymer Group took a portion of the business that contained Micro-Set public and raised approximately $275 million in an IPO conducted on the NYSE.

Returning to the UK in 1995, Dr. Lightbody joined British Polythene Industries PLC-a $750 million per year firm-the largest polyethylene film company in Europe and a leader in the field of plastics recycling, to manage a plastics recycling business that processes over 5000 tons per year. In that position, he developed a business built around several innovative recycled products, which are used primarily in the material handling and construction industries.

Dr Lightbody is acknowledged as one of the worlds few experts in plastics recycling that has experience and education in polymer chemistry, plastics recycling operations, production of molded products, financial, personnel, and production management.

Dr. Lightbody and Mr. McCulloch collaborated on the product and patent developments in specialized non-woven fabrics and super absorbent polymers and absorbent, thermoplastic elastomers.

PATRICIA ESPINO-NAYAR, Vice President, Secretary-Treasurer, and Controller, has been a principal in The Daedalus Project, Inc. since 1997 and with affiliated companies for nearly four years. Ms. Espino-Nayar is a Chemical Engineer who has made significant progress toward an MBA degree and has considerable experience in the management of all facets of the company, with particular emphasis upon financial management, planning, and project development. She was instrumental in negotiation of Daedalus' first contract with Peru.

In addition to her domestic responsibilities for Daedalus, Ms. Espino-Nayar established, and is the Managing Director of, Daedalus Construction, Inc., a Philippine-based affiliate of Daedalus formed for the purposes of contracting with the Philippine Housing and Urban Development Coordinating Council. Under her direction, the Daedalus Building System received accreditation under AITECH, the Philippine program of Accreditation for Innovative Technologies for socialized and low-cost housing programs. She was instrumental in Daedalus receiving an Innovation Award from Virginia's Center for Innovative Technology for the Daedalus World Shelter Project, the forerunner of the present corporation and the Daedalus Building System.

Ms. Espino-Nayar has been the Secretary-Treasurer of The Chesapeake Group and General Manager of one of its subsidiaries, Chesapeake BioProducts, Inc. since 1996. Under her leadership, Chesapeake BioProducts, provides immunochemicals and biological raw material to science and industry.

From 1994-1996 Ms. Espino-Nayar was the Product Manager for Nike International Philippines, Incorporated. In that capacity she represented Nike Philippines in the annual Nike International Conference in Oregon and at the semi-annual Nike Product Selection in Hong Kong with key officers of the corporation. In the semi-annual product selection, Ms. Espino-Nayar represented three subsidiaries in selecting products to be introduced to the Philippine market.

Ms. Espino-Nayar has a BS in Chemical Engineering, with a minor in Chemistry, from De La Salle University, Republic of the Philippines, 1990, with considerable progress toward an MBA in Marketing/Management at Ateneo Graduate School of Business, RPI. She will complete her education in the United States.

ABBEY NASH, Vice President, Production and Engineering, Director, Daedalus Composites, Inc. (Canada), and ex-officio member, Daedalus Building Systems, Inc., Board of Directors, is unique in his background and experience as it relates directly to the business of Daedalus. Mr. Nash has direct and relevant experience in the plastics recycling industry, holds patents on several articles that can be fabricated from recycled composites, is experienced in the production of plastic molded products, and, uniquely, is experienced in the modular and low-cost housing projects, worldwide. Mr. Nash was responsible for the acquisition of Cambridge Unique, Inc. by Daedalus.

Mr. Nash is the co-founder, Executive Vice President, Chief Technology Officer, director and minority shareholder of Palletronix, Inc., Ontario, Canada. From 1993 to 1995, Mr. Nash developed a plastic pallet system utilizing recycled plastic and modularity of construction which provides lower shipping costs and repair. Mr. Nash received a "Utility" patent for the technology developed.

Prior to the establishment of Palletronix, Mr. Nash was a co-founder and Executive Vice President for Marketing of Eaglebrook Environmental Corporation of Toronto. Mr. Nash was a strategic planning consultant specializing in the material handling and waste management industries, that includes: recycled waste pickle liquors from steel companies; solid waste pickle liquors to municipal waste and water treatment plants; phosphate removal - flocculating agent-oxidizing agent; and solid waste acid by-product of pickling process to anodizers. Mr. Nash was responsible for the delivery and sales of virgin acids, hydrochloric and sulfuric, utilizing the same equipment used to pick-up the waste acid, which produced volume worth $10 million.

From 1981 to 1984, Mr. Nash was the owner and President of Vita Stat, Inc. in Brownsville, Texas. The company manufactured automatic blood pressure sensing equipment for medical and retail markets producing $2 million. Mr. Nash sold the company in 1981.

Acting as Senior Strategic Planning Consultant to Allied Chemical Corporation from 1976 to 1979, Mr. Nash was responsible for developing strategic planning specializing in statistical maintenance programs. Among Allied Chemicals' clients was Van Duesan Aircraft, the largest distributor of equipment and parts for private aviation.

From 1964 to 1976, Mr. Nash acquired Smash Proof Corporation, located in Ashtabula, Ohio, that manufactured materials handling equipment for automotive, baking, warehousing, and appliances and was considered to be one of the largest manufacturers of "automotive creepers". Mr. Nash's responsibilities included the design of specialty handling products for specific segments of the industry. The company was sold in 1975.

Mr. Nash has a BS in Education (American History) from Seton Hall and obtained an MA in Philosophy from Fordham University.

NORIO SAKAI, Vice President, Design and Director, has participated with Mr. McCulloch as the chief architect of the project since its early days, participating in basic design of the structural components (panels) of the Daedalus Building System and designing its most elaborate structures, and providing engineering drawings for the fabrication of molds. His work on comprehensive community planning figured prominently in discussions with Turkish officials after the earthquake in August of 1999. Mr. Sakai's work provided the basis for disaster response-related community planning, which was unique in the international responses offered to the disaster.

Mr. Sakai is among the most accomplished of the Daedalus team. He has been an architectural consultant for more than thirty years. His consulting services have been provided internationally in the areas of urban planning, real estate development, property acquisitions, operations management, international start-up operations, business development, marketing/sales and alliance building. The Embassy of Japan in Washington D.C. selected Mr. Sakai to design and supervise construction of its Chancery. Similarly, as a consultant in Ascona, Switzerland from 1995-1997 Mr. Sakai was selected as coordinator for the design process of the new Chancery for the Embassy of Japan in Bern, Switzerland.

Mr. Sakai's broad personal experience brought greater depth to the Daedalus Building System than simply design of prefabricated, modular, or panel systems. His experience in community design - featured in both Life and Time magazines - has permitted Daedalus to capitalize upon demographically-driven community design as a fundamental and competitive aspect of Daedalus' composite and metal panel systems.

Mr. Sakai established a European subsidiary company for a Japanese electronic component manufacturer involving 40 corporate clients in eight European Countries, marketed throughout Europe and doubled sales volume within three years. Recently, as a consultant in McLean, Virginia he designed and coordinated expansion of the NHK ( Japan Broadcasting Corp.)

As General Manager for SAGAM Europe, Brussels, Belgium from 1992 - 1995 he established European marketing bases in Germany and Belgium, developed and expanded the sales network, and served corporate customer such as Phillips, Thompson, Grundie, Matra, Nokia, etc., in Belgium, France, Germany, Austria, the Netherlands and Finland.

Mr. Sakai was Corporate Advisor and Executive Vice President of TOBISHIMA Corporation, Tokyo, Japan and Vienna, Virginia from 1987-1991. He established a subsidiary office in the U.S. to pursue commercial real estate development opportunities and provided project management for Japanese investors building U.S. factories.

Mr. Sakai was a founding partner of I. & S Associates, Inc., an architectural design firm formed in Vienna, Virginia. He was a Principal and Chairman from 1984-1992. I&S provided services to the Embassy of Japan in Washington, D.C. for Chancellery redevelopment (210,000 square feet, $22 Million in 1984).

As Vice President and Principal for Design of the Benham Group, East, in Vienna, Virginia he was in charge of the Smithsonian Institution concept study for Oriental and African Art Museum, Washington, DC He designed the Nuremberg Army Hospital Dental Clinic in Germany, the Bad Hersfeld, Health & Dental Clinic, Germany. He designed the Bethseda Metro Center in Maryland. The Embassy of Japan engaged the group for a chancery redevelopment project, requiring 39 hearings by the U.S. government and the public to gain approval. He designed the electromagnetic development lab for the Naval Research Laboratory for the U.S. Navy, Washington DE and a Naval Air Development Center in Westminster, Pennsylvania.

From 1970-1973 he was Chief Designer with Aranyi, Murell and Associates, Virginia Beach, Virginia, designing offices, community buildings and multiple housing projects.

Mr. Sakai was Collaborating Architect for PLANEMAK, Sao Paulo, Brazil from 1960-1969 and was in charge of design and development of numerous commercial buildings, manufacturing facilities, base towns for the Juauguari Reservoir, Paraibuna Plant, the Centrais Electricas de Sao Paul, SA. Hydro-electric plant control tower, dam and lock, and for the Ilha Solteria Plant (3,200,000 kw). Prior to moving to Brazil, Mr. Sakai was and architect in Japan providing services for design of numerous residences and commercial projects.

Mr. Sakai has a degree in Architecture from Tokyo University of Arts, and graduate studies in Urban Affairs from Virginia Polytechnic Institute and State University. H is fluent in English, Japanese and Portuguese with a strong working knowledge of Spanish, French and German.

All current officers and directors serve until the next annual meeting of shareholders or until they are elected and qualified. Each executive officer and director of Daedalus holds office until a successor is elected, or until the earliest of death, resignation or removal. All officers serve at the discretion of the Board of Directors. No family relationships exist between or among any of Daedalus' officers or directors. Daedalus officers receive compensation from Daedalus.

                                    DIRECTORS
                                    =========

ADMIRAL JAMES A. LYONS, Jr., USN (Ret.) Chairman of the Board of Directors, is President and CEO of LION Associates, an international consulting firm. That enterprise provides technical expertise in the areas of international marketing and trade, foreign policy and security affairs along with defense and commercial procurement. Additionally, Admiral Lyons is Chairman, President, and CEO of Guam Industrial Services, Inc. and Guam Shipyard, Inc., providing ship repair and maintenance services to deployed units of the U.S. Pacific Fleet.

As Chairman of the Board of SABAYCO Admiral Lyons signed an exclusive agreement to develop a plan for making Subic Bay in the Philippines a major international and domestic hub for ship container and break bulk operations in the Pacific Basin, with Philippine President Ramos presiding at the signing.

Admiral Lyons served as an officer in the U.S. Navy for thirty-six years, in command and staff positions culminating in command of the U.S. Pacific Fleet - the largest single military command in the world - contributing directly to the economic stability and humanitarian understanding in the Pacific and Indian Ocean Regions. Other command positions were at the numbered Fleet, Tactical Group and Unit level. Staff positions included assignment as Deputy Chief of Naval Operations (Plans, Policy and Operations) with extensive responsibility for plans and policy within the U.S. Navy, JCS, and Senior U. S. Military Representative to the United Nations.

As Commander-in-Chief, U.S. Pacific Fleet 1985-1987 he directed and controlled a force of more than 250,000 personnel. He instituted a new North Pacific strategy, a new anti-submarine warfare policy and new long range strike concepts. As Deputy Chief of Naval Operations 1983-1985 he was responsible for all-maritime plans, policies and operations throughout the world, including conducting the Incidents at Sea talks with the Soviet Union in Moscow, 1984.

During Admiral Lyons assignment as Commander, Second Fleet and Striking Force Atlantic, he developed the U.S. Navy's Norwegian Sea Strategy, initiated and published fighting instructions that now comprise the basic source of war fighting and tactics.

Admiral Lyons graduated from the Naval Academy with a BS in 1952, the Naval War College in 1964 and with a MS from the National War College in 1971.

         Admiral Lyons is a member of the following boards:
          Chairman, Daedalus Projects, Inc.
          Chairman, Daedalus Building Systems, Inc.
          Director, Wilson UTC
          Director, SHIPINVEST, II
          Director, Defense Intelligence Scientific and Technical Advisory Board Director, The National Coalition for Defense Advisory Board
             Member, Advisory Committee National Foundation for Cancer Research

Admiral Lyons Awards and Medals include Distinguished Service Medals, the Defense Superior Service Medal, the Legion of Merit, Meritorious Service Medal, and various other personal decorations from France, Philippines, Korea and Thailand

GRANT L. HOPKINS is CEO of Combined Area Studies of Pittsburgh, Pennsylvania. CAS is a strategic facilitator of relationships within the defense, national security and technology sectors. It has a number of domestic and foreign clients, most recently the Republic of Yemen.

Prior to CAS Mr. Hopkins was employed for over a decade by the Washington DC based petroleum consultancy, The Petroleum Finance Company, Ltd. where he headed Special Projects and founded its Studies & Observations Group- which used the tested and proven use of the intelligence cycle to provide clients with real time information on events affecting petroleum markets thus allowing them to make independent market related assessments related to supply, production and commercial trading. His clients included major oil and trading companies as well as numerous foreign governments oil entities and foreign ministries.

Mr. Hopkins held a variety of management positions in the international oil industry beginning with Gulf Oil Corporation where he worked from 1971-80 as an advisor to the Chairman on international politics and then in various management positions in supply and trading in Pittsburgh, Houston, Vienna, London and the Middle East. He was subsequently employed abroad by a subsidiary company of Coastal States, Getty Oil Company and Paris based Fretoil.

Mr. Hopkins received a B.A cum laude from Washington & Jefferson College and an MA magna cum laude in East Asian Studies from the University of Michigan. He was awarded a graduate fellowship in cultural and social anthropology by Rice University for the academic calendar 1985-87. He has lectured on petroleum and political maters throughout his career at various institutions including the Council on Foreign relations, Harvard's Center for Russian Studies, The MBA programs at Michigan and the Wharton School of Business at the University of Pennsylvania.

RALPH O. HUTCHISON has served for twenty-eight years as President and CEO of National Stonehenge Corporation, a management consulting firm that provides management audits, acquisition analysis and evaluation, operations analysis, financial and management controls to improve profits. The company also provides asset audits for refinancing, production planning and management. Under his guidance and direction, National Stonehenge Corporation served as a consultant to a large European company in acquiring a $500,000,000 U.S. consumer products company and recently completed an evaluation study for a large Korean company to build a $750,000,000 manufacturing plant in four stages to be located in Georgia.

Mr. Hutchison organized United Real Estate Management Corporation (UREMCO) in 1989 and serves as President and CEO of this real estate management company UREMCO providing institutional management, property evaluations and feasibility studies, corporate and partnership workouts, takeover procedures, computerized accounting and reporting systems.

National Stonehenge Corporation and UREMCO acted as advisors to major banks, trusts, pension funds and the FDIC since 1972. Stonehenge has an active partnership with the FDIC for asset and institutional management and has completed assignments as managers of Pacific Savings Bank and Beverly Hills Business Bank in California. Stonehenge directed management and disposition of more than 4000 assets exceeding $750,000,0000 in value for the Resolution Trust Corporation.

In 1976 Mr. Hutchison was appointed Federal Trustee in proceedings for the reorganization of Carolina Caribbean Corporation (CCC), a public company, pursuant to the Chapter X Bankruptcy Code. He developed and executed a business plan for this 9000-acre development with improvements and assets valued in excess of $40,000,0000.

In 1977 Mr. Hutchison was appointed Honorary Consul for the Grande-Duche' de Luxembourg for the Southeastern United States. He acted as advisor to the cabinet of ministers for development of national industrial development policies, procedures and action programs. Unemployment was reduced and has remained at 2.3% - 2.7% - producing the second highest standard of living in Europe.

Mr. Hutchison joined Great Southwest Corporation in 1966 as Vice President of Acquisitions. By 1970 he had progressed to Executive Vice President and Chief Operating Officer. In this capacity he was responsible for the company's industrial parks, Six Flags Amusement Parks and directed their planning, financing, engineering, construction and operation of industrial income producing properties. These properties included 2 million square feet of industrial/warehousing space in a 4,600 acre industrial park in Arlington, Texas and operations of three Six Flags Amusement parks with revenues in excess of $100 Million.

Mr. Hutchison joined Ling Temco Vought, Dallas, Texas in 1960 as Field Director of Operations Task Force reporting to the Executive Vice President. He was responsible for field direction and coordination of 10-12 senior staff executives in analysis, evaluation and immediate executive action as required in divisions and subsidiaries in a loss position. He was directly responsible for all phases of financial and operating management with special emphasis on sales expansion, new products, improved management controls production, and new techniques for manufacturing plants.

From 1955 to 1960, Mr. Hutchison was Executive Assistant to the Chairman of the Board, Morehead Patterson, and Vice Chairman, General Walter Bedell Smith, of American Machine and Foundry (AMF). Mr. Hutchison was General Smith's Confidential Assistant in his liaison with the Executive Branch (President Eisenhower) on special assignments. His responsibilities involved recommendations on: trouble shooting for management, financial and long range planning, cost reductions and management controls, preparation of top management reports on: operations of divisions and subsidiaries, sales and acquisitions for corporate enterprises, production planning and management of manufacturing plants.

Mr. Hutchison has a BS in Chemical. Engineering from University of Louisville, Louisville, Kentucky, and an MS, Chemical Engineering (Nuclear Metallurgy) from the Oak Ridge Institute of Nuclear Studies/University of Tennessee. He is a licensed Professional Engineer in South Carolina, Georgia and Texas, and is listed in "Who's Who in America."

AMB. GEORGE C. MONTGOMERY graduated from the University of Virginia in 1966 and was commissioned an Ensign in the U.S. Navy. He served aboard destroyers and in 1971 served as Advisor to the Navy of the Republic of Vietnam. He resigned in 1972 to enter Vanderbilt Law School where he specialized in International Law. Upon graduation in 1976 he became a member of the Bar of the District of Columbia and joined the staff of Senator Howard Baker, Jr.

In 1977, he became Senator Howard Baker's Chief Legislative Assistant, and was made Counsel to the Majority Leader of the United States Senate in 1981. In addition to serving as senior foreign policy advisor to the Majority Leader and as the principal liaison between the Senate Leadership and the Executive Branch, Mr. Montgomery traveled widely with, and on behalf of, the Senate leadership, including numerous trips to the Middle East, Japan and East Asia. In 1985 he was nominated by President Reagan and became the United States Ambassador to the Sultanate of Oman.

In February of 1989, he returned from Oman and became a partner in the Washington office of Baker, Donelson, Bearman and Caldwell where he is managing partner. He remains a Captain in the United States Naval Reserve. Mr. Montgomery is a member of the Council on Foreign Relations and the Board of Visitors of the Georgetown University School of Business.

ROBERT J. SALMON has been a management consultant since 1994. Mr. Salmon has developed medical insurance, emergency procedures, equipment and supplies outfitting and a medical management plan for NESCOR Incorporated, a private natural resources company operating in the Gobi Desert region of Mongolia and China. He also developed a medical facility design review methodology for a hospital construction project in Santiago, Chile.

As a management consultant he has prepared portions of a business plan for a joint private/public developer of a medical facility in San Iisidro, Argentina, and also prepared a business improvement plan and publicity for a private foundation sponsoring medical education. He has provided research services and reports to a private sponsor of medical facilities food disaster relief. In addition to consulting services provided for the medical field, he also participated in the refinancing of a private auto parts manufacturer.

In 1993-1994 he was a Senior Associate of Medical Service Corp., INT. (MSCI) where he was Developer and Project Manager for EXXON Chad/Cameroon malaria control; including recruitment of paramedical personnel for emergency and disaster relief activities; development of specifications for emergency medical supplies; and vendor networks for: turnkey hospitals, medical equipment and supplies; pharmaceuticals and drugs necessary to support emergency medical services and mortuary services.

Additionally he has coordinated management, transportation and logistics of USAID sponsored international medical service programs.

As an independent consultant from 1992-1993, Mr. Salmon conducted seminars in medical service analysis, scoping, and contracting in the public sector for the American College of Healthcare Executives, the University of California and other corporations.

Mr. Salmon served in the United States Navy as Commanding Officer for international mobile medical operations from 1991-1993. He directed a 200 person staff in engineering design, integration, procurement, assembly, transportation, storage and maintenance off the Navy's seventeen 250- and 500-bed fleet hospitals.

During Operations Desert Shield and Desert Storm Mr. Salmon was responsible for the transporting of three hospitals from sites in Norway, Japan, and the British Indian Ocean Territory and directing them in Saudi Arabia and Bahrain; completing their erection in 14-19 days; and providing medical, food, vehicle and industrial supplies for the duration of those operations.

As Deputy Assistant Chief, Navy Bureau of Medicine and Surgery and Deputy Commander, Naval Medical Command, he analyzed requirements, conceived and implemented programs, directed procurements and contracts for all new construction, capital equipment and health care service contracts, ranging from off-premises laboratory testing to complete clinic and emergency room operations.

Mr.  Salmon  has a BS,  Foreign  Service  from  Georgetown  University  and  has additional education in Military Logistics by the U.S. Navy, Financial Management from Georgetown University, and in Total Quality Management from the Naval Postgraduate School.

WALKER A. WILLIAMS has worked with Daedalus over the past two years, first as a consultant and then as a Director of the Daedalus Project, to advance the company's objectives of with specific emphasis upon the District of Columbia, west and south Africa and humanitarian programs directed toward solution of the worldwide housing shortage, such as Habitat for Humanity International.

Mr. Williams is an urban affairs, public relations and international marketing specialist with over two decades of experience working with private, public and institutional corporations. His areas of expertise include international development, finance, small business development, corporate management, economic development and fund raising.

Mr. Williams is President of Education Africa USA, a non-profit, non-political 501(c)3 organization committed to providing quality educational opportunities within South Africa. Education Africa's US mandate is to provide assistance to the programs and projects initiated in South Africa by Education Africa SA. Education Africa USA provides fundraising and public affairs assistance in the United States in support of educational programs in South Africa.

Walker Williams is also president of Alternative Marketing Access, a full-service communications and management-consulting firm, specializing in marketing, public relations, legislative guidance, event management, fund raising, and tourism development. Alternative Marketing Access manages the day-to-day operations of U.S./South Africa Trade Association (USSATA), a non-profit trade association established to export and promote U.S. agricultural products into South Africa. USSATA through a grant from the U.S. Department of Agricultures Market Promotion Program (MPP) to conduct marketing research on South Africa. USSATA also conducted a trade mission to South Africa through its MPP agreement and a reverse South African Trade Mission to the Food Marketing Institute (FMI) International Supermarket Industry Convention Chicago in 1995. USSATA, at the time, was the only minority organization participating in USDA's MPP program.

Mr. Williams left the presidency of UniWorld Washington, a full service communications and management-consulting firm, specializing in public affairs, legislative guidance, event management, fund raising, and tourism development in 1993.

Prior to UniWorld, he was president of Walker A. Williams & Company serving over 250 clients. These included such federal agencies as the U.S. Department of Housing and Urban Development, Commerce, Education, State, and local municipal governments. UniWorld is the largest ethnic advertising agency in the United States.

From 1977 to 1985, he served as executive director of the non-profit Caribbean Council. Its programs focused on initiatives to link minority American businesses with Caribbean businesses in the areas of communications, tourism, agriculture, transportation, and training. Mr. Williams has developed, implemented, and coordinated eight trade and investment missions to the following Caribbean countries: Barbados, Dominican Republic, Grenada, Jamaica, St. Lucia, Trinidad and Tobago, and Haiti. Over 475 business people participated in these missions and over $95 million in intra-regional transactions were completed. The majority of these transactions have been joint ventures. In support of these activities, Walker Williams also conducted numerous country briefings for potential U.S. contractors, investors, and exporters.

As TransWorld Airlines' Manager for Special Markets (1964 to 1968), he was responsible for the development of ethnic markets in the United States and Africa. His wide range of involvement in the developing world also included his participation as a development and management consultant to Nigeria's FESTAC in 1977; launch of AFRICARE; passage of the Caribbean Basin Initiative (CBI); development of the Peace Corps Caribbean Basin Initiative programs, etc.

Walker Williams was born in New Jersey, earned a Communications degree (public relations) from Boston University, where he was in the fraternity Kappa Alpha Psi. He also attended Seton Hall's and Rutger University's graduate schools of Business Administration.

EXECUTIVE COMPENSATION
======================

The following table sets forth the executive officers of Daedalus whose aggregate compensation for the year ended December 31, 2000 is expected to exceed $100,000 per year:

Name                                    Position                                           Compensation
Edward A. McCulloch                     President and Chief Executive Officer and          $225,000
                                           Director
David Lightbody                         Executive  Vice  President  and  Chief  Financial  $130,000
                                            Officer and Director
All officers and directors                                                                 $553,000
as a group (5 officers)


RELATED TRANSACTIONS
====================

The Daedalus Project, Inc. is affiliated with Daedalus Building Systems, Inc. Edward A. McCulloch is the principal shareholder and President of The Daedalus Project, Inc. Initial ownership and distribution of common shares in Daedalus Building Systems, Inc. - on October 28, 1999 - was pursuant to the original subscription agreements with investors in The Daedalus Project, Inc., which provided, inter alia, for the ownership by those shareholders of any other entities created by The Daedalus Project, Inc. for public or distributed ownership. Thus, with the exception of the equity position of Mr. McCulloch - who agreed to take a reduction - the initial equity positions of the owners of Daedalus Building Systems, Inc., reflect their absolute ownership of The
Daedalus  Project,  Inc. Mr.  McCulloch  received  3,447,150  shares of Daedalus
Building Systems, Inc. common stock, all 250,000 shares of Daedalus Series A Preferred and all 1,000,000 shares of Daedalus Series B preferred, the latter containing certain "earn-out" provisions pertaining to the performance of the company and their conversion to common stock.

On October 31, 1999, The Daedalus Project, Inc. and Daedalus Building Systems, Inc., entered into agreement to transfer all rights to the composite housing technology of the Daedalus Building System, developed by Mr. McCulloch and advanced by The Daedalus Project, Inc., and the capital stock of Daedalus Composites, Inc., its Canadian subsidiary, in exchange for a royalty on the gross sales of Daedalus Building Systems, Inc.

Mr. McCulloch is also the principal shareholder of Chesapeake Services Corporation. Daedalus leases approximately 4,556 square feet of office space in Alexandria, Virginia from Chesapeake for approximately $82,000 per year, under a five-year lease. Mr. McCulloch owns all of Chesapeake Services Corporation through its parent corporation, The Chesapeake Group, International Programs In Applied Technology, Inc.


                PRINCIPAL SHAREHOLDERS OF DAEDALUS COMMON STOCK
          (Before the Distribution -  8,700,000 common shares issued)

                                                                Common Shares Owned          Percentage Owned
Name and Address of Beneficial Owner                            Beneficially

Edward A. McCulloch 2                                                    3,336,982           38.36%
7514 Ridgecrest Drive
Alexandria, VA  22308

Robert J. Salmon                                                         1,000,000           11.49%
3623 Raymond Street
Chevy Chase, MD  20815

Steve Stone and William Johns, Sr.                                        819,000            9.41%
25802 Novi Road
Novi, MI  48375

All officers and directors as a group (11 persons)                       5,414,482           62.24%%


                      DESCRIPTION OF SECURITIES OF DAEDALUS

Authorized Capital Stock

Description of common stock

          Authorized:                        30,000,000 shares, $0.01 par value per share
          Issued and Outstanding:            8,700,000 shares

Preferred Stock

          Authorized:                        3,000,000 shares, $1.00 par value per share, issuable in series, with the 250,000 shares Series "A" and 1,000,000 shares of Series
                                             "B", "C", and "D" preferred stock having the general terms as hereinafter set forth, and the remaining 375,000 shares of authorized preferred stock being issuable in one or more series, as designated and determined from time to time by the board of directors of Daedalus.  Except for the above mentioned Series "A",
                                             "B", "C", and "D", preferred stock, each subsequently designated series of preferred stock shall consist of the number of shares so designated for such series, and shares of that series shall have the rights, preferences and other features as so determined and designated.
Designated, Issued and Outstanding:
                  Series "A"
                                             No. of Shares Designated: 250,000
                                             No. of Shares Issued and Outstanding:  250,000
                                             Liquidation Preference:  $1.00 per share

                  Ranking:                   Pari passu with the Series "B" preferred stock of Daedalus, and senior to all other series of preferred stock of Daedalus
                                             designated at any time subsequent to Closing of this Agreement.

                  Conversion Rights:         Each share of Series "A" preferred stock may, at the option of the holder, be converted into one (1) share of common stock of
                                             Daedalus at any time within twenty (20) years following the
                                             Closing of this Agreement.3

                  Voting Rights:             Each share of Series "A" preferred stock shall have and be entitled to cast thirty (30) votes, in common with the votes to which holders of common stock of Daedalus then outstanding shall be entitled to cast (one vote per share) on all matters submitted for, or required to be submitted for action by the stockholders, as set forth in the Certificate of Incorporation of Daedalus or applicable provisions of the General Corporation Law of Delaware.
                                             Additionally, holders of Series "A" preferred stock shall be entitled to cast one (1) vote for each share of such Series "A"
                                             preferred stock on all matters submitted for, or required to be submitted for, voting by holders of such Series "A" preferred stock, as a separate class of stock, as set forth in the
                                             certificate of incorporation or the General Corporation Law of the
                                             State of  Delaware.

                  Dividends:                 None

                  Redemption Rights:         Provided funds are legally available therefore, each share of
                                             Series "A" preferred stock then outstanding shall be mandatorily redeemed by Daedalus at the option of the holder thereof, at any time upon demand of such holder, at a price of $1.00 per share.


                  Call Provisions:           Provided funds are legally available therefore, all shares of
                                             Series "A" preferred stock outstanding on the twentieth (20th)
                                             anniversary of their issue shall be mandatory to call and redeemed by Daedalus at a price of $1.00 per share.

                  Series "B"
                                             No. of Shares Designated:  1,000,000
                                             No. of Share Issued & Outstanding:  1,000,000
                                             Liquidation Preference:  $2.50 per share

                  Ranking:                   Pari passu with the Series "A" preferred stock, and senior to all other series of preferred stock of Daedalus designated at any time subsequent to their issue.

                  Conversion Rights:          Subject to Daedalus's  satisfying the conditions pertaining to its
                                              "Pre-Tax  Earnings"   (hereinafter  defined)  as  hereinafter  set
                                              forth, during the following  prescribed periods and subject to the
                                              following   quantity   limitations,   the  shares  of  Series  "B"
                                              Preferred  Stock  may,  at the option of the  holder  thereof,  be converted  into shares of common stock of Daedalus  upon  reaching the following earning plateaus on or before December 31, 2003:4

                                              (1)  333,333  Series "B" shares can be  converted  into  1,666,665
                                              Daedalus  common  shares,   upon  record  of  $5,000,000   pre-tax
                                              earnings.

                                      -34-

                                              (2)  Upon record of an additional $5,000,000 in pre-tax earnings
                                              (a total of $10,000,000 pre-tax earnings), an additional 333,333
                                              Series "B" shares can be converted into 1,666,665 Daedalus common shares.

                                              (3)  Upon the record of an additional $6,000,000 (a total of
                                              $16,000,000 pre-tax earnings), and additional 333,334 Series "B"
                                              shares can be converted into 1,666,670 Daedalus common shares.

                  Series "C"
                                              No. of Shares Designated:    1,000,000
                                              No. of Share Issued & Outstanding:    1,000,000
                                              Liquidation Preference:     $2.50 per share

                  Ranking:                    Subsequent  to  Series  "A" and  Series  "B"  preferred  stock  of
                                              Daedalus  designated  at any time  subsequent  to  closing of this
                                              Agreement.

                  Dividends:                  None

                  Voting Rights:              None

                  Conversion Rights:          Each share of Series  "C"  preferred  stock may,  at the option of the holder,  be  converted  into one (1) share of common  stock of
                                              Daedalus at $2.00 per share at any time  within  twenty (20) years following the Closing of this Agreement.

                  Series "D"                  No. of Shares Designated:   375,000
                                              No. of Share Issued & Outstanding:   375,000
                                              Liquidation Preference:   $2.50 per share

                  Ranking:                    Subsequent  to  Series  "A" and  Series  "B"  preferred  stock  of
                                              Daedalus  designated  at any time  subsequent  to  Closing of this
                                              Agreement.

                  Dividends:                  None

                  Voting Rights:              None

                  Conversion Rights:          Subject to Daedalus'  satisfying the conditions  pertaining to its
                                              "Pre-Tax  Earnings"   (hereinafter  defined)  as  hereinafter  set
                                              forth, during the following  prescribed periods and subject to the
                                              following   quantity   limitations,   the  shares  of  Series  "D"
                                              Preferred  Stock  may,  at the option of the  holder  thereof,  be converted  into  shares of common  stock of  Daedalus at $2.00 per share upon  reaching the following  earning  plateaus on or before
                                              December 31, 2003:

                                              (1)  125,000  Series  "D"  shares  can be  converted  into  62,500
                                              Daedalus  common  shares,   upon  record  of  $10,000,000  pre-tax
                                              earnings.

                                              (2) Upon record of an additional  $10,000,000 in pre-tax  earnings
                                              (a total of $20,000,000  pre-tax earnings),  an additional 125,000
                                              Series "D" shares can be  converted  into 62,500  Daedalus  common shares.

                                              (3) Upon  the  record  of an  additional  $10,000,000  (a total of
                                              $30,000,000  pre-tax earnings),  and additional 125,000 Series "D"
                                              shares can be converted into 62,500 Daedalus common shares.

Warrants

Daedalus Series "A" Common Stock Warrants
                                             Number To Be Authorized:  750,000
                                             Number To Be Issued & Outstanding:  750,000
                                             Expiration Date:  Three (3) years following Closing

                  Rights (General):          The holder of each  Series "F"  Warrant  has the right to  purchase one (1) share of common  stock of  Daedalus at a price of $2.00 per share.

                  Call Provisions:            Daedalus  shall have the right to call for  redemption  all Series
                                              "F"  Warrants  then  outstanding  if and when the  Average  Market
                                              Price  (meaning for the purpose of this Exhibit,  the mean between the bid and asked price at Closing) of  Daedalus'  common stock is at least  $3.00 per  share  for a period  of ten (10)  consecutive market days.  The redemption price is $0.10 per warrant.

                          SHARES ELIGIBLE FOR FUTURE SALE

The market price of the common stock may be adversely affected by the sale, or availability for sale, of substantial amounts of the common stock in the public market following the Distribution. The 1,500,000 shares included in the Distribution will be freely tradable.

All of the 8,700,000 outstanding shares of common stock may be sold in the public market only if registered or pursuant to Rule 144 of the Securities Act. The provisions of Rules 144 provide that these securities will be available for sale in the public market on October 31, 2000 which is one year from the date they were issued, subject to the volume limitations and other conditions of Rule 144.

We also have outstanding 250,000 shares of Series A Preferred Stock, that are owed by Mr. McCulloch and that are convertible into a like number of shares of common stock. Mr. McCulloch also owns 1,000,000 outstanding shares of our Series B Preferred Stock that are convertible into as many as 5,000,000 shares of common stock, in accordance with a pre-tax earnings formula. We also have outstanding 1,000,000 shares of Series C Preferred Stock that are convertible into 500,000 shares of common stock and 375,000 shares of Series D Preferred Stock that are convertible into 187,500 shares of common stock if certain pre-tax earnings levels are achieved. These shares of common stock that become outstanding upon any conversion of the said preferred stock may also be sold in the public market pursuant to Rule 144.

RULE 144
========

In general, under Rule 144, a person who has owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

- one percent of the number of shares of common stock then outstanding, which will equal approximately 102,000 shares immediately after the Distribution; or

- the average weekly trading volume of the common stock on the National Association of Securities Dealers Over-the-Counter Electronic Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Daedalus.

                                  LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon for us by our counsel, Herbert S. Rosenblum, Esq., Alexandria, Virginia. Carl A. Generes, Esq., Dallas, Texas, has acted as special securities counsel to Daedalus.

                                     EXPERTS

This registration statement includes the financial statements of Daedalus as of October 31, 1999 and for the period May 20, 1999 (inception) to October 31, 1999 and of Daedalus Composites, Inc. as of October 31, 1999 and for the period May 20, 1999 (inception) to October 31, 1999, which have been audited by Pannell Kerr Foster PC, independent certified public accountants. These financials have been included herein in reliance upon the audit reports appearing elsewhere herein, given upon the authority of said firm as experts in accounting and auditing.

                        DISCLOSURE OF COMPANY POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation and by-laws provide that we shall indemnify all of our directors and officers to the fullest extent permitted by Delaware Law. Under such provisions, any director or officer, who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests Daedalus. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling Daedalus pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We maintain directors' and officers' liability insurance providing aggregate coverage of $______________.

                         DAEDALUS BUILDING SYSTEMS, INC.

                              Financial Statements
                     For The Period May 20, 1999 (Inception)
                               To October 31, 1999

                                Table of Contents

    ...........................................

Independent Auditor'Report ....................   1
Consolidated Balance Sheet ....................   2
Consolidated Statement of Operations ..........   3
Consolidated Statement of Stockholders' Deficit   4
Consolidated Statement of Cash Flows ..........   5
Notes to Consolidated Financial Statements ....   6

                             Pannell Kerr Foster PC
                                Fairfax, Virginia

                          Independent Auditors' Report



To the Stockholders and Board of Directors
Daedalus Building Systems, Inc.
Alexandria, Virginia


We have audited the accompanying consolidated balance sheet of Daedalus Building Systems, Inc. and subsidiaries as of October 31, 1999, and the related consolidated statement of operations, stockholders' equity, and cash flows for the period May 20, 1999 (inception) to October 31, 1999. These financial statements are the responsibility of Daedalus' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Daedalus Building Systems, Inc. and subsidiaries at October 31, 1999, and the results of their operations and their cash flows for the period May 20, 1999 (inception) to October 31, 1999, in conformity with generally accepted accounting principles.



/s/
Pannell Kerr Foster PC







December 10, 1999

               Daedalus Building Systems, Inc. and Subsidiaries
                            CONSOLIDATED BALANCE SHEET
                                 October 31, 1999

                                     Assets

Current assets
    Cash .......................................................     $ 74, 953
    Accounts receivable trade  .................................        18,272
    Inventories ................................................        11,596
    Prepaid expenses ...........................................         8,161
          Total current assets .................................       112,982

Equipment (note 1) .............................................     1,887,917

Patent (note 1) ................................................     1,575,000
     Total assets ..............................................   $ 3,575,899

                      Liabilities and Stockholders' Equity

Current liabilities
    Accounts payable and accrued expenses ......................   $    39,067
          Total current liabilities ............................        39,067
Commitments and contingencies (notes 3, 4, and 5)
Stockholders' equity (note 2)
    Common stock, par value $0.01 per share, authorized
    30,000,000  shares; issued and outstanding,
    8,700,000 shares ...........................................        87,000

    Series A convertible preferred stock, par value
    $1.00 per share,250,000 shares authorized and
    outstanding, $250,000 liquidation  preference...............       250,000

    Series B convertible preferred stock, par value
    $1.00 per share,1,000,000 shares authorized and
    outstanding, $2,500,000 liquidation preference..............     1,000,000

    Series C convertible preferred stock, par value
    $1.00 per share,1,000,000 shares authorized and
    outstanding, $2,500,000 liquidation preference..............     1,000,000

    Series D convertible preferred stock, par value
    $1.00 per share,375,000 shares authorized and \
    outstanding, $937,500 liquidation preference................       375,000

    Additional paid-in capital .................................       896,959

    Accumulated deficit ........................................       (72,127)

    Total stockholders' equity .................................     3,536,832

    Total liabilities and stockholders' equity .................   $ 3,575,899



                    See notes to consolidated financial statements

                Daedalus Building Systems, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF OPERATIONS
           For The Period May 20, 1999 (Inception) to October 31, 1999

    ...........................................

Net Sales .....................................   $    38,296
Cost of goods sold ............................        23,788
     Gross profit .............................        14,508
Operating expenses
     General and administrative ...............        32,238
     Repairs and maintenance ..................         5,046
     Utilities ................................        16,412
     Property tax .............................        24,480
     Insurance ................................         4,073
     Other ....................................         4,386
         Total operating expenses .............        86,635
         Net (loss) ...........................   $   (72,127)
Basic (loss) per share ........................   $     (0.01)
(Loss) per common share, assuming full dilution   $     (0.01)
Weighted average shares outstanding ...........     8,700,000


                 See notes to consolidated financial statements

                Daedalus Building Systems, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
           For The Period May 20, 1999 (Inception) to October 31, 1999

    ..................

                                     Acquisition of   Acquisition of   Contributed
                        Balance         Cambridge        Daedalus        Capital      Net       Balance
                       10-28-99        Unique, Inc.   omposites, Inc     (note 5)    (loss)     10-31-99
Common Stock
Shares ............       --            200,000         8,500,000          --         --       8,700,000
Amount at Par .....       --        $     2,000            85,000          --         --          87,000

Series A...........       --             --                --              --         --          --
Shares.............       --             --               250,000          --         --         250,000
Amount at Par .....       --             --               250,000          --         --         250,000

Series B ..........       --             --                --              --         --          --
Shares ............       --             --             1,000,000                              1,000,000
Amount at Par .....       --             --             1,000,000                              1,000,000

Series C ..........       --             --                --              --         --          --
Shares ............       --          1,000,000            --              --         --       1,000,000
Amount at Par .....       --      $   1,000,000            --              --         --       1,000,000

Series D ..........       --             --                --              --         --          --
Shares ............       --            375,000            --              --         --         375,000
Amount at Par .....       --      $     375,000            --              --         --         375,000

Additional Paid-in ..     --             --                --              --         --          --
Capital .........                 $     198,000           648,037       50,922                   896,959

Accumulated ......        --             --                --              --         --          --
Deficit ..........        --             --         $     (71,505)         --          (622)     (72,127)

Total ............   $    --      $   1,575,000     $   1,911,532    $  50,922    $    (622) $ 3,356,832

                            See notes to consolidated financial statements

                        Daedalus Building Systems, Inc. and Subsidiaries
                                CONSOLIDATED STATEMENT OF CASH FLOWS
                                     Increase (Decrease) In Cash
                    For The Period May 20, 1999 (Inception) to October 31, 1999

Cash flows from operating activities:
       Net (loss) ....................................................................   $   (72,127)
       Adjustments to reconcile net (loss) to net cash (used) by operating activities:
              Changes in assets and liabilities (net)
                  Net cash (used) by operating activities
                                                                                               1,038
                                                                                             (71,089)
Cash flows from financing activities:
       Contributed capital ...........................................................        50,922
       Stock issued for cash .........................................................        95,120
              Net cash provided by financing activities ..............................       146,042
Net change in cash ...................................................................        74,953
Cash at beginning of period ..........................................................         __-__
Cash at end of period ................................................................   $    74,953
Supplemental disclosure of non-cash investing and financing activities:
       Assets and liabilities of subsidiaries acquired (assumed),excluding cash,
          through issuance of stock ..................................................   $ 3,462,917

                  See notes to consolidated financial statements

                Daedalus Building Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                October 31, 1999


Note 1 - Nature  of  business  and  significant  accounting  policies

Nature of business
==================

Daedalus Building Systems, Inc., (Daedalus) is marketing and commencing manufacturing operations for the production of low-cost structures comprised of panels that are formed by advanced composite technology, the Daedalus Building System. Daedalus recycles plastic waste. Panels will be fabricated principally from recycled polyolefins, compounded with various additives to form polymer alloys and to increase performance parameters and the typical attributes of composites such as strength, flexibility, durability, and permanence. Additionally, Daedalus recently acquired the worldwide rights to the production and distribution of a polyurethane foam filled metal panel building system that will complement the marketing efforts of the low-cost composite structures in a slightly higher socioeconomic sector of the worldwide market.

Basis of presentation
=====================
The accompanying consolidated financial statements are prepared on the basis of generally accepted accounting principles and include the accounts of Daedalus and its subsidiaries, all of which are wholly owned. All material inter-company accounts have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Daedalus is a Delaware corporation incorporated on October 28, 1999. Daedalus entered into the following acquisitions immediately after incorporation.

Acquisition of Cambridge Unique Associates, Inc.
================================================
On October 30, 1999, Daedalus acquired the assets of Cambridge Unique Associates, Inc., (Cambridge), a Canadian corporation, in exchange for 200,000 shares of common stock of Daedalus and 1,000,000 shares Series "C" preferred stock and 375,000 shares of Series "D" preferred stock in Daedalus. The acquisition was accounted for using the purchase method. The purchase price of $1,575,000 was allocated solely to the patent which was the only asset of Cambridge. Cambridge has worldwide manufacturing and distribution rights for a metal building system patented under US Patent No. 08/988,697 Load Bearing Pre-fabricated Building Construction Panel, which is a polyurethane foam filled metal panel building system that will be used to fabricate houses to complement those of Daedalus Building System at a slightly higher socioeconomic level. The inventor of the metal building system assigned the patent in return for certain royalty payments, as defined in the assignment agreement.

Acquisition of Daedalus Composites, Inc.
========================================

On October 31, 1999, Daedalus acquired all of the stock of Daedalus Composites, Inc. (DCI), a Canadian corporation, as well as the exclusive, nontransferable right and license to manufacture, use, market, and sell and otherwise to commercialize the patents, potential patents, technology, information and processes, and the improvements (the "Technology") throughout the world, related to residential housing units, from a company under common control, Daedalus Project, Inc., in exchange for a royalty of five percent of gross sales in which the Technology is embedded; and the issuance of 8,500,000 shares of common stock, 250,000 shares of Series "A" preferred stock and 1,000,000 shares of Series "B" preferred stock of Daedalus, to the stockholders of Daedalus Projects, Inc. The purchase price of the acquisition was determined to be the historical cost of the net assets of DCI, ($1,911,532) and no goodwill was recognized with the transaction. The acquisition was accounted for as a reorganization of entities under common control and, accordingly, the financial statements for all periods presented have been adjusted to reflect the combination of the entities at their historical bases.

                Daedalus Building Systems, Inc. and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                October 31, 1999


Foreign currency translation
============================

The  functional  currency of  Daedalus'  subsidiaries  is the  Canadian  dollar.
Because of the importance of Daedalus' financial activities in the United States, the financial statements are presented in U.S. dollars. Assets and liabilities of Daedalus' subsidiaries are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from differences in exchange rates from period to period from the subsidiaries assets and liabilities are included in the foreign currency translation adjustment account in stockholders' equity. There were no such adjustments during the period ended October 31, 1999.

Revenue recognition
===================
Revenue is recognized at the time the ownership of goods transfers to the customers and the earnings process is complete.

Cash
====
For purposes of reporting the statement of cash flows, Daedalus considers all cash accounts, which are not subject to withdrawal restrictions or penalties and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories
===========
Inventories are stated at the lower of cost (first-in, first-out method) or market.

Equipment
=========

Plant and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives ranging from three to fifteen years.

Income taxes
============

To the extent that taxable income differs from financial reporting net income due to temporary differences, deferred taxes are recognized. Income tax credits, if any, are recognized by the flow through method.

Loss per share
==============

Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period.

Fair value of financial instruments
===================================

The carrying amounts of Daedalus' financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, approximate fair values because of the short maturities of these instruments.

Patent
======

Amortization of the patent is computed by the straight-line method over its useful life of 17 (seventeen) years.

Note 2 - Capital stock
======================

Common stock
     Authorized:                                              30,000,000 shares, par value per share $0.01
     Issued and outstanding:                                  8,700,000

Preferred stock
      Authorized:                                             3,000,000 shares, par value $1.00, issuable in series,
                                                              with the 250,000 shares Series "A" and 1,000,000 shares
                                                              of Series "B", 1,000,000 of Series "C", and 375,000 of
                                                              Series "D" preferred stock.  The remaining 375,000
                                                              shares of authorized preferred stock being issuable in
                                                              one or more series, as designated and determined from
                                                              time to time by the Board of Directors of Daedalus.
                                                              Except for the above mentioned Series "A" and "B"
                                                              preferred stock, each subsequently designated series of
                                                              preferred stock shall consist of the number of shares
                                                              so designated for such series, and shares of that
                                                              series shall have the rights, preferences, and other
                                                              features as so determined and designated.

Designated, issued, and outstanding:

     Series "A"
         No. of shares designated:                             250,000
         No. of shares issued and outstanding:                 250,000
         Liquidation preference:                               $1.00 per share
         Ranking:                                              Pari passu with the Series "B" preferred stock and
                                                               senior to all other series of preferred stock.
         Conversion rights:                                    Each share of Series "A" preferred stock may, at the
                                                               option of the holder, be converted into one (1)
                                                               share of common stock of Daedalus at any time within
                                                               twenty (20) years following the Closing of the
                                                               Agreement with Empiric (see note 3).
         Voting rights:                                        Each share of Series "A" preferred stock shall have
                                                               and be entitled to cast thirty (30) votes, in common
                                                               with the votes to which holders of common stock then
                                                               outstanding shall be entitled to cast (one vote per
                                                               share) on all matters submitted for, or required to
                                                               be submitted for action by the stockholders, as set
                                                               forth in the Certificate of Incorporation of
                                                               Daedalus or applicable provisions of the General
                                                               Corporation Law of Delaware. Additionally, holders
                                                               of Series "A" preferred stock shall be entitled to
                                                               cast (1) vote for each share of such Series "A"
                                                               preferred stock on all matters submitted for, or
                                                               required to be submitted for, voting by holders of
                                                               such Series "A" preferred stock, as a separate class
                                                               of stock, as set forth in the Certificate of
                                                               Incorporation of Daedalus or applicable provisions
                                                               of the General Corporation Law of the State of
                                                               Delaware.

         Dividends:                                            None

         Redemption rights:                                    None
         Call provisions:                                      Provided funds are legally available therefore, all
                                                               shares of Series "A" preferred stock outstanding on
                                                               the twentieth (20th) anniversary of the Closing of
                                                               the Agreement with Empiric (note 3) shall be
                                                               mandatorily called and redeemed by Daedalus at a
                                                               price of $1.00 per share.

                Daedalus Building Systems, Inc. and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                October 31, 1999

Note 2 - Capital stock (continued)
==================================

     Series "B"
         No. of shares designated:                             1,000,000
         No. of shares issued and outstanding:                 1,000,000
         Liquidation preference:                               $2.50 per share
         Ranking:                                              Pari passu with the  Series  "A"  preferred  stock,
                                                               and senior to all other series of preferred stock.
         Conversion rights:                                    Subject  to  Daedalus   satisfying  the  conditions
                                                               pertaining to its "Pre-Tax Earnings",  as described
                                                               below, during the following  prescribed periods and
                                                               subject to the following quantity limitations,  the
                                                               shares of Series "B"  preferred  stock may,  at the
                                                               option of the holder  thereof,  be  converted  into
                                                               shares of common stock upon  reaching the following
                                                               earning plateaus on or before December 31, 2003:

                                                               (1)  333,333 Series "B" shares can be converted into
                                                               1,666,665 common shares, upon achievement of
                                                               $5,000,000 pre-tax earnings

                                                               (2) Upon  achievement  of an additional  $5,000,000
                                                               in  pre-tax   earnings  (a  total  of   $10,000,000
                                                               pre-tax  earnings),  an additional  333,333  Series
                                                               "B" shares can be converted into  1,666,665  common
                                                               shares.

                                                               (3) Upon  achievement  of an additional  $6,000,000
                                                               (a  total  of  $16,000,000  pre-tax  earnings),  an
                                                               additional   333,334   Series  "B"  shares  can  be
                                                               converted into 1,666,670 common shares.

                          Daedalus Building Systems, Inc. and Subsidiaries
                       Notes to Consolidated Financial Statements (continued)
                                           October 31, 1999


Note 2 - Capital stock (continued)
==================================

        Voting rights:                                        Holders of Series "B" preferred stock shall be
                                                              entitled to cast (1) vote for each share of such
                                                              Series "B" preferred stock on all matters submitted
                                                              for, or required to be submitted for, voting by
                                                              holders of such Series "B" preferred stock, as a
                                                              separate class of stock, as set forth in the
                                                              Certificate of Incorporation of the General
                                                              Corporation Law of the State of Delaware.
        Redemption rights                                     None
        Dividends:                                            None



       Series "C"
        No. of shares designated:                             1,000,000
        No. of shares issued and outstanding:                 1,000,000
        Liquidation preference:                               $2.50 per share
        Ranking:                                              Subsequent to Series "A" and Series "B" preferred
                                                              stock.
        Dividends:                                            None
        Voting rights:                                        None
        Redemption rights:                                    None
        Call provisions:                                      None
        Conversion rights:                                    Subject to Daedalus satisfying the conditions
                                                              pertaining to its "Pre-Tax Earnings", as described
                                                              above, the shares of Series "C" preferred stock
                                                              may, at the option of the holder thereof, be
                                                              converted into shares of common stock at $2.00 per
                                                              share upon reaching the earning plateau of
                                                              $1,000,000.


                     Daedalus Building Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements (continued)
                                        October 31, 1999


Note 2 - Capital stock (continued)
==================================

     Series "D"
         No. of shares designated:                             375,000
         No. of shares issued and outstanding:                 375,000
         Liquidation preference:                               $2.50 per share
         Ranking:                                              Subsequent to Series "A", Series "B", and Series
                                                               "C" preferred stock.
         Dividends:                                            None
         Voting rights:                                        None
         Redemption rights:                                    None
         Call provisions:                                      None
         Conversion rights:                                    Subject  to  Daedalus   satisfying  the  conditions
                                                               pertaining to its "Pre-Tax Earnings",  as described
                                                               above, during the following  prescribed periods and
                                                               subject to the following quantity limitations,  the
                                                               shares of Series "D"  preferred  stock may,  at the
                                                               option of the holder  thereof,  be  converted  into
                                                               shares  of common  stock at $2.00  per  share  upon
                                                               reaching  the  following  earning  plateaus  on  or
                                                               before December 31, 2003:
                                                               (1) 125,000 Series "D" shares can be converted into
                                                               62,500 common shares, upon achievement of
                                                               $10,000,000 in pre-tax earnings.
                                                               (2) Upon achievement of an additional $10,000,000 in
                                                               pre-tax earnings (a total of $20,000,000 pre-tax
                                                               earnings), an additional 125,000 Series "D" shares
                                                               can be converted into 62,500 common shares.
                                                               (3) Upon achievement of an additional $10,000,000
                                                               (a total of $30,000,000 pre-tax earnings), an
                                                               additional 125,000 Series "D" shares can be
                                                               converted into 62,500 common shares.

                Daedalus Building Systems, Inc. and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                October 31, 1999


Note 3 - Commitments and contingencies
======================================

Exchange of equity securities with Empiric Energy, Inc.
=======================================================

Daedalus entered into an agreement with Empiric Energy, Inc. (Empiric) to exchange Empiric securities of $1,500,000 in preferred stock, convertible to 750,000 shares of common and, 750,000 Series "G" Warrants, each allowing the purchase of one common share at $2.00 per share for three years, for Daedalus Building Systems, Inc. securities consisting of 1,500,000 common shares and 750,000 Warrants, each allowing the purchase of one share of common stock for $2.00 per share for three years. A registration statement is being prepared by Daedalus, and, upon approval by the Securities and Exchange Commission, a minimum of 1,000,000 fully registered Daedalus Building Systems, Inc. shares will be distributed by Empiric as a dividend to its shareholders. The agreement will be consummated on the third business day following the date upon which the registration statement is declared effective by the Securities and Exchange Commission.

Note 4 - Risks and uncertainties
================================

Environmental
=============

Daedalus is subject to a wide range of federal, foreign, state, and local laws and regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to Daedalus are laws relating to air emissions, wastewater discharges, and the handling, disposal, and release of solid and hazardous substances and wastes.

Daedalus does not currently anticipate any adverse effect on its operations, financial condition, or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of Daedalus' business, and there can be no assurance that environmental liabilities will not arise. It is also possible that future developments in environmental regulation could lead to material environmental compliance or clean up costs.

Note 5 - Related party transactions
===================================

Daedalus Project, Inc. (Project) (note 1) contributed $50,922 to Daedalus to commence operations. Project received no stock for this contribution and does not require the amount to be repaid.

Daedalus has an exclusive license agreement with Project that conveys the exclusive, nontransferable right and license to manufacture, use, market, sell and otherwise commercialize the potential patents, technology, information and process, and its improvements throughout the world for purposes of residential housing units. Daedalus shall pay and deliver to The Daedalus Project, Inc., a royalty of five percent of gross sales in which the Technology is embedded.
Daedalus shall render written statements thereof to Project on a quarterly basis.

Note 6 - Subsequent events
==========================

On November 1, 1999 Daedalus entered into a lease agreement, as lessor, for office space. The lessor is an entity under common control and the lease expires October 31, 2004. Daedalus has the right to extend the term of the lease for three optional periods of five years each. The lease provides for rent increases based on the Consumer Price Index. Minimum annual rentals for each of the next five years are: 2000 - $82,008; 2001 - $82,008; 2002 - $82,008; 2003 - $82,008;
and, 2004 - $82,008 for a total of $410,040.

Note 7 - Income taxes
=====================

Daedalus has approximately $72,000 of Canadian net operating losses which may be used to offset future tax liabilities arising in Canada. The losses will expire, if unused, in 2006. A deferred tax asset of approximately $28,000, attributable entirely to these losses, has been fully reserved at October 31, 1999.

                           Daedalus Composites, Inc.
                       (A Company Incorporated in Canada)

                              Financial Statements
                     For The Period May 20, 1999 (Inception)
                               To October 31, 1999

                                Table of Contents

    .............................................................
                                                                   Page
Independent Auditors' Report .....................................   1
Balance Sheet ....................................................   2
Statement of Operations ..........................................   3
Statement of Stockholders' Equity ................................   4
Statement of Cash Flows ..........................................   5
Notes to Financial Statements ....................................   6

                             Pannell Kerr Foster PC
                                Fairfax, Virginia

                          Independent Auditors' Report



To the Stockholders and Board of Directors
Daedalus Composites, Inc.
Ontario, Canada


We have audited the accompanying balance sheet of Daedalus Composites, Inc. as of October 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the period May 20, 1999 (inception) to October 31, 1999. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Daedalus Composites, Inc. at October 31, 1999, and the results of its operations and its cash flows for the period May 20, 1999 (inception) to October 31, 1999, in conformity with generally accepted accounting principles.



/s/
Pannell Kerr Foster PC


December 10, 1999

                            Daedalus Composites, Inc.
                       (A Company Incorporated in Canada)

                                  BALANCE SHEET
                                October 31, 1999

                                     ASSETS
Current assets
     Cash                                                              $ 24,653
     Accounts receivable trade                                           18,272
     Inventories                                                         11,596
     Prepaid expenses                                                     8,161
                                                                    ===========
          Total current assets                                           62,682
Equipment                                                             1,887,917
                                                                    ===========
          Total assets                                              $ 1,950,599
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued expenses                            $  39,067
                                                                    ===========
          Total current liabilities                                   $  39,067
                                                                    ===========
Contingencies (note 2)

Stockholders' equity
     Common stock, no par value, authorized 2,500,000 shares;
        issued and outstanding, 2,500,000 shares                      1,983,037
     Accumulated deficit                                               (71,505)
                                                                    ===========
          Total stockholders' equity                                  1,911,532
                                                                    ===========
          Total liabilities and stockholders' equity                $ 1,950,599
                                                                    ===========

                        See notes to financial statements

                           Daedalus Composites, Inc.
                      (A Company Incorporated in Canada)

                              STATEMENT OF OPERATIONS
         For The Period May 20, 1999 (Inception) to October 31, 1999

Net sales                                                           $    38,296
Cost of goods sold                                                       23,788
      Gross profit                                                       14,508
Operating expenses
      General and administrative                                         32,238
      Repairs and maintenance                                             5,046
      Utilities                                                          16,412
      Property tax                                                       24,480
      Insurance                                                           4,073
      Other
                                                                          3,764
Total operating expenses                                                 86,013
Net (loss)                                                          $   (71,505)

                         See notes to financial statements

                            Daedalus Composites, Inc.
                       (A Company Incorporated in Canada)

                        STATEMENT OF STOCKHOLDERS' EQUITY
           For The Period May 20, 1999 (Inception) to October 31, 1999

                                   Common Stock       Accumulated
                               Shares   Amount at Par    Deficit       Total
Balance May 20, 1999 ........    --      $     --           --       $    --
Shares issued to acquire ....2,499,999     1,887,917        --        1,887,917
Equipment
Shares issued for cash .....     1            95,120        --           95,120
Net (loss) ..............        --            --        (71,505)       (71,505)
                            =========   ===========     =========    ===========
Balance October 31, 1999     2,500,000   $ 1,983,037     (71,505)    $1,911,532

                        See notes to financial statements

                            Daedalus Composites, Inc.
                       (A Company Incorporated in Canada)

                             STATEMENT OF CASH FLOWS
                           Increase (Decrease) In Cash
           For The Period May 20, 1999 (Inception) to October 31, 1999

    .......................................................................

Cash flows from operating activities: .....................................   $   (71,505)
     Net (loss)
        Adjustments to reconcile net (loss) to net cash (used) by operating activities:
            Changes in assets and liabilities:
            Accounts receivable trade .....................................       (18,272)
            Inventories ...................................................       (11,596)
            Prepaid expenses ..............................................        (8,161)
            Accounts payable and accrued expenses .........................        39,067
                                                                              ===========
                  Net cash (used) by operating activities .................       (70,467)

 Cash flows from financing activities:
     Stock issued for cash ................................................        95,120
                                                                              ===========

 Net increase in cash .....................................................        24,653

 Cash at beginning of period ..............................................          --

 Cash at end of period ....................................................   $    24,653
                                                                              ===========
 Supplemental disclosure of non-cash investing and financing activities:
     Equipment acquired through issuance of stock .........................   $ 1,887,917
                                                                              ===========

                                      -57-

                           Daedalus Composites, Inc.

                       (A Company Incorporated in Canada)

                          Notes to Financial Statements
                                October 31, 1999


Note 1 - Nature of business and significant accounting policies
===============================================================

Nature of business
==================

Daedalus is a Canadian corporation incorporated on May 20, 1999.

Daedalus Composites, Inc., (Daedalus) is a manufacturing operation for the production of low-cost structures comprised of panels that are formed by advanced composite technology, the Daedalus Building System. Daedalus recycles plastic waste. Panels will be fabricated principally from recycled polyolefins, compounded with various additives to form polymer alloys and to increase performance  parameters  and  the  typical  attributes  of  composites  such  as strength, flexibility, durability, and permanence. Substantially all of Daedalus' revenue was with one customer.

Basis of presentation
=====================

The accompanying financial statements are prepared on the basis of United States generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation
============================

Daedalus' functional currency is the Canadian dollar. Because of the importance of Daedalus' financial activities in the United States, the financial statements are presented in U.S. dollars. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from differences in exchange rates from period to period from the assets and liabilities are included in the foreign currency translation adjustment account in stockholders' equity. There were no such foreign currency exchange rate adjustments during the period ended October 31, 1999.

Revenue recognition
===================

Revenue is recognized at the time the ownership of goods transfers to the customers and the earnings process is complete.

Cash
====

For purposes of reporting the statement of cash flows, Daedalus considers all cash accounts, which are not subject to withdrawal restrictions or penalties and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories
===========

Inventories are stated at a lower of cost (first-in, first-out method) or market.

Equipment
=========

Equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives ranging from three to fifteen years.

Income taxes
============

To the extent that taxable income differs from financial reporting net income due to temporary differences, deferred taxes are recognized. Income tax credits, if any, are recognized by the flow through method.

Fair value of financial instruments
===================================

The carrying amounts of Daedalus' financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, approximate fair values because of the short maturities of these instruments.

                            Daedalus Composites, Inc.
                       (A Company Incorporated in Canada)
                    Notes to Financial Statements (continued)
                                October 31, 1999

Note 2 - Risks and uncertainties
================================

Environmental
=============

Daedalus is subject to a wide range of laws and regulations relating to the pollution and protection of the environment. Among the many environmental requirements applicable to Daedalus are laws relating to air emissions, wastewater discharges, and the handling, disposal, and release of solid and hazardous substances and wastes.

Daedalus does not currently anticipate any adverse effect on its operations, financial condition, or competitive position as a result of its efforts to comply with environmental requirements. Some risk of environmental liability is inherent, however, in the nature of Daedalus' business, and there can be no assurance that environmental liabilities will not arise. It is also possible that future developments in environmental regulation could lead to material environmental compliance or clean up costs.

Note 3 - Related party transactions
===================================

On October 31, 1999 all of Daedalus' stock was acquired from its shareholders by Daedalus Building Systems, Inc., a company under common control. The acquisition was accounted for by Daedalus Building Systems, Inc. as a reorganization of entities under common control and, accordingly, the financial statements for all periods presented have been adjusted to reflect the combination of the entities at their historical bases.

Note 7 - Income taxes
=====================

Daedalus has approximately $72,000 of Canadian net operating losses which may be used to offset future tax liabilities arising in Canada. The losses will expire, if unused, in 2006. A deferred tax asset of approximately $28,000, attributable entirely to these losses, has been fully reserved at October 31, 1999.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law ("DGCL") relates to Daedalus Building Systems, Inc. (referred to herein as the "Company") which provides in applicable part as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance.
=============================================================================

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had any reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner, which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

The Company's Certificate of Incorporation limits the liability of directors (in their capacity as directors, but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the DGCL, as amended. Specifically, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except as provided in Section 102 of the DGCL for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith and which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Company's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited the Company and its stockholders.

Under the Company's Certificate of Incorporation and in accordance with Section 145 of the DGCL, the Company will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person was or is a director or officer of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such acts were unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to the Company, only if and to the extent that the Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. The Company will indemnify, pursuant to the standard set forth in Section 145 of the DGCL, any past or present officer or director who was or is a party, or is threatened or be made a party, to any threatened, pending or completed derivative action by or in the right of the Company.

The Company's Certificate of Incorporation also provides that the Company may pay for the expenses incurred by an indemnified director or officer in defending the proceedings specified above in advance of their final disposition, provided that, if the DGCL so requires, such indemnified person agrees to reimburse the Company if it is ultimately determined that such person is not entitled to indemnification. The Company's Certificate of Incorporation also allows the Company, in its sole discretion, to indemnify any person who is or was one of its employees and agents to the same degree as the foregoing indemnification of directors and officers. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In addition, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of the person's status as such whether or not the Company would have the power or indemnify such person against such liability under the provisions of the DGCL.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Estimated expenses payable by Daedalus [and Empiric] in connection with the issuance and distribution of the securities being registered are as follows:

SEC  Registration  and  Filing  Fee                                 $     170.45
Legal  Fees  and  Expenses*
Accounting Fees and Expenses*
Financial Printing*
Transfer Agent Fees*
Miscellaneous*
                                                                    ===========
      TOTAL                                                         $
                                                                    ===========
*Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On October 31, 1999, Daedalus acquired all of the stock of Daedalus Composites, Inc. (DCI), a Canadian corporation, as well as the exclusive, nontransferable right and license to manufacture, use, market, and sell and otherwise to commercialize the patents, potential patents, technology, information and processes, and the improvements (the "Technology") throughout the world, related to residential housing units, from a company under common control, The Daedalus Project, Inc., in exchange for a royalty of five percent of gross sales in which the Technology is embedded; and the issuance of 8,500,000 shares of common stock, 250,000 shares of Series "A" preferred stock and 1,000,000 shares of Series "B" preferred stock of Daedalus, to the stockholders of The Daedalus Projects, Inc., which occurred at the time of formation of Daedalus, 28 October, 1999, in accordance with the agreements between the parties. Daedalus relies upon Section 4(2) of the Securities Act of 1933 as its exemption from the registration requirements of such Act in connection with this transaction.

Item 27.   Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit                 Description of Document
Number

2.      Agreement between Empiric Energy, Inc. and Daedalus dated
        October 1, 1999.

3.1     Articles of Incorporation of Daedalus.

3.2     Bylaws of Daedalus.

4.      Common Stock certificate of Daedalus.

5.      Opinion of Counsel of Herbert S. Rosenblum.

10.1 Assignment of Contract dated October 31, 1999 between Daedalus and the Daedalus Project, Incorporated.

10.2 Sales Contract dated March 27, 1999 between The Daedalus Project, Incorporated and the World Business Investors Group, S.A. as extended by letter agreement dated October 6, 1999.

10.3 Sales Contract dated October 27, 1999 between Daedalus and The World Business Investors Group, S.A.

10.4 Stock Transfer and License Agreement dated October 31, 1999 between Daedalus and The Daedalus Projects, Inc.

10.5 Employment Agreement dated December 1, 1999 between Daedalus and Edward A. McCulloch.

10.6 Employment Agreement dated December 1, 1999 between Daedalus and David Lightbody.

10.7 Lease dated November 1, 1999 between Chesapeake Services Corporation and Daedalus.

21      Subsidiaries of Daedalus.

23.1    Consent of Pannell Kerr Foster PC.

23.2    Consent of Herbert S. Rosenblum, included in his opinion.

Item 28.   UNDERTAKINGS.

1. To file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining liability under the Securities Act or 1933, it shall treat each post-effective amendment as a new registration statement of the securities offered, and treat the offering of the securities at that time as an initial bona fide offering.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

To the extent that indemnification for liabilities arising under the Securities Act or 1933 may be permitted to directors, officers and controlling persons of Daedalus pursuant to the provisions described in Item 24, or otherwise, Daedalus has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event a claim for indemnification against such liabilities, other than the payment by Daedalus of expenses incurred or paid by a director, officer of controlling person of Daedalus in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the shares being registered hereby, Daedalus will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by Daedalus is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Alexandria, state of Virginia, on January 10, 2000.


DAEDALUS BUILDING SYSTEMS, INC.
Date:   January 6, 2000
By: /s/
Edward A. McCulloch
President, Chief Executive Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date:   January 10, 2000
By: /s/
Edward A. McCulloch
President, Chief Executive Officer and Director

Date:   January 10, 2000
/s/
David Lightbody
Executive Vice President, Chief Financial Officer and Director

Date:  January 10, 2000
/s/
James A. Lyons
Chairman of the Board of Directors

Date:  January 10, 2000
/s/
Norio Sakai
Director

Date:  January 10, 2000
/s/
Robert J. Salmon
Director

                               INDEX OF EXHIBITS

Exhibit 2.       Agreement between Empiric Energy, Inc. dated October 1, 1999

Exhibit 3.1     Certificate of Incorporation of Daedalus Building Systems, Inc.

Exhibit 3.2     Bylaws of Daedalus Building Systems, Inc.

Exhibit 4.      Common Stock Certificate of Daedalus

Exhibit 5.      Opinion of Counsel of Herbert S. Rosenblum

Exhibit 10.1 Assignment of Contract between The Daedalus Project, Incorporated, and Daedalus building Systems, Inc.

Exhibit 10.2 Sales Contract between The World Business Investors Group, S.A. and The Daedalus Project, Incorporated

Exhibit 10.3 Sales Contract between World Business Investors Group and Daedalus Building Systems

Exhibit 10.4 Stock Transfer and License Agreement between The Daedalus Project, Inc. and Daedalus Building Systems, Inc.

Exhibit 10.5    Employment Agreement - Edward A. McCulloch

Exhibit 10.6    Employment Agreement - David Lightbody

Exhibit 10.7 Lease dated November 1, 1999 between Chesapeake Services Corporation and Daedalus

Exhibit 21.     Subsidiaries of Daedalus

Exhibit 23.1    Consent of Pannell Kerr Foster PC

Exhibit 23.2    Consent of Herbert S. Rosenblum, included in his opinion

                                    EXHIBIT 2

                                    AGREEMENT


THIS AGREEMENT, (the "Agreement") made and entered into as of the first day of October, 1999, by and between EMPIRIC ENERGY, INC., a Delaware corporation having principal offices at 12750 Merit Drive, Suite 750, Dallas, Texas 75251-1609 ("Empiric"), and DAEDALUS BUILDING SYSTEMS, INC., a Delaware corporation, having principal offices at 8653 Richmond Highway, Alexandria, Virginia 22309-4206 ("Daedalus").

WHEREAS, Empiric is a publicly held oil and gas exploration and production company, having the authorized and presently issued and outstanding capital structure as described and set forth in Exhibit "A" hereto; and

WHEREAS, the common stock of Empiric is registered under Section 12(b) of the United States Securities and Exchange Act of 1934 (the "1934 Act") and is currently traded in the Over-the-Counter Bulletin Board under the symbol "EMPE"; and

WHEREAS, Daedalus is a newly formed privately held entity which will engage in the production, sale and assembly of manufactured dwelling units; and

WHEREAS, subject to the terms, conditions and provisions of this Agreement, Empiric and Daedalus desire to enter into arrangements whereby, among other things: (i) Daedalus will cause to be authorized and issued to parties specified herein, certain of its capital stock and other securities, including the issuance to Empiric of shares of Daedalus common stock and Daedalus Series "A" common stock warrants; (ii) Empiric will designate, issue and deliver to Daedalus shares of Empiric's Series "B" convertible preferred stock and certain of Empiric's Series "F" common stock warrants; (iii) Empiric will cause a portion of the shares of Daedalus common stock so received from Daedalus to be distributed to the holders of Empiric's common stock; (iv) Daedalus will cause its related company, The Daedalus Project, Inc., to issue and deliver to Empiric certain shares of the common stock of The Daedalus Project, Inc.; and, (v) the parties will cooperate fully in the preparation, filing and efforts to have declared effective one or more registration statements with the United States Securities and Exchange Commission (the "SEC") and all applicable State securities regulatory authorities to enable the lawful issuance and distribution of a portion of the Daedalus common stock to holders of common stock of Empiric in compliance with the United States Securities Act of 1933 (the "1933 Act") and applicable State regulatory authorities;


NOW THEREFORE, for and in consideration of the mutual agreements of the parties, and upon and subject to the terms, conditions and provisions hereof, all as herein set forth, it is agreed as follows:

1. Daedalus Corporate Action. As indicated in Exhibit "B", the capital structure of Daedalus as set forth in its Certificate of Incorporation provides for authorized capital stock consisting of 30,000,000 shares of common stock at $0.01 par value per share and 3,000,000 shares of preferred stock, $1.00 par value per share. Except for 250,000 shares of preferred stock designated as the Series "A", and 1,000,000 shares of preferred stock designated as the Series "B" preferred stock of Daedalus, both of which series have the terms, rights and preferences set forth in Exhibit B, the remaining 1,750,000 shares of authorized preferred stock of Daedalus shall be issuable in one or more other series and shall bear the terms, rights, preferences and other features as shall be determined and designated from time to time by the board of directors of Daedalus.

As of October 1, 1999 and until Closing of this Agreement, Daedalus will have issued and outstanding a total of approximately 8,500,000 shares of common stock, 250,000 shares of its Series "A" Preferred Stock, and 1,000,000 shares of its Series "B" Preferred Stock.

2. Issuance of Securities to Empiric. Daedalus shall issue and deliver or cause to be issued and delivered, to Empiric at the "Closing", hereinafter defined, the following Daedalus securities:

     A. 1,500,000 shares of Daedalus common stock having the features described in Exhibit "B" hereto (the "Daedalus Common Stock");

     B. 750,000 Series "A" Daedalus common stock warrants having the features set forth in Exhibit "B" hereto (the
                           "Daedalus Warrants").

     C. 250,000 shares of common stock of THE DAEDALUS PROJECT, INC., no par value.

3. Issuance of Securities to Daedalus. Empiric shall issue and deliver to Daedalus at the "Closing" the following Empiric Securities:

     A. $1,500,000 principal amount of Empiric Energy, Inc. convertible preferred securities, with a conversion price of $2.00 per share, convertible into 750,000 Common shares, preferences and other features described and set forth in Exhibit C hereto (the "Empiric Series "B" Stock"); and

     B. 750,000 Series "F" Warrants to purchase shares of common stock of Empiric, such warrants having the features set forth in Exhibit D hereto (the "Empiric Series "F" Warrants").

     C. If Empiric reprices any of its previously issued warrants or issues new warrants at a purchase price less than $2.00 per share, then the warrants issued to Daedalus shall be repriced based upon a formula that decreases the price of Daedalus warrants by the greater of the following:

          (1) the same percentage of the decrease in the Empiric's warrants, or

          (2) the price of the newly issued warrants.

4. Empiric's Distribution of Daedalus Common Stock. Contemporaneously with the "Closing", Empiric shall cause a total of at least 1,000,000 shares of the Daedalus Common Stock it receives from Daedalus to be issued to holders of common stock of Empiric in proportion to the number of shares of common stock of Empiric then held by each of them bears to the total number of common shares of Empiric then issued and outstanding. The total number of such shares outstanding, and the number of shares held by each holder shall both be determined as of a record date on or near the date of Closing which will be established by the Board of Directors of Empiric.

To facilitate the distribution of at least 1,000,000 shares of Daedalus Common Stock to the holders of common stock of Empiric, Empiric shall provide to
Daedalus a listing of names, addresses, social security or federal tax identification numbers, and number of shares of Daedalus Common Stock to be distributed to each holder of common stock of Empiric, and Daedalus shall issue such total of at least 1,000,000 shares to the parties and in the appropriate amounts as set forth in such listing. Thereupon, certificates representing such Daedalus Common Stock shall be delivered to Empiric at the Closing in the form of the remaining shares to and in the name of Empiric, which shares shall be retained and held by Empiric as its sole property, and the remaining 1,000,000 shares to be distributed to Empiric common stock holders in accordance with such listing, and Empiric will, promptly following the Closing, transmit certificates representing such shares to the proper recipients and in the proper amounts in accordance with the above.

5. Daedalus Series "A" Convertible Preferred Stock. As of the date of this Agreement Daedalus has created and designated a Series "A" Convertible Preferred Stock consisting of a total of 250,000 shares of Preferred Stock having the terms, rights and preferences set forth in Exhibit B hereto (the "Daedalus Series A Preferred Stock"). The Daedalus Series "A" Preferred Stock shall be issued to the persons or parties, and in the amounts, as set forth in Exhibit E hereto.

6. Daedalus has Series "B" Convertible Preferred Stock. As of the date of this Agreement Daedalus has created and designated a Series "B" Convertible Preferred Stock consisting of a total of 1,000,000 shares of Preferred Stock of Daedalus having the terms, rights and preferences set forth in Exhibit B hereto (the "Daedalus Series "B" Preferred Stock"). The Daedalus Series "B" Preferred Stock has been issued to the persons or parties, and in the amounts, as set forth in Exhibit F hereto.

7. Registration. Promptly following the execution of this Agreement both Empiric and Daedalus will undertake, and thereafter pursue with all diligence, and in a fully cooperative fashion all efforts and steps necessary for the preparation and filing with the SEC, and all applicable state securities bodies in those states where legally required, one or more registration statements (and/or, in the case of state compliance, applications, notifications or other appropriate action) to enable the lawful distribution of at least 1,000,000 Daedalus Common Shares to holders of Empiric common stock as herein provided. Such efforts and steps will include, without limitation, Daedalus promptly causing independent certified public accountants selected and engaged by it, to perform such audit and other work necessary to provide certified financial statements with regard to the financial condition, operations, affairs and otherwise of Daedalus as may be necessary for inclusion in or in support of such registration process.

Empiric shall prepare and provide all financial and other information, statements or data concerning Empiric and its condition, properties, management, operations or otherwise as may be reasonably required in connection with or in furtherance of such registration process.

In addition to registration of such at least 1,000,000 shares of Daedalus common stock to be distributed to holders of Empiric common stock, such registration statement to be filed with the SEC will also seek to register for subsequent sale by Daedalus (i.e., "shelf registration") of up to an additional 2,000,000 shares of common stock of Daedalus.

8. Transaction/Registration Costs. All costs and expenses relating or attendant to the registration process outlined in Section 7 hereof, including, without limitation, the cost of performing the audit work with respect to Daedalus as referred to in this Agreement, all legal fees and expenses incurred in connection with the preparation, filing, handling and processing with the SEC of the registration statement and all amendments and exhibits thereto and the response to all comments or question of the SEC related thereto, all costs of printing of the registration statement and amendments and exhibits thereto, all costs of printing preliminary and final prospectuses and stock certificates evidencing the 1,500,000 shares of Daedalus common stock, all costs associated with the listing of the Daedalus common stock with NASDAQ or any other exchange upon which the parties mutually agree to apply for listing, and (except as hereinafter provided) all other reasonable costs and expenses necessarily incurred in connection with such registration process or the carrying out of the terms, conditions and provisions of this Agreement shall be borne and paid by Daedalus.

Notwithstanding the preceding paragraph Empiric shall bear and pay: (i) all costs directly related to the providing of information or data concerning Empiric as may be required in connection with such registration process; (ii) one-half of the attorney's fees and expenses relating to the preparation and execution of this Agreement, the remainder of which fees and expenses shall be borne and paid by Daedalus; and (iii) the cost of providing the listing of holders of Empiric common stock to whom the Daedalus common stock is to be distributed, and the expense of mailing certificates therefore to such holders.

9. Daedalus Common Stock Listing. As soon as practicable following the filing of the registration statement, Empiric and Daedalus shall make application for listing and acceptance for trading of the Daedalus common stock with NASDAQ National Market System or next highest NASDAQ category for which such stock qualifies for trading. Additionally, the parties shall consider, and subject to mutual agreement shall apply for, listing of such securities on the Boston or other regional stock exchange. Upon the filing of such listing application(s), the parties shall each, in cooperative fashion, exert their best efforts to obtain approval thereof.

10. Post Closing Agreements. At all times following the Closing of this Agreement, Empiric and Daedalus each mutually covenant and agree with and for the benefit of the other, to prepare and file on a timely basis, all post-effective amendments, registrations and reports with the SEC and NASDAQ or any stock exchange upon which any of the securities of such party may be listed or traded from time to time, that may be required of such party in compliance with applicable provisions of the 1933 Act, the 1934 Act, or any such exchange in order to maintain the respective status of each of them and their securities in good standing and in full compliance with such Acts and all requirements, rules and regulations of the SEC thereunder and all rules or requirements of such exchange(s).

11. Closing. The closing and consummation of this Agreement shall take place at the offices of Empiric at 12750 Merit Drive, Suite 750, Dallas, Texas 75251, beginning at 10:00 am on the third (3rd) business day following the date upon which the registration statement provided for in Section 7 is declared effective by the SEC, and all of the other conditions of Closing provided for in Sections 17 and 18 hereof have been fully met and satisfied (except to the extent waived as provided for in such Sections), or at such later time or such other location as the parties may mutually agree. At the Closing:

     A. Daedalus shall deliver to Empiric duly executed:

          (1) stock certificates representing the 1,500,000 shares of Daedalus Common Stock; and

          (2)   certificates   representing  the  750,000  Daedalus  Series  "A"
     Warrants; and

          (3) stock certificates representing the 250,000 shares of common stock of The Daedalus Project, Inc.

     B. Empiric shall deliver to Daedalus duly executed:

          (1) stock certificates representing the $1,500,000 principal amount of Empiric convertible preferred securities, with a conversion price of $2.00 per share, convertible into a total amount of 750,000 Common shares (Empiric Series "B" Stock); and

          (2) certificates representing the 750,000 Empiric Series "F" Warrants.

In addition to the foregoing, Empiric and Daedalus shall each execute and deliver to the other, such certificates, resolutions or other written assurances provided for in this Agreement or reasonably requested by either of the parties to evidence and confirm the corporate authority of the other party with regard to the due authorization, execution and delivery by the other party of the foregoing securities or the performance by such other party of any act with respect to the carrying out of such parties duties and responsibilities as set forth in this Agreement.

12. Representations and Warranties of Empiric. Empiric represents and warrants to Daedalus that:

12.1 Organization, Good Standing and Qualification. Empiric is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, its state of incorporation, has all requisite corporate power and authority to carry on its business as now conducted, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to quality would have a material adverse effect on its business or properties, considered in the aggregate.

12.2 Capitalization. The authorized and presently issued and outstanding capital of Empiric is as reflected in Exhibit "A" hereto, all of which has been duly authorized and, to the extent noted and set forth in Exhibit "A", all of such capital stock designated as having been issued and presently outstanding, has been duly issued, is presently outstanding and is fully paid and non-assessable.

12.3 Subsidiaries. Empiric does not presently own and control any substantial percentage of the issued and outstanding shares of stock of any other corporation.

12.4 Authorization. All corporate action on the part of Empiric, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Empiric hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Empiric Series "B" Stock and the Empiric Series "F" Warrants to be issued hereunder, and the Common Stock issuable upon conversion of the Empiric Series "B" Stock and the common stock issuable upon exercise of the Empiric Series "F" Warrants have been taken or will be taken prior to the Closing. This Agreement constitutes the valid and legally binding obligation of Empiric, enforceable in accordance with its terms except as such enforcement may be limited or affected by the availability of equitable remedies such as specific performance, and by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, including court decisions and general equity principles relating thereto.

12.5 Valid Issuance of Preferred and Common Stock and Warrants.

          (a) The Empiric Series "B" Stock and the Empiric Series "F" Warrants which are to be issued hereunder to Daedalus, when issued and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Daedalus in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The common stock issuable upon conversion of the Empiric Series "B" Stock and the common stock issuable pursuant to exercise of the Empiric Series "F" Warrants has been duly and validly reserved for issuance and, when issued in accordance with the terms of the Certificate of Incorporation and the agreements of Empiric covering the issuance of such securities, and, in the case of common stock issued upon exercise of the warrants, when the applicable purchase price therefore is received by Empiric, will be duly and validly issued, fully paid and nonassessable.

          (b) The shares of common stock and Series "A" preferred stock of Empiric and the Series "A", Series "B", Series "C", Series "D" and Series "E" Warrants of Empiric outstanding on the date of execution of this Agreement are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

12.6 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Empiric which questions the validity of this Agreement or the right of Empiric to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes individually or in the aggregate, in the assets, condition, affairs or prospects of Empiric, taken as a whole, financially or otherwise, or any change in the current equity ownership of Empiric, nor is Empiric aware that there is any basis for the foregoing. Empiric is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

12.7 Compliance With Other Instruments. To the best knowledge of the officers of Empiric, Empiric is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any judgment, order, writ, or decree, or any material instrument or contract to which it is a party or by which it is bound or, to their knowledge, of any provision of federal or state statute, rule or regulation applicable to Empiric or its assets or properties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, judgment, order, writ, or decree, or any such material instrument or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of Empiric.

12.8 Agreements; Action.

          (a) Except for agreements explicitly contemplated hereby, and except as disclosed in Empiric's Financial Statements (as defined in Section 12.10 hereof) there are no material agreements, understandings or proposed transactions between Empiric and any of its officers, directors or affiliates.

          (b) Except as disclosed in the Financial Statements (as defined in Section 12.10 hereof), Empiric is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Certificate of Incorporation or By-laws which materially and adversely affect its business as now conducted.

12.9 Corporate Documents. Except for amendments necessary to satisfy Empiric's obligations pursuant to this Agreement or representations and warranties or conditions contained herein, the Certificate of Incorporation and By-laws of the Company are in the form previously provided to Daedalus.

12.10 Financial Statements. Empiric has delivered to Daedalus its audited financial statements as of September 30, 1999, including limited explanatory notes to the financial statements (collectively, the "Financial Statements"). The Financial Statements accurately set out and describe the financial condition and operating results of Empiric as of the dates and for the periods indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, Empiric has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such unaudited interim financial statements; (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements; which, individually and in the aggregate, are not material to the financial condition or operating results of Empiric.

12.11 Changes. Since the date of such Financial Statements, except for the transactions contemplated hereby, there has not been:

          (a) any material change in the assets, liabilities, financial condition or operating results of Empiric from those reflected in the Financial Statements, except changes in the ordinary course of business, which have not been, in the aggregate, materially adverse;

          (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Empiric (as such business is presently conducted);

          (c) any waiver by Empiric of a material valuable right or debt owed to it;

          (d) any declaration, authorization or payment of any dividend or other distribution of the assets of Empiric, or any agreement to declare, authorize or pay any such dividend or distribution;

          (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Empiric, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole, as such business is presently conducted;

          (f) any material change in any compensation arrangement or agreement with any employee;

          (g) to Empiric's knowledge, any other event or condition of any character which might materially adversely affect the assets, properties, financial condition, operating results or business of Empiric taken as a whole (as such business is presently conducted).

12.12 Employee Benefit Plans. Empiric does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

12.13 Labor Agreements and Actions. Empiric is not bound by or subject to (and none of its respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Empiric, has sought to represent any of the employees, representatives or agents of Empiric. There is no strike or other labor dispute involving Empiric pending, or to the knowledge of Empiric threatened, which could have a material diverse effect on the assets, properties, financial condition, operating results, or business of Empiric (as such business is presently conducted), nor is Empiric aware of any labor organization activity involving its employees.

13. Representations and Warranties of Daedalus. Daedalus represents and warrants to Empiric that:

13.1 License Agreement. Daedalus, as licensee, holds a license (the "License Agreement") from The Daedalus Project, Inc., related to the use of the Daedalus Building System(tm) for the production, manufacture, assembly, sale, use and installation of dwelling units, utilizing any patents, techniques, methods, technology and know-how developed by The Daedalus Project, Inc. The specific terms, conditions and provisions of such license are set forth in a copy the License Agreement, which has been provided to Empiric.

The License Agreement is presently, and upon Closing will be, paid current, in full force and effect and in good standing in accordance with all terms, conditions and provisions thereof as heretofore provided to Empiric.

13.2 Peruvian Contract. Daedalus has entered into contract to sell and provide a minimum of 36,000 basic structural units, or other structures, of the Daedalus Building Systems(tm), to the World Business Investors Group ("foreign buyer"), which contract (the "Peruvian Contract") will produce gross revenues to Daedalus of at least U.S. $67,500,000. Payments to Daedalus for its performance in accordance with the terms of the Peruvian Contract are anticipated from the Export-Import Bank of the United States and will be contingent upon the financial strength of the foreign buyer, its supporting financial team, and its supporting contracts with agencies of the Peruvian government or private sector entities. Copies of the Peruvian Contract and related statements of funding interest, provided to Empiric, are presently, and upon Closing will be, in full force and in good standing in accordance with all terms, conditions and provisions thereof as heretofore provided to Empiric.

13.3 Organizations, Good Standing and Qualifications. Daedalus is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, its state of incorporation, has all requisite corporate power and authority to carry on its business as now conducted, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to quality would have a material adverse effect on its business or properties, considered in the aggregate.

13.4 Capitalization. Except for an additional amount of common stock (not to exceed 500,000 shares) which may be issued by Daedalus prior to Closing, the authorized and presently issued and outstanding capital of Daedalus is as reflected in Exhibit B hereto, all of which has been duly authorized and, to the extent noted and set forth in Exhibit B, all of such capital stock designated as having been issued and presently outstanding, has been duly issued, is presently outstanding and is fully paid and non-assessable.

13.5 Subsidiaries. As a result of agreement with the Daedalus Project, Inc. Daedalus will own and control a substantial percentage of the issued and outstanding shares of stock of subsidiaries in Canada.

13.6 Authorization. All corporate action on the part of Daedalus, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Daedalus hereunder and the authorization, issuance and delivery of the Daedalus Common Stock and the Daedalus Series "A" Warrants to be issued hereunder, and the Daedalus Common Stock issuable upon conversion of its Series "B" Convertible Preferred Stock and the common stock issuable upon exercise of the Daedalus Series "A" Warrants, have been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of Daedalus, enforceable in accordance with its terms except as such enforcement may be limited or affected by the availability of equitable remedies such as specific performance, and by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights, including court decisions and general equity principles relating thereto.

13.7 Valid Issuance of Daedalus Common Stock and Daedalus Series "A" Warrants.

          (a) The Daedalus Common Stock and the Daedalus Series "A" Warrants which are to be issued hereunder, when issued and delivered in accordance with the terms hereof and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of Empiric in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The common stock issuable upon exercise of the Daedalus Series "A" Warrants has been duly and validly reserved for issuance and, when issued upon exercise of such Warrants, and the applicable purchase price therefore is received by Daedalus, will be duly and validly issued, fully paid and nonassessable.

          (b) The approximately 8,500,000 shares of common stock of Daedalus to be outstanding in accordance with the provisions of Section 1 (as increased pursuant to Section 13.4) will, upon compliance with such provision and upon the issuance thereof will all be duly and validly authorized and issued, fully paid and nonassessable, and issued in compliance with all applicable federal and state securities laws.

13.8 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against Daedalus which questions the validity of this Agreement or the right of Daedalus to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes individually or in the aggregate, in the assets, condition, affairs or prospects of Daedalus, taken as a whole, financially or otherwise, or, except as otherwise provided herein, any change in the current equity ownership of Daedalus, nor is Daedalus aware that there is any basis for the foregoing. Daedalus is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

13.9 Compliance With Other Instruments. To the best knowledge of the officers of Daedalus, Daedalus is not in violation or default of any provisions of its certificate or articles of incorporation or bylaws or of any judgment, order, writ, or decree, or any material instrument or contract to which it is a party or by which it is bound or, to their knowledge, of any provision of federal or state statute, rule or regulation applicable to Empiric or its assets or properties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, judgment, order, writ, or decree, or any such material instrument or contract, or an event which results in the creation of any lien, charge or encumbrance upon any assets of Daedalus.

13.10 Agreements; Action.

               (a) Except for agreements explicitly contemplated hereby, and except as will be disclosed in the Financial Statements of Daedalus (as defined in Section 13.12 hereof) there are no material agreements, understandings or proposed transactions between Daedalus and any of its officers, directors or affiliates.

               (b) Except as disclosed in writing to Empiric, Daedalus is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its certificate of incorporation or bylaws which materially and adversely affects its business as now conducted.

13.11 Corporate Documents. The certificate of incorporation and By-laws of Daedalus are in the form previously provided to Empiric.

13.12 Financial Statements. As stated in Section 7, Daedalus shall, promptly upon the execution of this Agreement, engage a firm of independent certified public accountants to perform an audit of the balance sheet and financial condition and affairs of Daedalus as agreed upon by the parties and required for inclusion in or in support of the registration with the SEC referred to in such
Section 7. Daedalus shall keep Empiric apprised of the progress of such audit work and shall provide Empiric with copies of all preliminary or draft statements or reports prepared by such accountants as they are made available to Daedalus. In any event, upon completion of their audit work and the delivery by such accountants to Daedalus of the audited financial statements and opinion thereon, copies of such audited statements and opinion (the "Daedalus Financial Statements") shall be promptly provided to Empiric. The opinion of the
accountants   contained  in  such  Daedalus   Financial   Statements   shall  be
unqualified.

13.13 Changes. Since the date of such Daedalus Financial Statements to the date of Closing, except for the transactions contemplated hereby, there shall not have been:

               (a) any material change in the assets, liabilities, financial condition or operating results of Daedalus from those reflected in the Daedalus Financial Statements, except changes in the ordinary course of business, which have not been, in the aggregate, materially adverse;

               (b) any material damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of Daedalus (as such business is presently conducted);

               (c) any waiver by Daedalus of a material valuable right or debt owed to it;

               (d) any declaration, authorization or payment of any dividend or other distribution of the assets of Daedalus, or any agreement to declare, authorize or pay any such dividend or distribution;

               (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by Daedalus, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of Daedalus taken as a whole, as such business is presently conducted;

               (f) any material change in any compensation arrangement or agreement with any employee;

               (g) to the knowledge of Daedalus, any other event or condition of any character which might materially adversely affect the assets, properties, financial condition, operating results or business of Daedalus taken as a whole (as such business is presently conducted).

               13.14 Employee Benefit Plans. Daedalus does not have any Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974 other than a group medical and hospital service agreement under Kaiser Permanente.

13.15 Labor Agreements and Actions. Daedalus is not bound by or subject to (and none of its respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Daedalus, has sought to represent any of the employees, representatives or agents of Daedalus. There is no strike or other labor dispute involving Daedalus pending, or to the knowledge of Daedalus threatened, which could have a material diverse effect on the assets, properties, financial condition, operating results, or business of Daedalus (as such business is presently conducted), nor is Daedalus aware of any labor organization activity involving its employees.

14. Daedalus Private Placement. Prior to the Closing of this Agreement, Daedalus intends to undertake efforts to obtain financing through the private placement and sale to a limited number of qualified and accredited investors of debt and/or equity securities of Daedalus. The precise nature, amount and other features of such private placement and securities to be offered thereby shall be subject to the mutual agreement of Empiric and Daedalus. Upon reaching agreement concerning such matters, the parties agree to cooperate fully in efforts to successfully conclude such placement contemporaneously with the Closing of this Agreement, or as soon thereafter as is practicable. To accomplish that end, it is presently intended that subscribers to such private placement would deposit funds for their purchase of such Daedalus securities in escrow pending the Closing of this Agreement. Notwithstanding any other provision of this Agreement, provided all minimum or other conditions to the closing of such private placement have been met on the date of Closing of this Agreement, the net proceeds of such private placement relating to the sale of Daedalus equity securities which have been so deposited in escrow or otherwise irrevocably committed to the satisfaction of Empiric at the time of Closing of this Agreement shall be counted in determining the amount of shareholders' equity of Daedalus for the purposes of Section 17. All costs, expenses and commissions relating to such private placement shall be borne and paid by Daedalus. The Daedalus securities issued as a result of such private placement, or other activity agreed upon by the parties, shall be added to those represented by Daedalus as issued and outstanding, or to be issued and outstanding on the date of Closing, as set forth elsewhere in this Agreement.

15. Registration of Empiric Common Stock of Daedalus. In the event that following the Closing, Daedalus converts the Empiric Series "B" Stock and/or exercises the Empiric Series "F" Warrants so that Daedalus thereby becomes the holder of a substantial number of shares of Empiric common stock, then subject to the conditions of this Section 15, Daedalus shall have the right and option, exercisable on only one occasion, to cause Empiric to prepare and file with the SEC a registration statement for the immediate sale by Daedalus (or for the shelf registration for subsequent sale by Daedalus) of all, (or, if less than all, such portion as may be mutually acceptable to Empiric and Daedalus) of such shares of Empiric common stock then held by Daedalus. Empiric and Daedalus shall each provide all certified and unaudited interim financial statements, and all other information and data concerning their respective financial condition, results of operations, properties, management, affairs and other material required by or with respect to them as may be required in support of or in connection with such registration. Upon filing of such registration statement, Empiric, with the cooperation and assistance of Daedalus. Shall exert all reasonable efforts to have such registration declared effective by the SEC at the earliest practicable date.

The cost and expense of preparation, filing, amendment, response to comments and other efforts of Empiric and securities counsel toward the successful conclusion of such registration shall be borne by Empiric; provided, however, Daedalus shall bear and pay all costs and expenses of: (i) providing all financial and other statements, data and information pertaining to the condition and affairs of Daedalus required in connection with such registration; (ii) printing preliminary and final prospectuses; (iii) all filing fees and legal expense connected with registration or approval of state securities regulatory bodies; and (iv) all commissions, underwriting fees and other selling expenses relating to the sale of such stock.

Notwithstanding the foregoing provisions of this Section 15, Empiric shall not be obligated to file for or otherwise conduct or pursue such registration at any time during which: (i) certified financial statements of Empiric required in support of the registration are not sufficiently current; or (ii) Empiric is in the process of filing or preparing for and/or pursuing the registration of its own offering of its securities and its proposed managing underwriter or independent financial advisor determines that such demand registration of Daedalus will likely be substantially detrimental to the success of Empiric's own proposed offering.

16. Restricted Securities. Both Empiric and Daedalus understand that the (i) shares of Daedalus Common Stock to be received by Empiric and not distributed to its holders of common stock; (ii) the 750,000 Series "A" Daedalus Warrants to be issued by Daedalus to Empiric; (iii) the 250,000 shares of common stock of The Daedalus Project, Inc., to be issued to Empiric; (iv) the $1,500,000 principal amount of Empiric Energy, Inc. convertible preferred securities, with a conversion price of $2.00 per share, convertible into a total of 750,000 Common shares (Empiric Series "B" Stock) to be issued by Empiric to Daedalus; (v) the 750,000 Empiric Series "F" Warrants to be issued to Daedalus; and (vi) all shares of common stock of either Empiric or Daedalus issuable upon the conversion of any of such convertible preferred stock or upon the exercise of any such warrants; are all characterized (and hereinafter collectively referred to herein) as "Restricted Securities" under the securities laws of the United States inasmuch as they are being, or will be, acquired from the issuer in a transaction not involving a public offering. Accordingly, such Restricted Securities may be resold without registration under the 1933 Act only in certain limited circumstances.

In addition to the warranties, representations and agreements of the parties contained in other Sections of this Agreement, with regard to such Restricted Securities, Empiric and Daedalus each mutually and specifically, warrant, represent, acknowledge and agree as follows:

16.1 Purchase for Own Account. The Restricted Securities will be acquired for investment for the respective recipient's own account or as a nominee or agent for any related entities, and not with a view to the resale or distribution of any part thereof. The recipient has, or upon issuance will have, no present intention of selling, granting any participation in, or otherwise distributing any of the Restricted Securities to be issued to it. The recipient does not have, nor upon issuance will it have, any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Restricted Securities.

16.2 Disclosure of Information. Each recipient believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Restricted Securities and has had an opportunity to ask questions and receive answers from the issuer regarding the terms and conditions of the offering of the Restricted Securities to be issued to it.

16.3 Investment Experience. Both Empiric and Daedalus are, among other things, investors in securities of privately held companies and acknowledge that each is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of acquiring the Restricted Securities to be issued to it.

16.4 Empiric and Daedalus each understand that no market exists or is likely to develop in the foreseeable future with respect to the Restricted Securities. Each certificate representing the Restricted Securities shall be inscribed with a legend substantially in the following form:

"The [description of security] represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") and applicable state law or pursuant to an exemption from registration under the Act and applicable state law, the availability of which is to be established to the satisfaction of the Company."

Additionally, with regard to the Restricted Securities and all common stock issued pursuant to conversion of the preferred stock and/or exercise of the warrants comprising the Restricted Securities, the issuer thereof shall cause its transfer agent to place a "stop order" thereon precluding any transfer thereof.

17. Conditions of Empiric's Obligations at Closing. The obligations of Empiric under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Empiric unless it consents in writing thereto:

17.1 Representations and Warranties. The representations and warranties of Daedalus contained in this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on as of the date of such Closing.

17.2 Performance. Daedalus shall have performed and complied with all terms, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

17.3 Registration Statement. The registration statement pertaining to the issuance and distribution of the 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock as provided for herein shall have been declared effective by the SEC.

17.4 Qualifications. All registrations, qualifications, permits and approvals required to be obtained by Daedalus and/or Empiric under applicable state securities laws shall have been obtained for the issuance and delivery of the 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock, all upon terms satisfactory to Empiric.

17.5 Proceedings and Documents. All corporate and other proceedings of Daedalus in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Empiric, and Empiric shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request, including, without limitation, the following:

          (a) certified copies of the resolutions adopted by Daedalus's Board of Directors authorizing the execution, delivery and performance of this Agreement; and

          (b) certified copies of the Certificate of Incorporation and Bylaws of Daedalus, as amended through the date of Closing.

17.6 Daedalus Shareholders' Equity. The shareholders' equity of Daedalus, as stated in the Daedalus Financial Statements of Daedalus referred to in Section 13.12, as adjusted on a pro-forma basis to give effect to increases resulting from the Closing of this Agreement and any increases pursuant to Section 14, shall be at least $4,000,000.

17.7 Peruvian Contract. Empiric shall have satisfied itself, at its sole discretion, that the Peruvian Contract, and all representations provided by Daedalus relating thereto (are fully committed, in place)-are as represented and in good standing as of the date of Closing.

17.8 Trading of Daedalus Stock. The 1,000,000 or more shares of Daedalus Common Stock to be issued to holders of Empiric common stock shall have been approved for trading on NASDAQ on either the National Market System or at another level acceptable to Empiric, or approved for listing on a regional stock exchange approved by Empiric, all upon terms and conditions satisfactory to Empiric.

18. Conditions of Daedalus's Obligations at Closing. The obligations of Daedalus under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against Daedalus unless it consents in writing thereto:

18.1 Representations and Warranties. The representations and warranties of Empiric contained in this Agreement shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on as of the date of such Closing.

18.2 Performance. Empiric shall have performed and complied with all terms, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

18.3 Registration Statement. The registration statement pertaining to the issuance and distribution of at least 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock as provided for herein shall have been declared effective by the SEC.

18.4 Qualifications. All registrations, qualifications, permits and approvals required to be obtained by Daedalus and/or Empiric under applicable state securities laws of all states in which such securities shall be distributed shall have been obtained for the issuance and delivery of at least 1,000,000 shares of Daedalus Common Stock to holders of Empiric common stock, all upon terms satisfactory to Daedalus.

18.5 Proceedings and Documents. All corporate and other proceedings of Empiric in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Daedalus, and Daedalus shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request, including, without limitation, the following:

               (a) certified copies of the resolutions adopted by Empiric's Board of Directors authorizing the execution, delivery and performance of this Agreement; and

               (b)  certified   copies  of  the  Articles  or   Certificate   of
          Incorporation and Bylaws of Empiric, as amended through the date of Closing.

18.6 Trading of Daedalus Stock. The 1,000,000 or more shares of Daedalus Common Stock to be issued to holders of Empiric common stock shall have been approved for trading on NASDAQ on either the National Market System or at another level acceptable to Empiric, or approved for listing on a regional stock exchange approved by Daedalus, all upon terms and conditions satisfactory to Daedalus.

19. Miscellaneous.

19.1 Survival of Warranties. The warranties, representations and covenants of the respective parties hereto contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

19.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

19.3 Governing Law. This agreement shall be governed by and construed under the laws of the State of Delaware. Each party hereto agrees that any and all actions brought between them shall be brought in the appropriate courts in the State of Delaware.

19.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.5 Titles, Subtitles and Exhibits. The titles, subtitles and other headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All Exhibits referred to herein are expressly incorporated by reference as a part of this Agreement as though fully reproduced as a part of the text hereof.

19.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States mail, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

19.7 Expenses. Irrespective of whether the Closing is effectuated, except as provided in Section 8, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

19.8 Finder's Fee. Empiric agrees to indemnify and to hold harmless Daedalus from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Empiric or any of its officers, partners, employees, or representatives is responsible. Daedalus agrees to indemnify and hold harmless Empiric from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Daedalus or any of its officers, employees or representatives is responsible.

19.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Empiric and Daedalus.

19.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

19.11 Contents of Agreement. This Agreement together with the Exhibits hereto and the documents referred to herein, sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby, and any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


EMPIRIC ENERGY, INC.                       DAEDALUS BUILDING SYSTEMS, INC.


By:/s/                                     By:/s/
James J. Ling                              Edward A. McCulloch
Chief Executive Officer                    president
Address:     12750 Merit Drive             Address: 8653 Richmond Highway
             Suite 750                              Alexandria, Virginia 22309
             Dallas, Texas 75251-1609

                                    EXHIBIT A
                      EMPIRIC ENERGY, INC. (the "Company")
                            Present Capital Structure

    ...
Common Stock
         Authorized: ...................... 20,000,000 shares, $0.01 par value per share

         Issued and Outstanding: .........  8,669,027 shares - as of September 30, 1999

Preferred Stock
         Authorized:...................... 2,000,000   shares, $0.05 par value each, issuable in series, as determined and designated from time to time by the board of  directors.  Each series  shall  consist of the number of shares so  designated  for such  series and shares of that  series shall have the  rights, preferences and other features as so determined and designated
Designated, Issued and Outstanding
         Series "A" Preferred Stock
                                            No. of Shares Designated: ..57,500

                                            No. Shares Issued & Outstanding: ..57,500

                                            Liquidation Preference:  $10.00 per share

                  Ranking: .................Senior to all other series of preferred stock of the Company.

                  Conversion Rights: .......Each share is convertible into three (3) shares of common stock of the Company.

                  Voting Rights: .......... None, except as otherwise provided in the Certificate of Incorporation of the Company or
                                            pursuant to the General Corporation Law of the State of Delaware

                  Dividends: .............. None

                  Redemption Rights: ...... Holders have no rights to require redemption by the Company

                  Call Provisions: ........ The Company may at its option and on at least thirty (30) days' notice call all or any part of the Series A Preferred Stock then outstanding for mandatory  redemption, if and when the "Average  Market  Price"meaning, for the purpose of this Exhibit "A", the mean between the bid and asked price at closing) of the  Company's common stock is at least
                                            $4.165 per share for any period of ten (10) consecutive market days. If less than all shares are called for  redemption, shares shall be redeemed on a pro-rata basis from all holders of Series "A" Preferred Stock then outstanding

Series "B" Convertible Preferred Stock
                                            No. of Shares Designated: 750,000

                                            No. To Be Issued & Outstanding at Closing: 750,000

                                            Liquidation Preference:  $2.00 per share

                  Ranking: ..............   Inferior to the Series "A" convertible preferred stock, but senior to of preferred stock of the Company thereafter designated after the Closing

                  Conversion Rights: ....   Each share is convertible into one (1) share of common stock of the Company.

                  Voting Rights: ........   None, except as otherwise provided in the Certificate of Incorporation of the Company or
                                            pursuant to the General Corporation Law of the State of Delaware

                  Dividends: ............   None

                  Redemption Rights: ....   Holders have no rights to require redemption by the Company.

                  Call Provisions: .......  May be called at any time. The Company shall have the right to call for conversion all series "B"Convertible Preferred Stock then  outstanding  if and when the Average Market
                                            Price (meaning for the purpose of this Exhibit, "C" the mean between the bid and asked price at Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10) consecutive market days

                  Par Value: ...........    $0.05 per share

                  Term: .................   Ten years. If not converted by the end of 10th year following Closing, Series "B"
                                            Preferred will convert to common

Common Stock Warrants
         Series "A" Warrants - No longer outstanding

         Series "B" Warrants
                                            Number Authorized:  327,400

                                            Number Issued & Outstanding: 327,400

                                            Expiration Date:  May 13, 2001

                  Rights (General): ......  The holder of each Series "B" Warrant has the right to purchase one (1) share of common stock of the Company at a price of $2.50 per share

                  Call Provisions: .......  The Company shall have the right to call for redemption all Series "B" Warrants then outstanding if and when the Average Market Price of the  Company's  common  stock is at least $3.125 per share for a period of ten(10) consecutive market days. The  redemption price is $0.25 per warrant

         Series "C" Warrants
                                            Number Authorized: 215,000

                                            Number Issued & Outstanding:  215,000

                                            Expiration Date:  May 13, 2001

                  Rights (General): ....... The holder of each Series "C" Warrant has the right to purchase one (1) share of common stock of the Company at a price of $3.00 per share

                  Call Provisions: ......   The Company shall have the right to call for redemption all Series "C" Warrants then outstanding if and when the Average Market Price of the  Company's  common  stock is at least $3.125 per share for a period of ten(10) consecutive market days. The  redemption price is $0.25 per warrant

         * Series "D" Warrants
                                            Number Authorized: 299,990

                                            Number Issued & Outstanding: 299,990

                                            Expiration Date:  May 13, 2001

                  Rights (General): .....   The holder of each Series "D" Warrants has the right to purchase one (1) share of common stock of the Company at a price of $1.50 per share

                  Call Provisions: ......   The Company shall have the right to call for redemption all Series "D" Warrants then outstanding if and when the Average Market Price of the  Company's  common  stock is at least $1.875 per share for a period of ten (10)consecutive market days. The  redemption price is $0.10 per warrant

         * Series "E" Warrants
                                            Number Authorized: 200,000

                                            Number Issued & Outstanding: 200,000

                  Expiration Date: ...      May 13, 2002

                  Rights (General): ......  The holder of each Series "E" Warrant has the right to purchase one (1) share of common stock of the Company at a price of $2.00 per share

                  Call Provisions: .... .   The Company shall have the right to call for redemption all Series "E" Warrants then outstanding  if and when the  Average Market Price of the Company's common stock is at least $2.50 per share for a period of ten (10) consecutive  market days. The redemption price is $0.15 per warrant

                                    EXHIBIT B
                  DAEDALUS BUILDING SYSTEMS, INC. ("DAEDALUS")
                                Capital Structure





Common Stock

         Authorized:                        30,000,000 shares, $0.01 par value per share

         Issued and Outstanding:            Approximately 8,500,000 shares - as of date to be established by the parties, 1,500,000 shares to be issued to Empiric Energy, Inc. ("Empiric") at Closing of this Agreement in addition to any shares and or warrants issued in connection with planned private placement memoranda.

Preferred Stock

         Authorized:                        3,000,000 shares, $1.00 par value per share, issuable in series, with the 250,000 shares
                                            Series "A"and 1,000,000 shares of Series "B" preferred stock having the general terms as hereinafter set forth, and the remaining 1,750,000 shares of authorized preferred stock being issuable in one or more series, as designated and determined from time to time by the board of directors of Daedalus.  Except for the above mentioned Series "A" and "B"
                                            preferred stock, each subsequently designated series of preferred stock shall consist of the number of shares so designated for such series, and shares of that series shall have the rights, preferences and other features as so determined and designated.

         Designated, Issued and Outstanding:

                  Series "A"
                                            No. of Shares Designated: 250,000

                                            No. of Shares Issued and Outstanding:  250,000

                                            Liquidation Preference:  $1.00 per share

                           Ranking:           Pari passu with the Series "B" preferred stock of
                                            Daedalus, and senior to all other series of preferred
                                            stock of Daedalus designated at any time
                                            subsequent to Closing of this Agreement.

                  Conversion Rights:        Each share of Series "A" preferred stock may, at the option of the holder, be converted into one (1) share of common stock of Daedalus at any time within twenty (20) years following the Closing of this Agreement.

                  Voting Rights:            Each share of Series "A" preferred stock shall have and be entitled to cast thirty (30)
                                            votes, in common with the votes to which holders of common stock of Daedalus then outstanding shall be entitled to cast (one vote per share) on all matters submitted for, or required to be submitted for action by the stockholders, as set forth in the
                                            Certificate of Incorporation of Daedalus or applicable provisions of the General
                                            Corporation Law of Delaware.  Additionally, holders of Series "A" preferred stock shall be entitled to cast one(1) vote for each share of such Series "A" preferred stock on all matters submitted for, or required to be submitted for, voting by holders of such Series
                                            "A" preferred stock, as a separate class of stock, as set forth in the certificate of incorporation or the General Corporation Law of the State of  Delaware.

                  Dividends:                None

                  Redemption Rights:        Provided funds are legally available therefore, each share of Series "A" preferred stock then outstanding shall be mandatorily redeemed by Daedalus at the option of the holder thereof, at any time upon demand of such holder, at a price of $1.00 per share.

                  Call Provisions:          Provided funds are legally available therefore, all shares of Series "A" preferred stock outstanding on the twentieth(20th) anniversary of the Closing of this Agreement shall be mandatorily called and redeemed by Daedalus at a price of $1.00 per share.



                  Series "B"

                                            No. of Shares Designated:  1,000,000

                                            No. of Share Issued & Outstanding:  1,000,000

                                            Liquidation Preference:    $2.50 per share

                  Ranking:                  Pari passu with the Series "A" preferred stock, and senior to all other series of preferred stock of Daedalus designated at any time subsequent to Closing of this
                                            Agreement.

                  Conversion Rights:        Subject to Daedalus's satisfying the conditions pertaining to its "Pre-Tax Earnings"
                                            (hereinafter defined) as hereinafter set forth, during the following prescribed periods and subject to the following quantity limitations, the shares of Series "B" Preferred
                                            Stock may, at the option of the holder thereof, be converted into shares of common stock of Daedalus upon reaching the following earning plateaus on or before December 31, 2003:

                                            (1)      333,333 Series "B" shares can be converted into 1,666,665 Daedalus common shares, upon record of $5,000,000 pre-tax earnings.

                                            (2)      Upon record of an additional $5,000,000 in pre-tax earnings (a total of
                                                     $10,000,000 pre-tax earnings), an additional 333,333 Series "B" shares can be converted into 1,666,665 Daedalus common shares.

                                            (3)      Upon the record of an additional $6,000,000 (a total of $16,000,000 pre-tax earnings), and additional 333,334 Series "B" shares can be converted into
                                                     1,666,670 Daedalus common shares.


         Notes:

o The pre-tax earnings are cumulative and pro-rata for common share conversion. To the extent that the earnings plateau are not met, E. A. McCulloch may convert at $1.00 per share into one common share of Daedalus

o An interim audit may be requested at any time.

o Credit will be given for performance of the company or that of any affiliate acquired by the company, the performance of which will be measured from the date of acquisition to the end of the term of these Provisions.

o In the event control of the company passes to a non-related entity, the earn-out provisions are waved and the rights to convert vest immediately notwithstanding any earnings.

    ...
Warrants

         Daedalus Series "A" Common Stock Warrants

                                            Number To Be Authorized: 750,000

                                            Number To Be Issued & Outstanding: 750,000

                                            Expiration Date:  Three (3) years following Closing

                  Rights (General): .....   The holder of each Series "F" Warrant has the right to purchase one (1) share of common stock of the Company at a price of $2.00 per share .....................................

                  Call Provisions: ......   The Company shall have the right to call for redemption all Series "F" Warrants then outstanding if and when  the Average Market  Price  (meaning  for the  purpose  of this
                                            Exhibit,  the mean  between the bid and asked price at  Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10)consecutive  market  days. The redemption price is $0.10 per warrant

                                    EXHIBIT C
                      EMPIRIC ENERGY INC., (the "Company")
                     Series "B" Convertible Preferred Stock


                  No. of Shares Designated: 750,000

                  No. Shares To Be Issued & Outstanding at Closing:  750,000

                  Liquidation Preference:  $2.00 per share

                  Ranking:
                                            Inferior to the Series "A" convertible preferred stock, but senior to all other series of preferred stock of the Company thereafter designated after the Closing.

                  Conversion Rights:        Each share is convertible into one (1) share of common stock of the Company.

                  Voting Rights:            None, except as otherwise provided in the Certificate of Incorporation of the Company or
                                            pursuant to the General Corporation Law of the State of Delaware.

                  Dividends:                None

                  Redemption Rights:        Holders have no rights to require redemption by the Company.

                  Call Provisions:          May be called at any time. The  Company shall have the right to call for conversion  all series "B"  Convertible Preferred  Stock then outstanding if and when the Average Market
                                            Price  (meaning for the purpose of this Exhibit  "C", the mean between the bid and asked price at Closing) of the Company's common stock is at least $3.00 per share for a period of ten (10) consecutive market days.

                  Term:                     Ten  years.  If not  converted  by the end of 10th year following  Closing,  Series  "B"
                                            Preferred will convert to common.

                  Par Value:                $0.05 per share

                                    EXHIBIT D
                      EMPIRIC ENERGY,INC., (the "Company")
                               Series "F" Warrants



                  Number To Be Authorized:    750,000

                  Number To Be Issued & Outstanding:    750,000

                  Expiration Date: Three (3) years following Closing

                  Rights (General):         The holder of each Series "F" Warrant has the right to purchase one (1) share of common stock of the Company at a price of $2.00 per share.

                  Call Provisions:          The Company shall have the right to call for redemption all Series  "F"  Warrants  then outstanding if and when the  Average Market Price (meaning  for the  purpose  of this
                                            Exhibit, the mean between the bid and asked price at (Closing) of the Company's  common stock is at least $3.00 per share for a period of ten (10) onsecutive  market days. The redemption price is $0.10 per warrant.


                                    EXHIBIT E
                         DAEDALUS BUILDING SYSTEMS, INC.
                           SERIES "A" PREFERRED STOCK




                           Issued To                             Shares Issued

                           Edward A. McCulloch                       250,000
                           7514 Ridgecrest Drive
                           Alexandria, Virginia 22309

                                    EXHIBIT F
                         DAEDALUS BUILDING SYSTEMS, INC.
                           SERIES "B" PREFERRED STOCK




                           Issued To                           Shares Issued

                           Edward A. McCulloch                    1,000,000
                           7514 Ridgecrest Drive
                           Alexandria, Virginia 22309

                                  EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         DAEDALUS BUILDING SYSTEMS, INC.

1.  The name of the corporation is DAEDALUS BUILDING SYSTEMS, INC.

2. The address of its registered office in the State of Delaware is Three Mill Road, Suite 104, in the City of Wilmington 19806, County of New Castle, Delaware. The name of its registered agent at such address is The Incorporators Ltd.

3. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Thirty-Three Million (33,000,000) of which stock, Thirty Million (30,000,000) shares of the par value of One Cent ($0.01) each, amounting in the aggregate to Three Hundred Thousand Dollars ($300,000.00) shall be Common Stock, and of which Three Million (3,000,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Three Million Dollars ($3,000,000.00) shall be Preferred Stock.

The Board of Directors is authorized, subject to the provisions of this Article 4 and limitations prescribed by law, to provide for the issuance of shares of Preferred stock in series, to determine the number of shares to be included in each series and to fix and determine separately for the shares of each series their relative rights and preferences, including, but not limited to, any one or more of the following:

(1) The rate of dividends, whether dividends shall be cumulative or non-cumulative, the times at and the terms and conditions on which dividends shall be paid directly and any relative rights of priority of payment of dividends on the shares in relation to dividends payable to any other class or series of stock of the corporation;

(2) The terms and conditions for any redemption of the shares, including the price at, and the date or dates after which, the shares may be redeemed and relative rights of priority of redemption of such shares in relation to redemption of any other class or series of stock of the corporation;

(3) The rights of the shares to any sinking fund or purchase fund for the redemption or purchase of such shares, including the amount and the terms and conditions of such sinking or purchase fund;

(4) Any rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, including the amount payable upon the shares in such event, the terms and conditions of such payment and the relative rights of priority of payment of such shares in relation to payment of any other class or series of stock of the corporation;

(5) Any conversion privileges of the shares, including the price at, and the terms and conditions on which, the shares may be converted into shares of any other class or series of stock of the corporation and the relative rights of priority of conversion of such shares in relation to conversion of any other class or series of stock of the corporation;

(6) Any voting rights of the shares, including the number of votes per share, the matters on which the shares can vote and the contingencies which make the voting rights effective; and

(7) Any other relative rights and preferences. All shares of Common stock shall have identical rights and privileges in every respect. Shares of any series of Preferred stock which have been redeemed (whether through the operation of a sinking or purchase fund or otherwise) or purchased by the corporation, or which, if convertible of exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred stock to be created by resolution or resolutions of the Board of Directors, or as part of any other series of Preferred stock, subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred stock and to any filing required by law.

5a.  The name and mailing address of its incorporator is as follows:

                              Herbert S. Rosenblum
                           526 King Street, Suite 211
                               Post Office Box 58
                           Alexandria, Virginia 22313

5b. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                               Edward A. McCulloch
                              8653 Richmond Highway
                           Alexandria, Virginia 22309

6.  The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized: To make, alter or repeal By-Laws of the corporation.

8. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

9. The corporation reserves the right to amend, alter change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he: (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article 10, nor the adoption of any provision of the certificate of incorporation inconsistent with this
Article 10, shall eliminate or reduce the effect of this Article 10 in respect of any matter occurring, or any course of action, suit or claim that, but for this Article 10 would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying this is my act and deed and the facts herein stated are true, and accordingly, have hereunto set my hand this 28th day of October, 1999.

/s/
Herbert S. Rosenblum, Esquire
526 King Street, Suite 211
Post Office Box 58

                                   EXHIBIT 3.2

                                    BYLAWS OF
                         DAEDALUS BUILDING SYSTEMS, INC.


SECTION 1. OFFICES
==================

The principal office shall be in the County of Fairfax, State of Virginia. The corporation may have offices and places of business at such other places within and without the State of Virginia as shall be determined by the directors.

SECTION 2. ANNUAL MEETING
=========================

The annual meeting of the corporation shall be held in the principal office of the corporation at 8653 Richmond Highway, Alexandria, VA 22309 on the 3rd Friday of each year or at such other place as the officers and directors designate by proper notice to the stockholders.

SECTION 3. SPECIAL MEETINGS
===========================

Special meetings of the shareholders for any purpose or purposes may be called by the President, and must be called by the him or her on receipt of a written request from the holders of twenty-five percent of the shares then outstanding and entitled to vote.

SECTION 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS
===============================================

Notice of the annual meeting or of a special meeting, state the time, place and purpose or purposes thereof shall be given to each shareholder not less than ten nor more than forty days prior to the meeting, but such notice may be waived in writing at any time.

SECTION 5. QUORUM
=================

At any meeting of the shareholders the holders of a majority of the shares entitled to vote then issued and not outstanding shall constitute a quorum, except as otherwise provided by law.

SECTION 6. VOTING
=================

At each meeting of the shareholders every holder of a majority of shares then entitled to vote may vote in person or by proxy, and shall have one vote for each share registered in his or her name. However, it is understood that certain preferred shares may have greater voting rights and those shares shall and can be voted accordingly.

SECTION 7. NUMBER OF DIRECTORS, TENURE, VACANCIES
=================================================

The business and affairs of the corporation shall be managed and controlled by a Board of Directors of not more than eleven directors, who shall be elected annually by the shareholders at the annual meeting. Each director shall hold office until the election of his or her successor. Any director may resign at any time. Vacancies occurring among the directors may be filled by the directors.

SECTION 8. REGULAR MEETING OF THE BOARD
=======================================

Immediately after each annual election of directors, the newly elected directors may meet forthwith at the principal office of the corporations for the purpose of organization and the transaction of other business; if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the board may be held without notice at such times and places as the directors may determine.

SECTION 9. SPECIAL MEETINGS
===========================

Special meetings of the directors may be called by the President and must be called at the written request of two members of a majority of the members of the Board.

SECTION 10. NOTICE OF SPECIAL MEETINGS
======================================

Notice of a special meeting shall be given to each director at least five days prior to meeting, but such notice may be waived in writing at any time.

SECTION 11. QUORUM
==================

A majority of the Board of Directors shall constitute a quorum at all meetings of the Board.

SECTION 12. OFFICERS
====================

The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, who shall be elected annually by the directors and who shall hold office during the pleasure of the directors, and any other assistants of the Board of Directors may determine to elect at any time. The positions of (1) President and Treasurer, (2) Vice President and Treasurer, and
(3) Secretary and Treasurer may be united in one person. All vacancies occurring among any of the above officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority of the stockholders at a special meeting of the stockholders called for the purpose.

SECTION 13. SUBORDINATE OFFICERS
================================

The board may appoint such other officers and agents with such powers and duties as it shall deem necessary.

SECTION 14. THE PRESIDENT
=========================

The President shall preside at all meetings of the shareholders and directors. He or she shall have general management and control of the business and affairs of the corporation.

SECTION 15. THE VICE PRESIDENT
==============================

The Vice President shall, in the absence or disability of the President, exercise the powers and perform the duties of the President. He or she shall also generally assist the President and exercise such other powers and perform such other duties as shall be prescribed by the directors.

SECTION 16. THE TREASURER
=========================

The Treasurer shall the custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in such bank or trust company as shall be designated by the directors of the corporation or the President. He shall receive and give receipts and acquittances for monies paid in on account of the corporation and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity of the same; he or she shall enter regularly in books of the corporation to be kept by him or her for that purpose full and accurate accounts of all monies received and paid out by him or her on account of the corporation; and he or she shall perform all other duties incident to the office of the Treasurer.

SECTION 17. THE SECRETARY
=========================

The Secretary shall keep the minutes of all proceedings of the directors and the shareholders, he or she shall attend to the giving and serving of all notices to the shareholders; or other notices required by law or these By-Laws; he or she shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed; he or she shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he or she shall perform all other duties incident to the office of Secretary.

SECTION 18. SALARIES
====================

The salaries of all officers shall be fixed by the Board of Directors.

SECTION 19. CERTIFICATES OF STOCK
=================================

Certificates of stock shall be issued in numerical order from the stock certificate book; they shall be signed by the President and by the Secretary of the corporation and the corporate seal shall be affixed thereto. A record of each certificate shall be kept on the stub thereof.

SECTION 20. TRANSFER OF SHARES
==============================

Shares may be transferred on the books of the corporation by the holder in person or by his attorney upon the surrender and cancellation of certificates for a like number of shares.

SECTION 21. BOARD TO DECLARE DIVIDENDS
======================================

The directors may from time to time, as they shall see fit, declare dividends upon the capital surplus.

SECTION 22. SEAL
================

The directors shall provide a suitable corporate seal which shall be in charge of the Secretary and shall be used as authorized by the directors.

SECTION 23. DEPOSITORIES
========================

The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the directors.

SECTION 24. NOTICE AND WAIVER OF NOTICE
=======================================

Any notice required to be given by these Bylaws may be given by mailing or telegraphing the same to the person entitled thereto at his or her address as shown on the corporation's books and such notice shall be deemed to have been given at the time of such mailing or telegraphing. Any notice required by these Bylaws to be given may be waived by the person entitled to such notice.

SECTION 25. POWERS OF DIRECTORS TO AMEND, ETC.
==============================================

The Board of Directors shall have power to make, amend and repeal the Bylaws of the corporation at any annual meeting or at a special meeting called for the purpose and all Bylaws made by the directors may be altered or repealed by the shareholders.

Adopted at the organizational meeting of the Board of Directors of Daedalus Building Systems, Inc.
held on October 28, 1999

/s/
Secretary

                                   EXHIBIT 4.

                     COMMON STOCK CERTIFICATE OF DAEDALUS.

                       (Front of Common Stock Certificate)
                       ===================================

NUMBER ____      SHARES ____

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Daedalus Building Systems, Inc.

30,000,000 SHARES PAR VALUE $.01 EACH

This is to certify that ______________is the owner of __________ FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF DAEDALUS BUILDING SYSTEMS, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate propoerly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:_________________
_______________Secretary/Treasurer         _______________President


                       (Back of Common Stock Certificate)
                       ==================================

The Following Abbreviations, When Used in the Inscription On the Face of the Certificate, Shall be Construed as Though They Were Written Out in Full According to Applicable Laws or Regulations:

TEN COM- as tenants in common
TEN ENT- as tenants by the entireties
JN TEN- as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT - Custodian
                                    (Cust)           (Minor)

under Uniform Gifts to Minors Act
                                                     (State)

For value received ________ hereby sell, assign and transfer unto
 _______________________________________________________________
PLEASE INSERT SOCAIL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________ (PLEASE
PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) ____________________Shares represented by the within Certificate, and do hereby
irrevocably  constitute  and  appoint   ________________________ Attorney  to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated_______________ 19 ______

In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                   EXHIBIT 5.

OPINION OF COUNSEL OF HERBERT S. ROSENBLUM

 January 6, 2000



VIA FACSIMILE (703) 360-1974

Mr. E.A. McCulloch, President
Daedalus Building Systems, Inc.
8653 Richmond Highway
Alexandria, Virginia 22309

RE:  Daedalus Building Systems, Inc.
          Our File No. 2986/07

Dear Mr. McCulloch:

I have acted as counsel to Daedalus Building Systems, Inc. (the "Company") in connection with the preparation of the registration statement on form SB-2 ("registration statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,000,000 shares of common stock, par value $.01 per share ("Common Stock"), by the Company pursuant to its Agreement with Empiric Energy, Inc. whereby the stock will be distributed to the Shareholders of Empiric.

In rendering this opinion, I have examined the following documents: (i) the Company's Certificate of Incorporation and Bylaws, since the inception of the Company, (ii) resolutions adopted by the Board of Directors related to the Agreement and; (iii) the registration statement including all exhibits thereto. I have assumed and relied, as to question of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures.

I have not made any independent investigation in rendering this opinion other than the document examination described. My opinion is therefore qualified in all respects by the scope of that document examination. I make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the Delaware Business Corporation Act. In rendering this opinion I have assumed (i) compliance with all other laws, including federal laws, and
(ii) compliance with all Delaware securities and antitrust laws.

Based upon and subject to the foregoing, I am of the opinion that:

The shares of Common Stock of the Company which are being offered by the Company pursuant to the registration statement, when transferred in the manner and for the consideration contemplated by the registration statement, will be legally issued, fully paid and non-assessable.

This opinion is given as of the date hereof. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

I consent to the filing of this opinion as an exhibit to the registration statement.

Cordially,


/s/
Herbert S. Rosenblum

HSR/jsm

                                  EXHIBIT 10.1



                             ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT, made and entered into this 31st day of October, 1999, by and among THE DAEDALUS PROJECT, INCORPORATED, a Virginia Corporation, hereinafter referred to as "Assignor," and DAEDALUS BUILDING SYSTEMS, INC., a Delaware Corporation, hereinafter referred to as "Assignee."

                              W I T N E S S E T H:

WHEREAS,  Assignor  desires to assign and convey the Contract by and between The
Daedalus Project, Incorporated and World Business Investors Group to Assignee and Assignee desires to accept such assignment and conveyance.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), receipt of which is hereby acknowledged, and other valuable consideration, the parties hereto agree as follows:

1. Assignor does hereby assign, transfer, and convey to Assignee all the right, title, and interest under the aforesaid Contract Agreement, to have and to hold the same unto Assignee, its successors, executors, and assigns, for and during the remainder of the term of the aforesaid Contract Agreement and any renewals or extensions therein provided or subsequently provided by in writing, subject to the terms, covenants, conditions, and agreements contained therein and subsequently agreed.

2. Assignee does hereby accept this Assignment of Contract and agrees to assume all of the duties which the Assignor was obligated to perform under the said Contract Agreements, for the balance of the term thereof and aforesaid renewals or extensions.

3. The World Business Investors Group hereby acknowledges that the aforesaid Contract Agreement is in full force and effect and no breaches or defaults exist as of the date first above written, and consents to this Assignment of Contract by the Assignor to the Assignee, but upon the express condition that such consent from the Assignee shall not be deemed a waiver or relinquishment of the future covenant against assignment, nor shall the acceptance of the Assignee to the said contract be construed as releasing the Assignor from the full performance of the provisions of said Contract Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment of Contract on the day and year first above written.

ASSIGNOR:
THE DAEDALUS PROJECT, INCORPORATED,
a Virginia Corporation



______________________________
By: Edward A. McCulloch, President


ASSIGNEE:
DAEDALUS BUILDING SYSTEMS, INC.,
a Delaware Corporation


/s/
______________________________
By: Edward A. McCulloch, President


WORLD BUSINESS INVESTOR GROUP



/s/
By: Edgar Espinoza Chacon, President

                                  EXHIBIT 10.2

                                 Sales Contract


THIS SALES CONTRACT (the "Contract") is made and entered into as of the 27th day of March, 1999, by and between The World Business Investors Group, S.A. (the "Buyer"), an entity of legal status organized and existing to engage in commerce under the laws of the country of Peru, and The Daedalus Project, Incorporated (the "Seller"), a corporation organized and existing under the laws of the Commonwealth of Virginia, United States of America. This Contract shall be designated Contract Number 36-036-99.

WHEREAS, the Seller offered to sell and the Buyer has agreed to buy certain structural units, components, finishings, and other items related to The Daedalus Building System.

NOW THEREFORE, in consideration of the mutual covenants contained herein and subject to the terms and conditions described herein, the Parties to this Contract agree as follows:


1. Definitions. For the purpose of this Contract, the following terms shall have the following meanings, unless otherwise defined; all other terms shall have the usual and customary meaning ascribed to them.

a. "Dollars" or "$" shall mean the currency of the United States of America.

b. "Incoterms 1990" means the definition for the referenced term as adopted by the International Chamber of Commerce in Paris in 1990 or subsequent adoptions.

c.  "Unit"  shall  mean  one  (1)   completely   manufactured,   unfinished  and
unassembled, basic structural unit of the Daedalus Building System, multiples, or special configurations thereof, as specified in the General Specifications attached hereto as Annex A.

d. "Components" shall mean such items as panels of the Daedalus Building System and related fasteners that are required for assembly of a structural unit, which does not include tools required to complete assembly.

e. "Finishings" shall mean those materials used to finish the interior surfaces of the structures and other items, such as sinks, showers, and toilets.


2. Unit Pricing. Unit pricing, as specified in Annex "B", attached hereto and made a part hereof, shall be fixed for the term of the Contract. Pricing is valid for all units ordered and shipped within the effective period of the Contract. Prices may be adjusted if delivery extends beyond the period specified in Paragraph 6.


3. Number of Units.  The minimum  number of Units  provided  under the  Contract
Value  will  be  36,000  basic,   unfinished  structural  units,  or  structural
equivalents, pursuant to Annex A.


4. Contract Value. The Contract Value shall be in dollars and is based upon the Unit sales price as specified in Annex, "A" which shall form an integral part of this contract. The minimum contract value is sixty seven million, five hundred thousand and 00/100 Dollars ($67,500,000.00) and represents the purchase of a minimum of 36,000 unfinished, basic structural units, pursuant to Annex A, over three years, commencing at the date of this contract.

a. Freight. Freight will be arranged by the seller and added to the account of, and paid by, the buyer. Freight is not considered as a part of the contract value.

b. Insurance. Estimated insurance will be paid by the Seller and added to the account of, and paid by, the buyer. Insurance is not considered as a part of the contract value.

c. Additional Costs. All additional costs for freight, insurance, forwarding fees, and any other expenses that are pre-advised, incurred by the seller and added to the account of the buyer, or billed by the seller, are due and payable by the buyer within 30 days of payment or billing by the seller. Additional Costs are not considered as a part of the contract value.


5. Individual Purchase Orders. Execution of the Contract shall be through issuance and use of Individual Purchase Orders, each Individual Purchase Order issued for a minimum of 2,666 unfinished, basic structural units, or structural equivalents, pursuant to Annex A.


6. Effective Date. This Contract will enter into full force and effect on the date written above.


7. Duration. The duration of this Contract will be from the effective date and extend 36 months from the issuance of the first Individual Purchase Order under the Contract.


8. Termination Date. The Contract shall terminate and be of no further force and effect on the earlier of: (i) the Contract Value being paid in full; or (ii) pursuant to the provision of Paragraph 12 below; or (iii) in accordance with the provided Duration.


9. Payment Terms. Payment of the Contract Value hereunder shall be made as set forth below:

     a. Medium Term Financing. The Seller will assist the Buyer in obtaining Medium Term Financing. However, it is understood and agreed by the Parties that no assurances of success in obtaining such Financing are made or offered by the Seller. Payment of 85% of the value of the Individual Purchase Orders, under Medium Term Financing, shall be financed under the Guarantee Program of the Export-Import of the United States ("Ex-Im Bank") through a lending bank acceptable to the Parties ("Lending Bank"). The term of the Medium Term Financing shall be five years.

The Buyer shall be responsible for obtaining the remaining 15% non-Ex-Im Bank financing portion of the Individual Purchase Orders. The 15% non-Ex-Im Bank financing portion shall be the down payment portions of the Individual Purchase Orders not covered by the Ex-Im Bank Medium Term Financing. The down payments shall be paid coincident with issuance of the Individual Purchase Orders.

     b. Payment. Payment of 85% of the Contract Value under Medium Term Financing is as follows. This 85% payment shall be divided into: (i) a 70% letter of credit; and (ii) a 15% advance payment:

          i. Seventy percent (70%) of the value of the Individual Purchase Orders is to be paid under a confirmed Irrevocable Letter of Credit subject to the Uniform Customs and Practice for Documentary Credits, Publication 500, as published and updated from time to time by the International Chamber of Commerce. The Letter of Credit shall be confirmed by a financial institution acceptable to the Seller. The amount of the Letter of Credit shall be equal to seventy percent (70%) of the value of the Individual Purchase Orders and shall be available for three hundred sixty (360) days. Any Letter of Credit and amounts due thereunder are payable in U.S dollars. The Beneficiary under all Letters of Credit shall be The Daedalus Project, Incorporated, 8653 Richmond Highway, Alexandria, Virginia 22309-4206, USA.

               A. The Letter of Credit shall be advised to the Beneficiary and confirmed by a commercial bank acceptable to the Seller.

               B. The Letter of Credit shall be negotiated by the Beneficiary through the confirming bank

               C. All fees with respect to the services rendered by the paying and confirming bank in advising, confirming and negotiating the Letter of Credit and the documents thereunder shall be for the account of the Seller.

               D. Partial drawing is to be permitted.

               E. Documents to be presented for payment:

                        I. Commercial  Invoice
                        II. Certificate of Origin
                        III. On Board Bill of Lading
                        IV. Sight Draft Drawn on the Buyer

          ii. All amounts  paid under the Letter of Credit in respect of Section
     9. a.(i) above will be financed by the Lending Bank as follows:

               A. All amounts paid under the Letter of Credit shall be evidenced by a promissory note payable to the Lending Bank, in form and substance acceptable to the Lending Bank, issued by the Buyer. Such promissory note shall provide for principal repayment over a period of five years. B. Equal payments of principal, with concurrent payments of interest thereon, at an interest rate of ______ percent (%) per annum (to be established by the Lending Bank), shall be payable no less frequently than semiannually commencing no later than one hundred eighty (180) days from the date of the On Board Bill of Lading, evidencing the shipment of goods covered by the Contract Value.

          iii. The promissory note, as described in Paragraph 8(b)(ii)(A) shall be delivered by the Buyer to the Seller at the time of the Buyer's presentation of a Individual Purchase Order as provided in Paragraph 11.b hereof. Such promissory note is to be executed but is not to be dated with respect to either the execution date or the first repayment date. Upon the issuance of an On Board Bill of Lading, the Seller and/or Lending Bank will complete the promissory note by inserting the date of the On Board Bill of Lading as the execution date and one hundred eighty (180) days from the On Board Bill of Lading date as the date of first repayment. The buyer will sign any and all documents required to effect the foregoing and will designate the seller and/or the lending bank the necessary authority to complete and deliver the note.

          iv. Advance Payment. Payment of fifteen percent (15%) of the value of the Individual Purchase Orders will be made by the Buyer to the Seller, in cash and in a form satisfactory to the Seller, evidencing an advance payment on the Contract. The advance payment shall be due and payable at the time of closing of the Medium Term Financing.


10. Terms of Sale. The sale of the Units shall be on Incoterms 1990, FOB Washington, DC.

          a. The Buyer will arrange for and prepay, as may be required, transportation, insurance, and freight forwarding charges, which will be added to the account of, and paid by, the buyer, as provided in Paragraph
     4. The Buyer shall be responsible for obtaining insurance in such amounts and types as required by the Lending Bank.

          b. The Seller will assist the Buyer in providing all available documentation necessary to clear the goods from customs as soon as possible.


11. Procedures. In addition to the operational and logistical procedures described in other sections of this Contract, the Parties also agree as follows:

          a. The Buyer agrees to obtain any and all necessary import permits and to provide a copy of such permits to the Seller immediately upon receipt of such Permits by the Buyer.

          b. The Buyer agrees to submit an Individual Purchase Order to the Seller to initiate each order under the Contract. The Individual Purchase Order is required to be in the form of Annex C, attached hereto.

          c. The Buyer agrees to timely consummate and enter into force all Medium Term Financing for the first Individual Purchase Order, as provided for in Paragraph 9.a, above, no later than one hundred twenty (120) days from the Effective Date. Failure by the Buyer to fully consummate the Medium Term Financing and pay the advance payment as provided for herein, including the execution and entry into force of all applicable documentation, shall cause this Contract to terminate immediately and become null and void without notice to either the Buyer or Seller as of the expiry date of such time period. Such termination will be deemed to be a breach of contract and will not afford either the Buyer or the Seller any claim for any damages whatsoever.

          d. The Buyer agrees to submit an Individual Purchase Order for a minimum of 2,666 unfinished, basic structural units, pursuant to Annex A, or structural equivalents, and agrees to accept partial shipments.

          e. The first container shipped in accordance with the initial Individual Purchase Order of the Contract will contain articles designated for "inspection and acceptance" in accordance with specifications agreed upon by the Parties. Further shipments under the initial Individual Purchase Order will commence upon completion of inspection and acceptance of assembled structures, which both parties agree to assemble as soon and as rapidly as possible.

          f. Subject to the terms hereof and the availability of an ocean vessel, the Seller agrees to ship a completed order within three hundred sixty (360) days of receipt and acceptance by the Seller of a Individual Purchase Order.


12. Cancellation and Termination. Other than by breach by the Parties hereto, except as provided in Section 11.c. hereof, either party may cancel this Contract after three hundred sixty (360) days from the Effective Date. Such intent to cancel must be conveyed to the other Party in writing, as provided herein, sixty (60) days prior to the date of cancellation.


13. Penalties. Material breach of this Contract by either Party shall give rise to a claim by the damaged Party. Such claim shall be limited to the actual cost of damages and expenses associated with the claim, but in no event shall such claim exceed ten percent (10%) of the value of any Individual Purchase Order hereunder. The Seller's obligation to repair or replace existing housing units or components thereof shall be the Buyer's sole and exclusive remedy under the Contract.


14. Force Majeure. In the event of a Force Majeure, which affects the performance of either Party hereunder, the Contract shall be temporarily suspended and automatically extended for the period of suspension. Force Majeure shall only include war, natural catastrophes, and other occurrences, including new legislation, which forecloses or prevents the possibility of further performance under the Contract. Force Majeure shall not include labor disputes, civil commotion or poll congestion.


15. Disputes. All disputes arising in connection with this contract shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the Rules. The Parties hereto agree that all rulings under the Rules shall be binding and enforceable with no further appeal whatsoever and any right of judicial action on any matter subject to arbitration hereunder is hereby waived. However, any judicial court may enforce the resolution of the arbitrator(s) and any Party shall have the right to sue in court to enforce an arbitration award. Notwithstanding any possible issue submitted for Arbitration, in all cases the location of arbitration shall be in Northern Virginia. This paragraph shall survive any termination of this Contract.


16. Notices. All notices to each Party under this Contract shall be in writing, in the English language, and delivered to the address designated in the signature block of this Contract. Notices shall be deemed given when sent by registered mail or by telefax communications, which are electronically acknowledged as received.


17. Warranty. All units sold under this Contract are warranted to be free from defects in material and workmanship and shall conform to applicable U.S. Standards. The warranty of the Seller does not apply to defects not caused by the Seller, including but not limited to acts of God, abuse, improper assembly or installation. All notices for claims of defects, under this warranty, must be made to the Seller in writing within thirty (30) days of the discovery of the defect by the Buyer. The sole responsibility of the Seller shall be, at its option, to replace or repair the defective housing unit and auxiliary buildings. This warranty shall commence from the date of transfer of title to the Buyer and shall last for a period of one (1) year. All housing units and auxiliary buildings and components thereof shall be deemed to be irrevocably accepted by the Buyer, thirty (30) days after the date of installation at the site or sites. With the exception of title, no other warranties, expressed or implied, whether of merchantability or fitness for a particular purpose, other than those set forth above, shall apply to the units or components thereof sold hereunder, and no alteration or modification of the foregoing shall be binding against the Seller unless signed by an executive officer of the Seller.


18. Law. This contract shall he governed by and construed in accordance with the laws of the Commonwealth of Virginia, USA.

19. Assignment. This Contract is assignable by either Party upon receipt by the assigning Party of an acceptance from the other Party of a written notice of assignment from the assigning Party to the Party being notified. Such notice of acceptance shall not unreasonably be withheld.


20. Authority. Each Party warrants and covenants to the other that it has full power, authority, and legal right and has taken all other legal action necessary to authorize the execution of this Contract and perform the undertakings hereunder.


21. Amendment. Amendments to this Contract must be in writing and signed by an executive officer of the Seller and the Buyer. No other actions or approvals shall constitute amendments to this Contract.


22. Conflicts. This Contract, including the Annex attached hereto, and all amendments hereto, may be executed in both English and Spanish language versions. In the event of conflict between the versions, the English version shall control. In the event of conflict between this Contract, including the Annexes attached hereto, and any working drawings, plans, product descriptions, publications or other representations, the Contract and Annex will control.


23. Entire Contract. This document represents the entire Contract between the Parties. The Parties agree to enter into all other contracts, conform to all local laws and requirements, and perform other actions, which are necessary to fulfill their obligations under this Contract.

IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

For the Seller: _____/s/_________          For the Buyer: ______/s/__________

The Daedalus Project, Incorporated         World Business Investors Group
Edward A. McCulloch                        Ing. Edgar Espinoza Chacon
President                                  Presidente del Directorio
8653 Richmond Highway                      Alamanda 199 Surco
Alexandria, Virginia  22309 USA            Lima, Peru

                                     ANNEX A
                General Specifications - Daedalus Building System


1. Daedalus Building System. The Daedalus Building System is a development of The Daedalus Project, Inc., consisting of structural units assembled from panels, which are fabricated from recycled composites.

2. Basic structural unit. The basic structural unit of the Daedalus Building System is an unfinished structure, consisting of approximately 60 panels fabricated from recycled composites. The structure consists of floor panels; wall and mitered wall panels; windows and door panels; one door and three windows; roof panels and roof ridge vent; and, all fasteners required for assembly. No tools are provided.

3. Structural Panel. The standard structural panel of the Daedalus Building System is a composite panel that is approximately 1.25 X 1.25 X .10 meters, weighing approximately 10 kilograms.

4. Structural equivalent. A structural equivalent of the "basic structural unit" is any structure that:

a. is combination or configuration of structures that would utilize the same, or greater number of full size panels of the Daedalus Building System, i.e., 60 panels

b. sixty or more full size panels of the Daedalus Building System

                                                      ANNEX B
                                                      Pricing


Type Unit Dimensions  Area    Area   Price (USD)  Price       Price      Price (USD),  Price       Price (USD)
          in feet     sq.     sq.    unfinished   (USD) per   (USD) per  finished      (USD) per   per square
                      meters  feet   structures   square      square     structures    square      foot
                                                  meter       foot                     meter
========= ==========  ======  =====  ==========   =======     ======     =========     ========    ===========
Basic      12.38 x    14      153.1  $1,875.00    $133.93     $12.24     $2,300.00     $164.29     $15.02
Structural 12.38
Unit,
single
Unit

Hybrid     16.51 x    18.75   201.7  $2,000.00    $106.67     $9.91      $2,500.00     $133.33     $12.39
Single     12.38
Unit

Enlarged   20.63 x    23.44   252.2  $2,300.00    $98.12      $9.12      $2,900.00     $123.72     $11.50
Single     12.38
Unit

Double     24.75 x    28.12   302.5  $2,750.00    $97.80      $9.09      $3,450.00     $122.69     $11.40
Unit       12.38

Triple     37.12 x    42.19   453.9  $3,900.00    $92.44      $8.59      $4,900.00     $116.14     $10.80
Unit       12.38

Peruvian   37.12 x    51.56   554.7  $4,750.00    $92.12      $8.56      $5,950.00     $115.39     $10.73
Special    12.38
Unit I

Peruvian   37.12 x    56.25   605.2  $5,150.00    $91.56      $8.51      $6,450.00     $114.67     $10.66
Special    12.38
Unit II

                                     Annex C
                            Individual Purchase Order


 World Business Investors Group
                                             Individual Purchase Order No.:
 Allamanda 199, Surco                               Date:
 Lima - Peru
 Telephone:  011-51-1-                              Facsimile:  011-51-1-

================================================================================
To:  The Daedalus Project, Inc.
8653 Richmond Highway                        Contract Reference:  36-036-99
Alexandria, Virginia  22309 USA              Daedalus Reference: Pro forma No.
                                             Point of Contact: E. Espinoza C.


--------------------------------------------------------------------------------
   Item  Quantity     Model No.   Description         Unit Price     Extension
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------
            0                                                             0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total FOB Washington, DC, USA : Export packed in 40 ft. container:  $
Export processing, packaging, prepaid inland/ocean freight
to Lima, Peru & forwarder's handling charges ex-works:              $
Freight and insurance                                               $
Estimated total costs:                                              $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Estimated gross weight:     Estimated cube:  2560 cubic feet/73 cubic meters
    4575kg./10100 lbs.

--------------------------------------------------------------------------------
Banking Information
First Virginia Bank
International Department
6400 Arlington Blvd.
Falls Church, Virginia  22046  USA
Fax:  703-241-3464
ABA#:  056001118
Account #:
The Daedalus Project, Inc.

                                  EXHIBIT 10.3

                                 Sales Contract


THIS SALES CONTRACT (the "Contract") is made and entered into as of the 27th day of October, 1999, by and between World Business Investors Group (the "Buyer"), an entity of legal status organized and existing to engage in commerce under the laws of the country of Peru, and Daedalus Building Systems, Incorporated (the "Seller"), a corporation organized and existing under the laws of Delaware, United States of America. This Contract shall be designated Contract Number 46-045-99.

WHEREAS, the Seller offered to sell and the Buyer has agreed to buy certain structural units, components, finishings, and other items related to Daedalus Building Systems.

NOW THEREFORE, in consideration of the mutual covenants contained herein and subject to the terms and conditions described herein, the Parties to this Contract agree as follows:

1. Definitions. For the purpose of this Contract, the following terms shall have the following meanings, unless otherwise defined; all other terms shall have the usual and customary meaning ascribed to them.

a. "Dollars" or "$" shall mean the currency of the United States of America.

b. "Incoterms 1990" means the definition for the referenced term as adopted by the International Chamber of Commerce in Paris in 1990 or subsequent adoptions.

c. "Components" shall mean such items as panels of the Daedalus Building Systems and related fasteners that are required for assembly of a structural unit, which does not include tools required to complete assembly.

d. "Finishings shall mean those materials used to finish the interior surfaces of the structures and other items, such as sinks, showers, and toilets.


2. Unit Pricing. Unit pricing, as specified in Annex "B", attached hereto and made a part hereof, shall be fixed for the term of the Contract. Pricing is valid for all units ordered and shipped within the effective period of the Contract. Prices may be adjusted if delivery extends beyond the period specified in Paragraph 6.


3. Purchase. The minimum amount of purchase provided under the Contract Value will be 22,000,000 square feet (2,043,800 square meters) of panels of the Daedalus Building Systems (Metal), pursuant to Annex A.


4. Contract Value. The Contract Value shall be in dollars and is based upon the sales price as specified in Annex "A" which shall form an integral part of this contract. The minimum contract value is one hundred twenty million and 00/100 Dollars ($120,000,000.00) and represents the purchase of a minimum of 22,000,000 square feet (2,043,800 square meters) of panels of the Daedalus Building Systems (Metal), pursuant to Annex A, over three years, commencing at the date of this contract.

a. Freight. Freight will be arranged by the seller and added to the account of, and paid by, the buyer. Freight is not considered as a part of the contract value.

b. Insurance. Estimated insurance will be paid by the Seller and added to the account of, and paid by, the buyer. Insurance is not considered as a part of the contract value.

c. Additional Costs. All additional costs for freight, insurance, forwarding fees, and any other expenses that are pre-advised, incurred by the seller and added to the account of the buyer, or billed by the seller, are due and payable by the buyer within 30 days of payment or billing by the seller. Additional Costs are not considered as a part of the contract value.


5. Individual Purchase Orders. Execution of the Contract shall be through issuance and use of Individual Purchase Orders, each Individual Purchase Order issued for a minimum of ________ of panels, pursuant to Annex A.


6. Effective Date. This Contract will enter into full force and effect on the date written above.


7. Duration. The duration of this Contract will be from the effective date and extend 36 months from the issuance of the first Individual Purchase Order under the Contract.


8. Termination Date. The Contract shall terminate and be of no further force and effect on the earlier of: (i) the Contract Value being paid in full; or (ii) pursuant to the provision of Paragraph 12 below; or (iii) in accordance with the provided Duration.


9. Payment Terms. Payment of the Contract Value hereunder shall be made as set forth below:

a. Medium Term Financing. The Seller will assist the Buyer in obtaining Medium Term Financing. However, it is understood and agreed by the Parties that no assurances of success in obtaining such Financing are made or offered by the Seller. Payment of 85% of the value of the Individual Purchase Orders, under Medium Term Financing, shall be financed under the Guarantee Program of the Export-Import of the United States ("Ex-Im Bank") through a lending bank acceptable to the Parties ("Lending Bank"). The term of the Medium Term Financing shall be five years.

The Buyer shall be responsible for obtaining the remaining 15% non-Ex-Im Bank financing portion of the Individual Purchase Orders. The 15% non-Ex-Im Bank financing portion shall be the down payment portions of the Individual Purchase Orders not covered by the Ex-Im Bank Medium Term Financing. The down payments shall be paid coincident with issuance of the Individual Purchase Orders.

b. Payment. Payment of 85% of the Contract Value under Medium Term Financing is as follows. This 85% payment shall be divided into: (i) a 70% letter of credit; and (ii) a 15% advance payment: i. Seventy percent (70%) of the value of the Individual Purchase Orders is to be paid under a confirmed Irrevocable Letter of Credit subject to the Uniform Customs and Practice for Documentary Credits, Publication 500, as published and updated from time to time by the International Chamber of Commerce. The Letter of Credit shall be confirmed by a financial institution acceptable to the Seller. The amount of the Letter of Credit shall be equal to seventy percent (70%) of the value of the Individual Purchase Orders and shall be available for three hundred sixty (360) days. Any Letter of Credit and amounts due thereunder are payable in U.S dollars. The Beneficiary under all Letters of Credit shall be Daedalus Building Systems, Incorporated, 8653 Richmond Highway, Alexandria, Virginia 22309-4206, USA.

A. The Letter of Credit shall be advised to the Beneficiary and confirmed by a commercial bank acceptable to the Seller.

B. The Letter of Credit shall be negotiated by the Beneficiary through the confirming bank.

C. All fees with respect to the services rendered by the paying and confirming bank in advising, confirming and negotiating the Letter of Credit and the documents thereunder shall be for the account of the Seller.

D. Partial drawing is to be permitted.

E. Documents to be presented for payment:

                  I.   Commercial Invoice
                  II.  Certificate of Origin
                  III. On Board Bill of Lading
                  IV.  Sight Draft Drawn on the Buyer

ii. All amounts paid under the Letter of Credit in respect of Section 9. a.(i) above will be financed by the Lending Bank as follows:

A. All amounts paid under the Letter of Credit shall be evidenced by a promissory note payable to the Lending Bank, in form and substance acceptable to the Lending Bank, issued by the Buyer. Such promissory note shall provide for principal repayment over a period of five years.

B. Equal payments of principal, with concurrent payments of interest thereon, at an interest rate of ______ percent (%) per annum (to be established by the Lending Bank), shall be payable no less frequently than semiannually commencing no later than one hundred eighty (180) days from the date of the On Board Bill of Lading, evidencing the shipment of goods covered by the Contract Value.

iii. The promissory note, as described in Paragraph 8(b)(ii)(A) shall be delivered by the Buyer to the Seller at the time of the Buyer's presentation of an Individual Purchase Order as provided in Paragraph 11.b hereof. Such promissory note is to be executed but is not to be dated with respect to either the execution date or the first repayment date. Upon the issuance of an On Board Bill of Lading, the Seller and/or Lending Bank will complete the promissory note by inserting the date of the On Board Bill of Lading as the execution date and one hundred eighty (180) days from the On Board Bill of Lading date as the date of first repayment. The buyer will sign any and all documents required to effect the foregoing and will designate the seller and/or the lending bank the necessary authority to complete and deliver the note.

iv. Advance Payment. Payment of fifteen percent (15%) of the value of the Individual Purchase Orders will be made by the Buyer to the Seller, in cash and in a form satisfactory to the Seller, evidencing an advance payment on the Contract. The advance payment shall be due and payable at the time of closing of the Medium Term Financing.


10. Terms of Sale. The sale of the Units shall be on Incoterms 1990, FOB Ontario, Canada.

a. The Buyer will arrange for and prepay, as may be required, transportation, insurance, and freight forwarding charges, which will be added to the account of, and paid by, the buyer, as provided in Paragraph 4. The Buyer shall be responsible for obtaining insurance in such amounts and types as required by the Lending Bank.

b. The Seller will assist the Buyer in providing all available documentation necessary to clear the goods from customs as soon as possible.


11. Procedures. In addition to the operational and logistical procedures described in other sections of this Contract, the Parties also agree as follows:

a. The Buyer agrees to obtain any and all necessary import permits and to provide a copy of such permits to the Seller immediately upon receipt of such Permits by the Buyer.

b. The Buyer agrees to submit an Individual Purchase Order to the Seller to initiate each order under the Contract. The Individual Purchase Order is required to be in the form of Annex C, attached hereto.

c. The Buyer agrees to timely consummate and enter into force all Medium Term Financing for the first Individual Purchase Order, as provided for in Paragraph 9.a, above, no later than one hundred twenty (120) days from the Effective Date. Failure by the Buyer to fully consummate the Medium Term Financing and pay the advance payment as provided for herein, including the execution and entry into force of all applicable documentation, shall cause this Contract to terminate immediately and become null and void without notice to either the Buyer or Seller as of the expiry date of such time period. Such termination will be deemed to be a breach of contract and will not afford either the Buyer or the Seller any claim for any damages whatsoever.

d. The Buyer agrees to submit an Individual Purchase Order for a minimum of _______ unfinished, basic structural units, pursuant to Annex A, or structural equivalents, and agrees to accept partial shipments.

e. The first container shipped in accordance with the initial Individual Purchase Order of the Contract will contain articles designated for "inspection and acceptance" in accordance with specifications agreed upon by the Parties. Further shipments under the initial Individual Purchase Order will commence upon completion of inspection and acceptance of assembled structures, which both parties agree to assemble as soon and as rapidly as possible.

f. Subject to the terms hereof and the availability of an ocean vessel, the Seller agrees to ship a completed order within three hundred sixty (360) days of receipt and acceptance by the Seller of a Individual Purchase Order.


12. Cancellation and Termination. Other than by breach by the Parties hereto, except as provided in Section 11.c. hereof, either party may cancel this Contract after three hundred sixty (360) days from the Effective Date. Such intent to cancel must be conveyed to the other Party in writing, as provided herein, sixty (60) days prior to the date of cancellation.


13. Penalties. Material breach of this Contract by either Party shall give rise to a claim by the damaged Party. Such claim shall be limited to the actual cost of damages and expenses associated with the claim, but in no event shall such claim exceed ten percent (10%) of the value of any Individual Purchase Order hereunder. The Seller's obligation to repair or replace existing housing units or components thereof shall be the Buyer's sole and exclusive remedy under the Contract.


14. Force Majeure. In the event of a Force Majeure, which affects the performance of either Party hereunder, the Contract shall be temporarily suspended and automatically extended for the period of suspension. Force Majeure shall only include war, natural catastrophes, and other occurrences, including new legislation, which forecloses or prevents the possibility of further performance under the Contract. Force Majeure shall not include labor disputes, civil commotion or poll congestion.


15. Disputes. All disputes arising in connection with this contract shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the Rules. The Parties hereto agree that all rulings under the Rules shall be binding and enforceable with no further appeal whatsoever and any right of judicial action on any matter subject to arbitration hereunder is hereby waived. However, any judicial court may enforce the resolution of the arbitrator(s) and any Party shall have the right to sue in court to enforce an arbitration award. Notwithstanding any possible issue submitted for Arbitration, in all cases the location of arbitration shall be in Northern Virginia. This paragraph shall survive any termination of this Contract.


16. Notices. All notices to each Party under this Contract shall be in writing, in the English language, and delivered to the address designated in the signature block of this Contract. Notices shall be deemed given when sent by registered mail or by telefax communications, which are electronically acknowledged as received.


17. Warranty. All units sold under this Contract are warranted to be free from defects in material and workmanship and shall conform to applicable U.S. Standards. The warranty of the Seller does not apply to defects not caused by the Seller, including but not limited to acts of God, abuse, improper assembly or installation. All notices for claims of defects, under this warranty, must be made to the Seller in writing within thirty (30) days of the discovery of the defect by the Buyer. The sole responsibility of the Seller shall be, at its option, to replace or repair the defective housing unit and auxiliary buildings. This warranty shall commence from the date of transfer of title to the Buyer and shall last for a period of one (1) year. All housing units and auxiliary buildings and components thereof shall be deemed to be irrevocably accepted by the Buyer, thirty (30) days after the date of installation at the site or sites. With the exception of title, no other warranties, expressed or implied, whether of merchantability or fitness for a particular purpose, other than those set forth above, shall apply to the units or components thereof' sold hereunder, and no alteration or modification of the foregoing shall be binding against the Seller unless signed by an executive officer of the Seller.


18. Law. This contract shall he governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A.


19. Assignment. This Contract is assignable by either Party upon receipt by the assigning Party of an acceptance from the other Party of a written notice of assignment from the assigning Party to the Party being notified. Such notice of acceptance shall not unreasonably be withheld.


20. Authority. Each Party warrants and covenants to the other that it has full power, authority, and legal right and has taken all other legal action necessary to authorize the execution of this Contract and perform the undertakings hereunder.


21. Amendment. Amendments to this Contract must be in writing and signed by an executive officer of the Seller and the Buyer. No other actions or approvals shall constitute amendments to this Contract.


22. Conflicts. This Contract, including the Annex attached hereto, and all amendments hereto, may be executed in both English and _______ language versions. In the event of conflict between the versions, the English version shall control. In the event of conflict between this Contract, including the Annexes attached hereto, and any working drawings, plans, product descriptions, publications or other representations, the Contract and Annex will control.


23. Entire Contract. This document represents the entire Contract between the Parties. The Parties agree to enter into all other contracts, conform to all local laws and requirements, and perform other actions, which are necessary to fulfill their obligations under this Contract.


IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.



For the Seller: ______/s/________            For the Buyer: _______/s/________


The Daedalus Project, Incorporated           World Business Investors Group
Edward A. McCulloch                          Ing. Edgar Espinoza Chacon
President                                    Presidente del Directorio
8653 Richmond Highway                        Alamanda 199 Surco
Alexandria, Virginia  22309 USA              Lima, Peru

                                     ANNEX A
            General Specifications - Daedalus Building Systems (Metal)



1. Daedalus Building Systems (Metal). The Daedalus Building Systems (Metal) consists of panels, consisting of structural units assembled from panels, which are fabricated from recycled composites.

2. Basic structural unit. The basic structural unit of the Daedalus Building Systems (Metal) is an unfinished structure, consisting of metal panels with polyurethane.

3. Structural Panel. The standard structural panel of the Daedalus Building Systems (Metal) is a composite panel that is approximately 1.25 X 1.25 X .10 meters, weighing approximately 10 kilograms.

4. Structural equivalent. A structural equivalent of the "basic structural unit" is any structure that:

a. is combination or configuration of structures that would utilize the same, or greater number of full size panels of the Daedalus Building Systems (Metal), i.e., 60 panels

b. sixty or more full size panels of the Daedalus Building Systems (Metal)

                                     Annex B
                                     Pricing

                                     Annex C
                            Individual Purchase Order


       Name
                                                Individual Purchase Order No.:
       Address                                            Date:
       Country
       Telephone:  011-                                   Facsimile:  011-

================================================================================
To:  The Daedalus Project, Inc.
       8653 Richmond Highway                   Contract Reference:  00000000
       Alexandria, Virginia  22309 USA         Daedalus Reference: Pro forma No.
                                               Point of Contact:


--------------------------------------------------------------------------------
   Item   Quantity    Model No.    Description         Unit Price     Extension
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------
              0                                                              0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total FOB Ontario, Canada : Export packed in 40 ft. container:         $
Export processing, packaging, prepaid inland/ocean freight
To ____________ & forwarder's handling charges ex-works:               $
Freight and insurance                                                  $
Estimated total costs:                                                 $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Estimated gross weight:    Estimated cube:  2,560 cubic feet/73 cubic meters

--------------------------------------------------------------------------------
Banking Information
First Virginia Bank
International Department
6400 Arlington Blvd.
Falls Church, Virginia  22046  USA
Fax:  703-241-3464
ABA#:
Account #:
The Daedalus Project, Inc.

                                  EXHIBIT 10.4
                      STOCK TRANSFER AND LICENSE AGREEMENT


AGREEMENT made October 31, 1999 between The Daedalus Project, Inc., a Virginia Corporation (hereinafter called "TDP" and "Licensor") and Daedalus Building Systems, Inc., a Delaware Corporation (hereinafter called "DBS" and "Licensee").

WITNESSETH:

WHEREAS, TDP is the owner of potential patents, technology, processes, and trade secrets with respect to composite housing.

WHEREAS, TDP raised monies from investors to refine said technology and processes and to acquire assets of a manufacturing facility in Ontario, Canada.

WHEREAS, TDP, in conjunction with the selling of its shares, promised and covenanted that any subscriber shall receive an equal amount of shares in any entity created for the purpose of public ownership.

WHEREAS, TDP created DBS for the purpose of manufacturing, marketing, and selling composite and other housing systems, utilizing the information and technology processed and developed by TDP.

WHEREAS, TDP created and funded Daedalus Composites, Inc., a Canadian company, to own and operate the plant in Canada.

WHEREAS, DBS was created to be owned proportionately by the shareholders of TDP.

WHEREAS, the shares of DBS have been allocated to the shareholders of TDP proportionately to their individual ownership in TDP, except Edward A. Mcculloch as the majority shareholder and sole director of TDP has agreed to substantially reduce and curtail his equity ownership until certain earnings have been attained by DBS.

WHEREAS, the shares in DBS have been issued to its shareholders.

WHEREAS, the shares in DCI are to be transferred to DBS so that DBS may operate the business herein contemplated.

It is therefore agreed:

1. Shares of Daedalus Composites, Inc. All shares, title, and ownership in the shares of Daedalus Composites, Inc. are hereby irrevocably transferred and assigned to DBS.

2.  Purchase of Corporate Stock of Daedalus Composites, Inc.

2.1 Instruments of Assignment. The sale, assignment and transfer of the above stock to DBS shall be effected by TDP's execution and delivery of the Stock Certificates, assignments and other good and sufficient instruments of transfer and conveyance as shall be satisfactory to DBS and its Counsel and shall be effective to vest in DBS all of TDP's right, title and interest in the above corporate stock.

2.2 Documentation. At or prior to Closing, TDP shall provide DBS with all existing documentation available to TDP and necessary in the operation of Daedalus Composites, Inc., including, but not limited to, copies of agreements with suppliers, worksheets and invoices for 1999, all financials with respect to this operations for year 1999, equipment records reflecting date of purchase, warranties, maintenance and repair information, TDP's list of suppliers, and all intangible rights.

2.3 Liabilities. DBS shall not be or become responsible for any debts, claims, obligations, contracts or liabilities of TDP, with respect to Daedalus Composites, Inc., accruing before October 31, 1999 until closing, whether known or unknown, fixed or contingent, including but not limited to tax liabilities, license fees, or assessments made by Federal, state or local governments, except all liabilities of the Lease accruing after date of settlement.

2.4 Allocation of Purchase Price. TDP and DBS mutually agree that the stock of DCI shall be allocated as follows:

The stock and the underlying assets of Daedalus Composites, Inc.

TOTAL   $2,500,000.00

None of the parties hereto shall take for tax purposes any position inconsistent with the allocation of valuation set forth above.

3.  Bulk Sales Compliance

3.1 Notice to Creditors. If applicable, within five (5) days after execution of this Agreement, but in no event less than fifteen (15) days prior to Closing, TDP shall prepare and furnish to DBS a list of creditors of TDP which conforms to all of the requirements of the Virginia Uniform Commercial Code -- Bulk Transfers, in particular the requirements as to form set forth in Virginia Code
Section 8.6-104 and any Canadian equivalent statute.

4. Representations and Warranties of TDP. TDP represents and warrants to DBS as follows:

4.1 Conduct of Business. At all times after execution of this Agreement, TDP agrees to conduct the business of its Canadian subsidiary only in the ordinary course, without incurring any obligations or liabilities which would affect its obligations under this Agreement, up to the Closing.

4.2 Title to Assets. Except as otherwise provided herein, TDP through its subsidiary has good and marketable title to all of the Assets, and none of the Assets or use thereof: (i) is subject to any restrictions, liens, pledges, claims, encumbrances, licenses or rights of others of any kind or nature; (ii) encroaches or infringes on the property rights of another; or (iii) contravenes any applicable law, ordinance or regulation.

4.3 Transfer. The transfer of the Corporate Stock of Daedalus Composites, Inc. is not made with intent to delay, hinder or defraud creditors, DBS or other persons, as defined in Virginia Code Section 55-80 or Canadian equivalent statute.

4.4 Creditors. Except as provided herein all claims of creditors will be paid by TDP when due.

4.5 Lease. DBS have been provided with a draft copy of the Lease (the "Lease") for the Premises of Daedalus Composites, Inc. TDP represents that it is not in default under the Lease in any respect and that the Lease is in full force and effect in all respects and binding upon the Landlord and TDP.

4.6 Applicable Laws and Regulations. The Assets of Daedalus Composites, Inc. are installed and are being maintained, and Daedalus Composites, Inc.'s business has, at all times, operated in full compliance with all applicable health, safety, zoning and land use, and other laws, rules and regulations and contractual provisions, if any.

4.7 Environmental Laws and Regulations. TDP and Daedalus Composites, Inc. is in compliance in all material respects with all applicable Federal, Provincial and local laws and regulations relating to environmental protection and zoning including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. TDP and/or its subsidiary has not been alleged to be in violation of, nor has it been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three (3) years. There are no facts or circumstances which TDP or its subsidiary reasonably expects could form the basis for the assertion of any claim against TDP or its subsidiary relating to environmental matters including, but not limited to, any claim arising from past or present environmental practices asserted under any other Federal, Provincial or local environmental statute, which TDP or its subsidiary believes might have a material adverse change in the assets, properties, business, condition (financial or otherwise), operation or prospects of TDP.

4.8 Permits and Licenses. TDP and/or its subsidiary has all necessary permits, Certificates of Occupancy, licenses and approvals ("Permits") from all governmental agencies required to own and use the Assets in, and operate the business, and all Permits are in good standing and in full force and effect.

4.9  Information  Furnished.   Financial  information,   operating  information,
contract information and data previously provided to DBS are complete and accurate in all material respects.

4.10 Employees. There are no employee benefit plans of TDP or its subsidiary. All payments of salary, benefits, insurance or taxes paid to or on behalf of their employees are current, and there are no claims or causes of action by employees or former employees of TDP or its subsidiary. All obligations, loans or debts due any officer, employee, shareholder, director or related party to any of the above is and shall be the sole obligation of TDP.

4.11 Notice of Breach or Adverse Action. TDP has not received notice and has no knowledge of any breach of any contract, law, ordinance or regulation relating to Daedalus Composites, Inc.'s business or the Premises or the Assets.

4.12 No Litigation. There are no actions, suits, investigations or proceedings pending or threatened against or affecting TDP or TDP Shareholder (or any of them) or any of their respective assets or properties, in any court or before any arbitrator, or before or by any governmental department, commission, bureau, board, agency or instrumentality, domestic or foreign, which, if adversely determined, would adversely affect TDP's or Daedalus Composites, Inc.'s ability to operate the business or the Assets, or would adversely affect its financial condition in any material respect, or would impair the ability of TDP or Daedalus Composites, Inc. to perform their respective obligations hereunder. Furthermore, there are no defaults by TDP or Daedalus Composites, Inc. (or either of them) under any applicable order, writ, injunction, decree or award of any Court or arbitrator or any governmental department, board, agency or instrumentality which would adversely affect TDP's or Daedalus Composites, Inc. ability to operate its business or the Assets, or would adversely affect its financial condition in any material respect, or would materially impair the ability of TDP or Daedalus Composites, Inc. to perform their respective obligations hereunder.

4.13 Tax Obligations. TDP has filed or caused to be filed, within the times and in the manner prescribed by law, all Federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, TDP. Such returns and reports reflect accurately the liability for taxes of TDP for the periods covered thereby. All Federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, TDP have been fully paid or adequately disclosed and fully provided for in the books and financial statements of TDP. The Federal income tax liability of TDP has been finally determined for all fiscal years to and including the fiscal year ended December 31, 1998. No examination of any tax return or report of TDP or Daedalus Composites, Inc. is currently in progress. There are no (i) audits or investigations pending or threatened against TDP or TDP Shareholders in respect to taxes asserted by any governmental authority, (ii) outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of TDP and (iii) agreements with any Federal, state, county or local taxing authority that may affect the subsequent tax liabilities of TDP.

4.14 Organization, Authority. TDP is duly organized, validly existing, and in good standing under the laws of the State of Virginia and has the corporate power and authority to own its properties and to conduct the business now conducted by it. TDP has full corporate power and authority to enter into this Agreement and carry out its obligations hereunder.

4.15 No Change in Business. Neither TDP nor Daedalus Composites, Inc. have any knowledge or reason to know of any existing termination, cancellation, limitation, modification or change or threat of any such termination, cancellation, limitation, modification or change of the business relationship of TDP with any customer, or any other person which would have a material impact on the business presently conducted by TDP. Neither TDP or said Daedalus Composites, Inc. has any knowledge of any specific reason (other than general market conditions) why Daedalus Composites, Inc. customers would not continue to do business with DBS in the future to the same or a greater extent as they have done business with TDP and/or Daedalus Composites, Inc. in the past.

4.16 No Violation. The execution and delivery by TDP, of this Agreement, the consummation by them of the transactions contemplated hereby, and compliance by them with the terms hereof, will not:

(i) violate or result in the breach of or contravene any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any Court, governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to TDP or Daedalus Composites, Inc. or to assets and properties of TDP or Daedalus Composites, Inc.;

(ii) result in prohibited action under any term or provision of, or the material breach of any term or provision of, the termination of, or the acceleration or permitting the acceleration of the performance required by the terms of, or constitute a default under or require the consent of any party to, any loan agreement, indenture, mortgage, deed or trust or other contract, agreement or instrument, to which TDP or Daedalus Composites, Inc., or any of them, is a party or by which any is bound; or

(iii) conflict with the Articles of Incorporation or By-Laws of TDP or Daedalus Composites, Inc. or any other agreements, licenses or permits of any kind relating to the formation, management, operation or other activity of TDP or Daedalus Composites, Inc.

5. Conditions Precedent to Obligations of DBS. The obligations of DBS under this Agreement are subject to the conditions that, at or prior to the Closing Date, the following conditions shall be satisfied.

5.1 TDP shall have signed this Agreement, obligating and committing TDP to sell to DBS the corporate stock of Daedalus Composites, Inc. The individuals signing this Agreement on behalf of Daedalus Composites, Inc. shall have authority to do so. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly authorized by TDP's Board of Directors. Evidence of Director approval shall be provided to DBS at Closing since Daedalus Composites, Inc. is the wholly owned subsidiary of TDP.

5.2 The representations and warranties of TDP set forth in this Agreement in connection with the transactions contemplated by this Agreement shall be true and correct on the date when made and at Closing.

5.3 TDP shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or contemporaneously with Closing.

5.4 TDP shall have taken all actions (whether corporate or otherwise) which, in DBS reasonable judgment, are necessary or appropriate to authorize the execution and delivery of this Agreement, the transactions contemplated by this Agreement, and all documents and instruments incident to such transactions.

5.5 There shall be no suit, action, investigation, inquiry or other proceeding by any governmental authority or any other person or any other legal or administrative proceeding pending or threatened which questions the validity or legality of the transactions contemplated by this Agreement, or seeks damages in connection therewith.

5.6 There shall have been no fire, flood, or other casualty, which has a materially adverse affect on the value of Daedalus
Composites, Inc.'s business.

5.7 All inventory and property, contracts, furniture, fixtures and equipment shall not be damaged, assigned, conveyed, converted, or in any manner removed from the Premises of Daedalus Composites, Inc.

5.8 The business conducted at the Premises shall continue to be an ongoing business at the date of Closing, and there shall have been no material adverse change to the existence, nature or quality of said business.

In the event that any of the foregoing conditions are not satisfied, TDP shall have notice and opportunity to cure. Time to cure shall be fifteen (15) business days. If the condition remains unsatisfied, at the option of DBS, this Agreement shall be null and void and the parties shall have no further liability hereunder.

6.    Conditions Precedent to Obligations of TDP:

6.1 This Agreement shall have been signed by DBS, obligating and committing DBS to purchase and TDP to sell the stock of Daedalus Composites, Inc. of TDP set forth herein. The person signing the Agreement on behalf of TDP shall have the authority to do so.

6.2 DBS shall have performed and complied with all agreements, conditions, representations and warranties contained in the Agreement required to be performed or complied with by it prior to or contemporaneously with Closing.

7. Closing. The sale and purchase of stocks provided for in this Agreement shall be consummated by October 31, 1999. (The date and event of the sale of purchase, respectively, hereinafter referred to as the "Closing Date" and the "Closing.") The parties hereto acknowledge that they are entitled to be represented by Counsel of their own choosing at the Closing.

8. Access to Information. The parties hereto acknowledge that prior to the execution of this agreement, DBS have had the right to verify the Assets set forth herein, interview employees, and to examine and/or copy all of the books and records of TDP and Daedalus Composites, Inc., in person or by the agents, attorneys or accountants and to observe the inventory and facilities of the business.

9. Indemnification and Hold Harmless. TDP as herein identified shall and do jointly and severally indemnify, defend and hold harmless DBS, their members, officers, directors, shareholder, successors and assigns against any and all losses, damages, demands, claims, assessments, actions, taxes, deficiencies, penalties, interest, attorneys' fees, costs and expenses arising out of or incident to any of the following:

(a) If any representation or warranty made by TDP or Daedalus Composites, Inc. in this Agreement shall be untrue, or if any covenant of TDP or Daedalus Composites, Inc. not be performed;

(b) Without limiting the generality of the foregoing, any claim asserted against DBS, its successors or assigns, and alleged to arise out of any act, omission, obligation or liability of TDP or Daedalus Composites, Inc. or any of their employees (while employed by TDP or Daedalus Composites, Inc.) or agents including, but not limited to, claims of ownership of or rights to the corporate stock, taxes of all kinds except those assumed herein, any claim made under the Bulk Transfers Title of the Uniform Commercial Code, any claim, damage or liability resulting from negligence or products liability of TDP or of Daedalus Composites, Inc., and any claim, damage or liability resulting from lack of compliance by TDP or Daedalus Composites, Inc. with laws or governmental regulations, whether Federal, state or local.

10.     Post-Closing Covenants of Parties.

10.1 At the request of DBS, TDP and Daedalus Composites, Inc. shall deliver any further instruments of transfer and take any and all action as may be in the reasonable opinion of Counsel for DBS, necessary and appropriate to: (i) vest in DBS good and marketable title to the corporate stock of Daedalus Composites, Inc.; (ii) vest in DBS all rights in Daedalus Composites, Inc.

10.2 TDP shall do no act to dissolve, liquidate, or terminate the existence of Daedalus Composites, Inc. at any time prior to the effective date of the Stock Purchase Agreement. Until said date, TDP shall remain in good standing and qualified to do business in Canada.

11. Expenses. TDP and DBS shall each pay their own expenses and costs, including without limitation all Counsel fees, transfer taxes and taxes arising out of this transaction.

12.     Miscellaneous

12.1 Waiver of Breach. Any waiver by any party hereto of a breach of any of the provisions of this Agreement by any other party shall not operate or be construed as a waiver by the other parties of any of the rights and privileges of said parties hereunder or of any subsequent breach.

12.2 Controlling Law. This Agreement shall be interpreted, construed and administered according to the law of the Commonwealth of Virginia.

12.3 Survival of Representations and Warranties. This Agreement shall not be deemed merged into any Bill of Sale or other document executed at or pursuant to Closing. All of the representations and warranties of all parties set forth in this Agreement shall survive the Closing Date and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any such parties.

12.4 Construction. The language in all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either party.

12.5 Further Acts. TDP shall, at any time and from time to time after the Closing Date, upon request of DBS, do, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required to convey, transfer to and vest in DBS, and protect the right, title, interest in and enjoyment of, the assets of TDP intended to be assigned, transferred and conveyed pursuant to this Agreement.

12.6 Counterparts. This Agreement may be executed and/or conformed in any number of counterparts, each of which shall be deemed original.

12.7 Alteration. This Agreement may be altered, amended, modified or terminated only by a writing signed by all of the parties hereto.

13. License. The Licensor grants to the Licensee the exclusive, nontransferable right and license to manufacture, use, market, sell and otherwise to commercialize the patents, potential patents, technology, information and processes, and the improvements (the "Technology") throughout the world related to residential housing units. Such license includes the right to grant sublicenses upon terms consistent with this agreement. The exclusive right and license herein granted shall apply to all inventions, improvements, patent application or letters patent, which the Licensor now owns or controls, or hereafter shall own or control, relating to the Technology.

The current embodiment of the technology is in the form of panels that are fabricated from advanced composite technology, principally from recycled polyolefins, primarily polyethylene, with various additives, including glass fiber and talc, to increase performance parameters and the typical attributes of composites such as strength, flexibility, durability, and permanence. Production technologies presently include compression, injection-compression, thermoforming and various other plastic forming method.

14.  Representations of Licensor.  The Licensor represents the following:

a. that the licensor is the exclusive owner of all rights to any potential patent, has the right to grant this exclusive license, and has not granted to any other person, firm or corporation any right, license, shop right, or privilege thereunder;

b. that the Licensor has at no time filed, or caused to be filed, applications for letters patent, or obtained in its name, or caused to be obtained in the name of others, any letters patent in the United States or elsewhere, relating to the Invention or articles similar thereto.

15. Necessary Aid and Information. The Licensor shall furnish to the Licensee, its nominees, or patent attorneys all information and documents relating to the technology, trade secrets, potential patents, etc., which are necessary to enable the Licensee to prosecute the patent applications and to conduct operations under the terms of this agreement. The Licensor shall not reveal such information or any information relating thereto to any other person without the approval of the Licensee.

16. Patents. Any letters patent issued on such technology and its improvements shall be the exclusive property of the Licensor, subject to the license hereby granted. The Licensee shall prepare, file and prosecute, in the name of the
Licensor but at its own expense, applications for the letters patent of the United States for the Invention and all improvements hereafter made by the Licensor, Licensee or sublicensees. The Licensor shall, without further consideration, at the request of the Licensee, do all acts necessary for obtaining, sustaining, reissuing, or extending any letters patent and shall give testimony and otherwise provide evidence in cases of interference.

17. License Year. A license year shall be a period of one-year starting on January 1 of one year and ending on December 31 of the same year.

18.  Royalties.  The Licensee shall pay and deliver to the Licensor:

a.  $1,000 by certified check upon the execution of this agreement.

b. Royalties equivalent to 5% of gross sales of any products in which the Technology is embodied.

19. Payment of Royalties. The Licensee shall at all times keep an accurate account of all operations under the scope of this license, shall render written statements thereof to the Licensor within 30 days after every quarter-annual period of each license year during the life of this agreement, and shall pay to the Licensor with each such statement the amount of all royalties earned during the corresponding quarter-annual period. The Licensor shall have the right, at its own expense and not more often than once in each quarter-annual period, to have the Licensee's books examined for the purpose of verifying such royalty statements. In all sublicensing agreements, the Licensee shall procure for the Licensor a similar right to have the books of the sublicensee examined for the purpose of verifying royalty statements.

20.  Covenants of licensee.  The Licensee covenants as follows:

a.  The  Licensee   shall  in  good  faith  and  with   diligence   conduct  all
manufacturing, marketing, and other operations in accordance with the best business customs of its industry.

21. Term. This license shall continue indefinitely so long as revenues are generated as a result of building systems technologies being brought to Daedalus Building System, Inc., subject to the following:

a. If royalty payments to the Licensor are in arrears for 60 days after the due date, or if the Licensee defaults in performing any of the other terms of this agreement and continues in default for a period of 60 days, of if the Licensee is adjudicated a bankrupt or becomes insolvent, or enters into a composition with creditors, or if a receiver is appointed for it, then the Licensor shall have the right to terminate this agreement upon giving notice to the Licensee ten days before the time when such termination is to take effect, and if the cause for such notice is not cured within the ten days, then at the expiration of the ten days the agreement shall terminate, without prejudice to any moneys due or to become due to the Licensor under this agreement, and without prejudice to any other rights of the Licensor.

b. Upon termination of this agreement for any cause, the Licensee shall duly account to the Licensor and shall transfer to him all rights which it may possess in sublicenses, letters patent, inventions, trade names, and trademarks, relating to the Invention/technology.

22. Infringement. The Licensee shall defend at its own expense all infringement suits that may be brought against is on account of the manufacture, use or sale of the Invention/technology, and when information is brought to its attention indicating that others without license are unlawfully infringing on the rights granted in this agreement, it shall prosecute diligently any infringer at its own expense. In connection with such suits, the Licensor shall, at the expense and at the request of the Licensee, give evidence and execute such documents as the Licensee may require.

23. Notice. Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified mail to the address of the party set forth herein, unless that party shall give notice of a different address. The date of notice shall be the date of mailing. Any notices under this Agreement shall also be delivered to:

If to DBS:    Daedalus Building Systems, Inc.
8653 Richmond Highway
Alexandria, Virginia  22309

If to TDP: The Daedalus Project, Inc.
8653 Richmond Highway
Alexandria, Virginia 22309

With copies to:  Herbert S. Rosenblum, Esquire
Post Office Box 58
Alexandria, VA  22313-0058

24. Assignment. The Licensee shall not have the right to assign this agreement without the prior written consent of the Licensor.

25.  Arbitration.   Any  dispute  under  this  agreement  shall  be  settled  in
Alexandria, Virginia by arbitration pursuant to the rules, then obtaining, of the American Arbitration Association.

In witness whereof the parties have executed this agreement on the date first set forth above.

SELLER AND LICENSOR:
The Daedalus Project, Inc.

/s/
Edward A. McCulloch
President


PURCHASER AND LICENSEE:
Daedalus Building Systems, Inc.

/s/
Patricia L. Espino-Nayar
Vice President

                                  EXHIBIT 10.5
                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") is made and entered into effective as of the first day of December, 1999, by and between DAEDALUS BUILDING SYSTEMS, INC, a Delaware Corporation (hereinafter "Employer") and EDWARD A. McCULLOCH (hereinafter "Employee").

WHEREAS, Employer is engaged in the business of manufacturing and selling building systems to build housing units worldwide, and desires to employ Employee to act as President and CEO; and

WHEREAS, Employee desires to accept employment to act as President and CEO and as an employee of Employer; and

WHEREAS, Employer has offered Employee reasonable compensation in consideration for such employment pursuant to certain terms and conditions set forth herein and Employee hereby accepts such offer.

NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1. Term. The term of Employee's employment under this Agreement shall commence on December 1, 1999, and shall continue thereafter until November 30, 2002, except as otherwise provided herein (the "Term").

2. Duties and Services. Employee agrees to devote appropriate time and attention to the business of Employer for the benefit of Employer. The expenditure of reasonable amounts of time for other business activities shall not be deemed a breach of this Agreement, provided such activities do not materially interfere with the services to be rendered hereunder. Any outside employment must be pre-approved by the Employer, except for employment by companies now known as Daedalus Products, Inc., Daedalus IT, Inc., or any of the Chesapeake companies.

3. Compensation. As compensation for services provided by Employee and as long as Employee is not in default hereunder, Employer shall pay Employee per annum as follows: Year 1 the sum of $ 225,000.00; Year 2 the sum of $ 275,000.00; Year 3 the sum of $ 325,000.00. The compensation shall be paid periodically in accordance with Employer's normal payroll procedures; provided, however, that compensation payable to Employee after the Term shall be payable in accordance with Section 11 of this Agreement. Further, at the option of the Employer, the Employee may be paid a bonus based upon the financial condition of the company and upon consideration of Employee's contributions to the company.

     4.  Disclosure and Ownership of Information.

a. Employee recognized and agrees that the business of Employer and its business interests require a confidential relationship between Employer and its employees and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, business lists, business information, business files and other knowledge of business which will be or have been conceived, developed or learned by Employee during Employee's course of employment with Employer. Accordingly, during Employee's term of employment with Employer and thereafter, Employee will: (i) keep secret and confidential all such information, trade secrets, trade practices, prospects, transactions, business lists, business information, business files and other business practices of Employer; (ii) not use or aid others in using, directly or indirectly, the same in competition with Employer; and (iii) will not contact or solicit the customers, employees or creditors of Employer in any manner which relates to any business engaged in by Employer.

b. Notwithstanding anything to the contrary in subsection (a) of this section, Employer and Employee agree that all housing related inventions, housing related ideas, housing related plans, housing related reports, or housing related processes which are conceived, invented, prepared or developed primarily by Employee during Employee's employment with the Employer shall be the sole and exclusive property of Employer.

c. Employer and Employee agree that all inventions, ideas, plans, reports, prospects or processes or other results of labor which are conceived, invented, prepared or developed, in whole or in part, during Employee's employment with the employer, by or with the assistance of Employee and with or without the assistance of Employer or other employees of Employer shall be the sole and exclusive property of Employer, and Employee shall, upon request by Employer at any time, execute assignments of the same or other similar documents in favor of Employer.

d. During the term of this Agreement, Employee shall have access to and become acquainted with various trade secrets and/or confidential or proprietary information, including but not limited to protocols, procedures, policies, business or strategic plans, business accounts, financial information, contracts, risk management or quality assurance information, and other records of Employer (some of which may be developed in part by Employee under this Agreement), which items are owned exclusively by Employer and, to the extent created by Employee, shall be deemed work for hire, and used in the operation of its business (the "Confidential Information"). Employee acknowledges that the Confidential Information is secret, confidential and proprietary to Employer and has been disclosed to and/or obtained by Employee in confidence and trust for the sole purpose of using the same for the sole benefit of Employer. During his employment and after the termination or expiration of his employment, Employee shall not divulge any of the Confidential Information to any other person or entity or use the Confidential Information for his own benefit or for the benefit of any other person or entity, without the prior written consent, Employer, which consent may be withheld in its sole discretion.

e. The parties agree that the terms of this Section 4 shall survive termination or expiration of this Agreement. The existence of any claim or cause of action against Employer by Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement of this Section.

5. Covenant Not to Compete.

a. Employee agrees that while employed by Employer, Employee will not, directly or indirectly, own, operate, participate in, undertake any employment with or have any interest in any business enterprise which is competitive with the business engaged in by Employer; provided, that this section shall not be interpreted to limit the activities of the Employee when such Employee is acting as the agent of Employer.

b. For a period of sixty (60) months following the termination of employment hereunder, Employee shall not, directly or indirectly, own, operate, participate in, undertake any employment with or have any interest in any business which is involved in providing housing or dwelling units made of composites or other materials.

6. Damages for Breach of Sections 6 and 7. In the event Employee breaches or threatens to breach any of the covenants contained in Sections 6 or 7 hereof, Employer shall have any and all rights and remedies at law or in equity against Employee, including, but not limited to, the right to obtain compensatory damages from Employee. Employer may offset any amounts due Employee from Employer against amounts due Employer hereunder. The rights and remedies provided in this Section are in addition to any and all rights and remedies Employer has, including the right of injunction, pursuant to Section 16 hereof. Upon request of Employer, Employee shall submit to arbitration as provided in
Section 19 hereof.

7. Reasonableness of Restrictions.

(a) Employee has carefully read and considered the provisions of Paragraph 6, 7 and 8 and, having done so, agrees that the restrictions set forth in these paragraphs, including, but not limited to, the time period of restriction are fair and reasonable and are reasonably required for the protection of the interests of employer and its officer, directors, shareholders and other employees.

(b) In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 6, 7 and 8 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of the said Paragraphs relating to the time period shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas or amount such court deems reasonable and enforceable, the time period deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period.

8. Benefit Plans. Employee shall be provided the opportunity to participate in any group health and life insurance plans, medical reimbursement plans, pension plans, profit sharing plans, and any other employee benefit plans or other fringe benefits available to other physician employees of Employer, whether now existing or hereafter created. Additionally, the employee will be provided the opportunity to participate in any program of higher education, at the expense of the company, so long as it relates directly to the business of the Employer and to the functions for which the Employee is employed.

9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the employer at its principal place of business and to the Employee at his or her last known residential address.

10. Arbitration; Injunctive Relief. Except as otherwise provided in Section 8 hereof, any dispute or controversy arising under this Agreement and relating to damages shall be settled by submitting the same to arbitration under the commercial rules of the American Arbitration Association, as then in effect, in Alexandria, Virginia. Any decision or determination from such an arbitration proceeding shall be final and binding and may be entered in any court having jurisdiction thereof, unless the decision or determination is in manifest disregard of the applicable law. Employee and Employer acknowledge, however, that in many situations damages are an inadequate remedy at law for the breach of many of the terms hereof (including, but not limited to, the covenants of Employee contained in Sections 6 and 7 hereof) and, accordingly, Employer is hereby granted and shall have the right of injunction (any requirements for posting of bonds for injunction are hereby expressly waived), and such other and further relief in equity as Employer may be entitled to receive under the laws of the Commonwealth of Virginia, in the event Employee breaches or threatens to breach any of the covenants or agreements contained herein. In the event any provisions hereof shall be modified or held ineffective by any arbitrator or any court in any respect, such determination or adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law.

11. Entire Agreement. The Agreement represents the entire and final agreement between the parties. The parties hereto have read the terms and conditions of their Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced.

12. Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Virginia and shall be enforceable in Alexandria or Fairfax, Virginia, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. This Agreement may be amended only in a writing signed by Employer and Employee. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any part or of any other provision hereof. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by Employer, and employer shall be free to reinstate any such term or condition, with or without notice to Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the first date stated above.

EMPLOYER
========
DAEDALUS BUILDING SYSTEMS, INC.

/s/
Name: PATRICIA L. ESPINO-NAYAR
Vice President

EMPLOYEE:
========

/s/
EDWARD A. McCULLOCH

                                  EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") is made and entered into effective as of the first day of December, 1999, by and between DAEDALUS BUILDING SYSTEMS, INC, a Delaware Corporation (hereinafter "Employer") and DAVID LIGHTBODY (hereinafter "Employee").

WHEREAS, Employer is engaged in the business of manufacturing and selling building systems to build housing units worldwide, and desires to employ Employee to act as Executive Vice President; and

WHEREAS, Employee desires to accept employment to act as Executive Vice President and as an employee of Employer; and

WHEREAS, Employer has offered Employee reasonable compensation in consideration for such employment pursuant to certain terms and conditions set forth herein and Employee hereby accepts such offer.

NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1. Term. The term of Employee's employment under this Agreement shall commence on December 1, 1999, and shall continue thereafter until November 30, 2002, except as otherwise provided herein (the "Term").

2. Duties and Services. Employee agrees to devote appropriate time and attention to the business of Employer for the benefit of Employer. The expenditure of reasonable amounts of time for other business activities shall not be deemed a breach of this Agreement, provided such activities do not materially interfere with the services to be rendered hereunder. Any outside employment must be pre-approved by the Employer, except for employment by companies now known as Daedalus Products, Inc., Daedalus IT, Inc., or any of the Chesapeake companies.

3. Compensation. As compensation for services provided by Employee and as long as Employee is not in default hereunder, Employer shall pay Employee per annum as follows: Year 1 the sum of $ 130,000.00; Year 2 the sum of $ 160,000.00; Year 3 the sum of $ 190,000.00. The compensation shall be paid periodically in accordance with Employer's normal payroll procedures; provided, however, that compensation payable to Employee after the Term shall be payable in accordance with Section 11 of this Agreement. Further, at the option of the Employer, the Employee may be paid a bonus based upon the financial condition of the company and upon consideration of Employee's contributions to the company.

4.  Disclosure and Ownership of Information.

a. Employee recognized and agrees that the business of Employer and its business interests require a confidential relationship between Employer and its employees and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, business lists, business information, business files and other knowledge of business which will be or have been conceived, developed or learned by Employee during Employee's course of employment with Employer. Accordingly, during Employee's term of employment with Employer and thereafter, Employee will: (i) keep secret and confidential all such information, trade secrets, trade practices, prospects, transactions, business lists, business information, business files and other business practices of Employer; (ii) not use or aid others in using, directly or indirectly, the same in competition with Employer; and (iii) will not contact or solicit the customers, employees or creditors of Employer in any manner which relates to any business engaged in by Employer.

b. Notwithstanding anything to the contrary in subsection (a) of this section, Employer and Employee agree that all housing related inventions, housing related ideas, housing related plans, housing related reports, or housing related processes which are conceived, invented, prepared or developed primarily by Employee during Employee's employment with the Employer shall be the sole and exclusive property of Employer.

c. Employer and Employee agree that all inventions, ideas, plans, reports, prospects or processes or other results of labor which are conceived, invented, prepared or developed, in whole or in part, during Employee's employment with the employer, by or with the assistance of Employee and with or without the assistance of Employer or other employees of Employer shall be the sole and exclusive property of Employer, and Employee shall, upon request by Employer at any time, execute assignments of the same or other similar documents in favor of Employer.

d. During the term of this Agreement, Employee shall have access to and become acquainted with various trade secrets and/or confidential or proprietary information, including but not limited to protocols, procedures, policies, business or strategic plans, business accounts, financial information, contracts, risk management or quality assurance information, and other records of Employer (some of which may be developed in part by Employee under this Agreement), which items are owned exclusively by Employer and, to the extent created by Employee, shall be deemed work for hire, and used in the operation of its business (the "Confidential Information"). Employee acknowledges that the Confidential Information is secret, confidential and proprietary to Employer and has been disclosed to and/or obtained by Employee in confidence and trust for the sole purpose of using the same for the sole benefit of Employer. During his employment and after the termination or expiration of his employment, Employee shall not divulge any of the Confidential Information to any other person or entity or use the Confidential Information for his own benefit or for the benefit of any other person or entity, without the prior written consent, Employer, which consent may be withheld in its sole discretion.

e. The parties agree that the terms of this Section 4 shall survive termination or expiration of this Agreement. The existence of any claim or cause of action against Employer by Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement of this Section.

5.  Covenant Not to Compete.

a. Employee agrees that while employed by Employer, Employee will not, directly or indirectly, own, operate, participate in, undertake any employment with or have any interest in any business enterprise which is competitive with the business engaged in by Employer; provided, that this section shall not be interpreted to limit the activities of the Employee when such Employee is acting as the agent of Employer.

b. For a period of sixty (60) months following the termination of employment hereunder, Employee shall not, directly or indirectly, own, operate, participate in, undertake any employment with or have any interest in any business which is involved in providing housing or dwelling units made of composites or other materials.

6. Damages for Breach of Sections 6 and 7. In the event Employee breaches or threatens to breach any of the covenants contained in Sections 6 or 7 hereof, Employer shall have any and all rights and remedies atlaw or in equity against Employee, including, but not limited to, the right to obtain compensatory damages from Employee. Employer may offset any amounts due Employee from Employer against amounts due Employer hereunder. The rights and remedies provided in this Section are in addition to any and all rights and remedies Employer has, including the right of injunction, pursuant to Section 16 hereof. Upon request of Employer, Employee shall submit to arbitration as provided in
Section 19 hereof.

7.  Reasonableness of Restrictions.

(a) Employee has carefully read and considered the provisions of Paragraph 6, 7 and 8 and, having done so, agrees that the restrictions set forth in these paragraphs, including, but not limited to, the time period of restriction are fair and reasonable and are reasonably required for the protection of the interests of employer and its officer, directors, shareholders and other employees.

(b) In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 6, 7 and 8 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of the said Paragraphs relating to the time period shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas or amount such court deems reasonable and enforceable, the time period deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period.

8. Benefit Plans. Employee shall be provided the opportunity to participate in any group health and life insurance plans, medical reimbursement plans, pension plans, profit sharing plans, and any other employee benefit plans or other fringe benefits available to other physician employees of Employer, whether now existing or hereafter created. Additionally, the employee will be provided the opportunity to participate in any program of higher education, at the expense of the company, so long as it relates directly to the business of the Employer and to the functions for which the Employee is employed.

9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the employer at its principal place of business and to the Employee at his or her last known residential address.

10. Arbitration; Injunctive Relief. Except as otherwise provided in Section 8 hereof, any dispute or controversy arising under this Agreement and relating to damages shall be settled by submitting the same to arbitration under the commercial rules of the American Arbitration Association, as then in effect, in Alexandria, Virginia. Any decision or determination from such an arbitration proceeding shall be final and binding and may be entered in any court having jurisdiction thereof, unless the decision or determination is in manifest disregard of the applicable law. Employee and Employer acknowledge, however, that in many situations damages are an inadequate remedy at law for the breach of many of the terms hereof (including, but not limited to, the covenants of Employee contained in Sections 6 and 7 hereof) and, accordingly, Employer is hereby granted and shall have the right of injunction (any requirements for posting of bonds for injunction are hereby expressly waived), and such other and further relief in equity as Employer may be entitled to receive under the laws of the Commonwealth of Virginia, in the event Employee breaches or threatens to breach any of the covenants or agreements contained herein. In the event any provisions hereof shall be modified or held ineffective by any arbitrator or any court in any respect, such determination or adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law.

11. Entire Agreement. The Agreement represents the entire and final agreement between the parties. The parties hereto have read the terms and conditions of their Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced.

12. Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Virginia and shall be enforceable in Alexandria or Fairfax, Virginia, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. This Agreement may be amended only in a writing signed by Employer and Employee. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any part or of any other provision hereof. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by Employer, and employer shall be free to reinstate any such term or condition, with or without notice to Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the first date stated above.

EMPLOYER
========

DAEDALUS BUILDING SYSTEMS, INC.

/s/
EDWARD A. McCULLOCH
President

EMPLOYEE
========

/s/
DAVID LIGHTBODY

                                  EXHIBIT 10.7

                                   L E A S E

THIS LEASE, made in quadruplicate, this 1st day of November, 1999, by and between CHESAPEAKE SERVICES CORPORATION, a Virginia Corporation, hereinafter referred to as "Lessor", and DAEDALUS BUILDING SYSTEMS, INC., a Delaware Corporation, hereinafter referred to as "Lessee."

                              W I T N E S S E T H:

1. PREMISES. The Lessor does demise and let unto the Lessee, and Lessee does lease and take from the Lessor, for the term and upon the restrictions and conditions as set forth in this Lease, the first floor of the premises, consisting of 4,556 square feet, inclusive of land, building and structures, located at 8653 Richmond Highway, Alexandria, Virginia 22309, together with all alley rights and parking rights, if any, easements, rights of way, and appurtenances in connection therewith or thereunto belonging.

2. USE OF LEASED PREMISES.

a. Use. Lessee shall occupy and use the demised premises for the operation of an office and facilities for Lessee. Lessee shall not permit any conduct, which, in the opinion of Lessor, is disreputable.

b. Compliance with Laws. The lessee shall comply with all federal, state, or municipal laws, ordinances and regulations dealing with the use of the demised premises, and will save the Lessor harmless from any damage, penalty, or charge imposed or incurred for the violation of any such laws, ordinances, or regulations, whether occasioned by the Lessee, its agents, or any other person using or present upon the demised premises.

c. Waste and Quiet Conduct. The Lessee shall not commit or suffer to be committed any waste or any nuisance upon the demised premises. The Lessee shall keep the demised premises reasonably clean and free of trash, waste paper and other litter.

d. Utilities and Service. Lessee shall, throughout the term of this Lease, pay for all electricity, gas, water and every other service, commodity, or article which may be furnished and supplied to it or to the demised premises.

e. Lessor's Right to Enter. The Lessee shall permit the Lessor and its authorized agents, at all reasonable times during the period of this Lease, to enter upon the demised premises for the purpose of inspecting them.

3. POSSESSION. The Lessor agrees to deliver to Lessee physical possession of the demised premises upon the commencement of the term hereof, free and clear of all tenants and occupants and the rights of either. Lessee agrees to deliver to the Lessor physical possession of the demised premises upon the termination of the term hereof or any extension thereof, in good condition, and repair, reasonable wear, damage by fire, or damage from any other cause not directly attributable to the negligence of Lessee excepted.

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES
                           AND STATE OF INCORPORATION

Daedalus Composites, Inc.  - Ontario, Canada

Daedalus-Cambridge, Inc. - Ontario, Canada

                                  EXHIBIT 23.1
PANNELL KERR FOSTER PC
FAIRFAX, VIRGINIA
DECEMBER 30, 1999



CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the inclusion in the registration statement on Form SB-2 of Daedalus Building Systems, Inc. (Daedalus), of our report dated December 10, 1999 on Daedalus' consolidated financial statements as of October 31, 1999 and for the period May 20, 1999 (inception) to October 31, 1999, and to the reference of our firm as experts.


/s/
Pannell Kerr Foster PC